As filed with the Securities and Exchange Commission on July 12, 2006

Registration No. 333-130360

333-130360-01

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

PRE-EFFECTIVE AMENDMENT NO. 2 TO FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nuveen Commodities Income and Growth Fund

Nuveen Commodities Income and Growth Master Fund LLC

(Rule 140 Co-Registrant)

(Exact name of Registrant as specified in its charter)

Delaware	6799	20-6750075 (Registrant) 20-3902564 (Co-Registrant)
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

333 West Wacker Drive

Chicago, Illinois 60606

(800) 257-8787

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John P. Amboian

Principal Executive Officer

333 West Wacker Drive

Chicago, Illinois 60606

(800) 257-8787

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stacy H. Winick, Esq.

Donald S. Weiss, Esq.

Bell, Boyd & Lloyd LLC

70 West Madison Street

Chicago, Illinois 60602

(312) 372-1121

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Units of Beneficial Interest (“Shares”) of Nuveen Commodities Income and Growth Trust	1,000,000 Shares	$25.00	$25,000,000	$2,675.00

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	All of which has previously been paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus and disclosure document is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus and disclosure document is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [                    ], 2006

P R E L I M I N A R Y   P R O S P E C T U S

[                    ] Shares

Nuveen Commodities Income and Growth Fund

Nuveen Commodities Income and Growth Master Fund LLC

The Nuveen Commodities Income and Growth Fund is a commodity pool. The Fund issues shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. The Fund’s primary investment objective is to seek total return through broad exposure to the commodities markets. The Fund’s secondary objective is to generate attractive risk-adjusted total return compared to investments in traditional passively managed commodity indexes. The manner in which the Fund intends to pursue its investment objectives is discussed starting on page 2. Nuveen Commodities Asset Management, LLC will be the manager of the Fund. Gresham Investment Management LLC will be responsible for investing the Fund’s assets in commodity futures and forward contracts and implementing a risk management program of systematically purchasing and selling commodity options that is designed to moderate the overall risk and return characteristics of the portfolio. Nuveen Asset Management, an affiliate of the manager, will be responsible for investing the Fund’s debt instruments used as collateral. The Fund is organized as a Delaware statutory trust.

Investing in the Fund involves significant risks. See “Risk Factors” starting on page 14.

•	Because the Fund is newly organized, its shares have no history of public trading and the Fund does not have any performance history.

•	Fund shares are subject to investment risk, including the possible loss of the entire amount of your investment.

•	Investments in commodities have a high degree of price variability, and are subject to rapid and substantial changes.

•	The Fund may not be able to achieve its investment objectives.

The Fund has applied to have its shares listed for trading on the American Stock Exchange under the trading or “ticker” symbol “[    ].” Investors must purchase at least 100 shares in this offering.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. NEITHER THE MASTER FUND NOR THE FUND IS A MUTUAL FUND OR ANY OTHER TYPE OF “INVESTMENT COMPANY” WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND NEITHER IS SUBJECT TO REGULATION THEREUNDER. THE COMMODITY FUTURES TRADING COMMISSION (“CFTC”) HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE CFTC PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT. This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together and both contain important information.

	Per Share	Total(2)
Public Offering Price	$25.00	$
Underwriting Discounts and Commissions
Estimated Offering Expenses(1)
Proceeds to the Fund

(1)	Total expenses of issuance and distribution (other than underwriting discounts and commissions) are estimated to be $[ ].
(2)	The Fund has granted the underwriters an option to purchase up to $[ ] of additional shares at the Public Offering Price less the Underwriting Discounts and Commissions, solely to cover over-allotments, if any. If such option is exercised in full, the total Public Offering Price, Underwriting Discounts and Commissions, Estimated Offering Expenses and Proceeds to the Fund will be $[ , $ , $ and $ ], respectively. See “Underwriting.”

The underwriters expect to deliver the shares to purchasers on or about [            ], 2006.

Nuveen Investments, LLC

The date of this prospectus is [            ], 2006.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT AND OTHER REGULATORY NOTICES

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. LARGE TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS PROSPECTUS CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL ON PAGE 13 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, BEGINNING ON PAGE 11.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS PROSPECTUS, INCLUDING THE DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING ON PAGE 15.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

THE BOOKS AND RECORDS OF THE MASTER FUND AND THE FUND WILL BE MAINTAINED AT THE OFFICES OF NUVEEN COMMODITIES ASSET MANAGEMENT, LLC, AND WILL OTHERWISE BE MAINTAINED IN ACCORDANCE WITH THE RULES OF THE COMMODITY FUTURES TRADING COMMISSION.

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

NEITHER THIS POOL OPERATOR NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. NEITHER THE FUND NOR THE MASTER FUND HAS AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THE FUND IS NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

i

This prospectus contains information you should consider when making an investment decision about the shares. You may rely on the information contained in this prospectus. None of the Master Fund, the Fund, or the manager have authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the shares in any jurisdiction where the offer or sale of the shares is not permitted. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus.

Until , 2006 (25 days after the date of this prospectus), all dealers effecting transactions in the offered Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

NUVEEN COMMODITIES INCOME AND GROWTH FUND

Master-Feeder Structure and Principal Participants

(1)	Nuveen Commodities Asset Management, LLC and Nuveen Asset Management are wholly owned subsidiaries of Nuveen Investments, Inc.
(2)	Nuveen Investments, LLC, a wholly owned subsidiary of Nuveen Investments, Inc., and [ ] will act as Managing Underwriters and may engage dealers who are members of the National Association of Securities Dealers, Inc. to participate in the selling group.

PROSPECTUS SUMMARY

This is only a summary. You should review the more detailed information contained elsewhere in this prospectus, including the Glossary appearing at the end of “Part Two: Statement of Additional Information,” which contains explanations of capitalized or other frequently used terms, to understand the offering fully.

The Fund

Nuveen Commodities Income and Growth Fund, a newly organized Delaware statutory trust, is a commodity pool. The Fund was organized as a statutory trust under Delaware law on December 7, 2005. The Fund is operated pursuant to a Declaration of Trust, which is included as Exhibit [            ] to this prospectus. The Fund will invest all of its assets in Nuveen Commodities Income and Growth Master Fund LLC, which is organized as a Delaware limited liability company. The Fund issues shares, which represent units of fractional undivided beneficial interest in, and ownership of, the Fund. After the initial offering, the shares may be purchased and sold on the American Stock Exchange. The Fund’s principal office is located at 333 West Wacker Drive, Chicago, Illinois 60606. The main telephone number is (800) 257-8787.

The Master Fund

Nuveen Commodities Income and Growth Master Fund LLC is a newly organized Delaware limited liability company. The Master Fund was organized as a limited liability company under Delaware law on December 7, 2005. The Master Fund is operated pursuant to a Limited Liability Company Agreement, which is included as Exhibit [    ] to this prospectus. It is managed by Nuveen Commodities Asset Management, LLC, which is registered as a commodity pool operator and commodity trading advisor with the National Futures Association. The Master Fund will issue units that represent fractional undivided membership interests in the ownership of the Master Fund. The Master Fund’s principal office is located at 333 West Wacker Drive, Chicago, Illinois 60606. The main telephone number is (800) 257-8787.

The Master-Feeder Structure

The Fund will invest all of its assets in the Master Fund. The Fund will hold no investment assets other than Master Fund units. The Fund will own approximately 99% of the Master Fund units, and the manager will own the remaining Master Fund units. No additional investors in the Master Fund will be solicited. The investment results of the Fund will be directly and completely dependent on the investment results of the Master Fund.

Listing

The Fund has applied to have its shares listed for trading on the American Stock Exchange under the trading or “ticker” symbol “[            ].” Secondary market purchases and sales of shares will be subject to ordinary brokerage commissions and charges.

The Offering

The Fund is offering [                    ] shares at $25.00 per share through a group of underwriters led by [                ] and Nuveen Investments, LLC (“Nuveen”). Until the completion of this offering, no Fund shares will be outstanding. The offering price of $25.00 per share was determined on an arbitrary basis by the manager. You must purchase

at least 100 shares in this offering. The Fund has given the underwriters an option to purchase up to [                ] additional shares to cover orders in excess of [                ] shares. See “Underwriting.”

Investment Objectives

The Fund’s primary investment objective is to seek total return through broad exposure to the commodities markets. The Fund’s secondary objective is to generate attractive risk-adjusted total return compared to investments in traditional passively managed commodity indexes. The Fund intends to pursue its investment objectives by investing all of its assets in the Master Fund, which in turn intends to pursue the investment objectives by utilizing:

•	an actively managed, rules-based commodity investment strategy (called TAPSM), whereby the Master Fund will invest in a diversified basket of commodity futures and forward contracts with an aggregate notional value substantially equal to the net assets of the Master Fund; and

•	a risk management program designed to moderate the overall risk and return characteristics of the Master Fund’s commodity investments.

In pursuing the risk management program, the Master Fund will (i) purchase “out-of-the-money” commodity put options for protection against significant asset value declines and (ii) write (sell) “out-of-the-money” commodity call options to obtain option premium cash flow, in each case on individual futures and forward contracts, on baskets of commodities or on broad based commodity indices. By utilizing this risk management program, the manager believes that it may favorably reduce the potential volatility of returns from the Master Fund’s portfolio and thereby generate an attractive risk-adjusted return.

TAPSM and the risk management program are sometimes collectively referred to as TAP PLUSSM. The Fund cannot assure you that it will achieve its investment objectives. See “Risk Factors” and “The Master Fund’s Investments.”

Overview of Commodity Investment Strategy and Risk Management Program

The Master Fund will typically (i) invest in commodity futures and forward contracts that are traded on U.S. and non-U.S. exchanges, (ii) purchase put, and sell call, options on commodity futures and forward contracts that are traded on U.S. and non-U.S. exchanges, and (iii) purchase over-the-counter (commonly referred to as OTC) commodity put options pursuant to negotiated, bi-lateral arrangements.

Approximately 15% of the Fund’s assets will be initially committed as “initial” and “variation” margin to secure the long futures and forward contract positions. These assets will be placed in one or more commodity futures accounts maintained by the Fund at Lehman Brothers Inc., the

Fund’s clearing broker, and will be invested in cash, U.S. Treasury bills and other U.S. Government instruments. The remaining assets of the Fund that are used to support the Fund’s commodity investments will be invested in short-term, investment grade debt instruments. As part of the risk management program, the Fund expects to generate positive cash flow from its commodity option writing activities sufficient to cover the cost of purchasing put options. On an absolute basis, the Fund does not expect that the cost to purchase the put options at any one time will exceed 5% of the value of the Fund’s net assets.

The Master Fund will make commodity investments in the following commodity groups:

•	energy;

•	industrial metals;

•	livestock;

•	agriculturals;

•	precious metals; and

•	tropical foods and fibers.

See “The Master Fund’s Investments” on pages 23-24 for a list of commodity contracts that the Master Fund may invest in and the exchanges on which they currently trade with the greatest dollar volume.

The Master Fund also may invest in other commodity contracts that are presently, or may hereafter become, the subject of commodity futures investing. Except for certain limitations described herein, there are no restrictions or limitations on the specific commodity investments in which the Master Fund may invest.

The manager has selected Gresham Investment Management LLC (sometimes referred to as Gresham or the commodity subadvisor) to manage the Master Fund’s commodity investment strategy and its risk management program.

Commodity Investment Strategy.    The commodity subadvisor will invest on a notional basis substantially all of the Master Fund’s assets in commodity futures and forward contracts pursuant to Gresham’s proprietary Tangible Asset ProgramSM which is referred to as TAPSM, an actively managed, rules-based commodity investment strategy. TAPSM is fundamental in nature and is designed to maintain consistent, fully collateralized exposure to commodities as an asset class. Gresham bases its investment decisions on systematic calculations of the values of global commodity production and total U.S. dollar trading volume on commodities futures and forwards exchanges. See “Management of the Fund and the Master Fund—Commodity Subadvisor.”

Risk Management Program.    Pursuant to the risk management program, the Master Fund will:

•	purchase commodity put options that are 8 to 12% “out-of-the-money” on a continual basis on all or substantially all of the notional value of its commodity futures and forward contract positions; and

•	write (or sell) commodity call options that are 5 to 10% “out-of-the-money” on a continual basis on approximately 50% of the notional value of each of its commodity futures and forward contract positions.

In order to seek protection against significant declines in the net asset value of the Fund’s shares due to declines in the Master Fund’s commodity investments, the Master Fund will purchase put options on broad based commodity indices, such as the Dow Jones®/AIG Commodity Index® (“DJ/AIGCI”) or the Goldman Sachs Commodity Index (“GSCI”), or on custom indices, whose prices are expected to closely correspond to at least a substantial portion of the long commodity futures and forward contracts held by the Master Fund. The Master Fund also may purchase put options on baskets of commodities and on individual futures and forward contracts held by it. It is expected that these put options will be substantially “out of the money” at the time of purchase, which reduces the premiums the Master Fund will pay, but means that the put options will protect against only large losses of value.

The Master Fund will write call options on individual futures and forward contracts held by it, on baskets of commodities or on broad based commodity indices, such as the DJ/AIGCI or the GSCI, whose prices are expected to closely correspond to at least a substantial portion of the commodity futures and forward contracts held by the Master Fund. The Master Fund will write commodity call options on approximately 50% of each of its commodity futures and forward contracts. The excess cash flows derived from selling call options, less the cost of purchasing put options, is referred to as “net option premium cash flow.” Regardless of the price performance of the commodity futures or forward contract, the Master Fund will retain the net option premium cash flow received by the Master Fund.

Debt Instruments Used as Collateral

The Master Fund’s investments in commodity futures and forward contracts, options on commodity futures and forward contracts and OTC commodity put options generally will not require significant outlays of principal. To support its commodity investments, the Master Fund anticipates that it will maintain significant collateral that will be invested in short-term debt instruments with maturities of up to 2 years that, at the time of investment, are investment grade quality, including obligations issued or guaranteed by the U.S.

government, its agencies and instrumentalities, corporate obligations and asset-backed securities. A debt instrument is considered investment grade quality if it is rated within the four highest grades (BBB- or Baa3 or better by Standard & Poor’s Corporation, a division of The McGraw Hill Companies (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings (“Fitch”)) by two or more nationally recognized statistical rating organizations that rate such instrument, or if it is unrated but judged to be of comparable quality. The Master Fund expects to maintain a portfolio of debt instruments with an average credit quality of AA (or A1/P1 with respect to short-term instruments).

The manager has selected Nuveen Asset Management (sometimes referred to as the collateral subadvisor) to manage the Master Fund’s investments in debt instruments.

Special Risk Considerations	An investment in the Fund involves a high degree of risk. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 14.

•	The Fund and the Master Fund are newly organized with no history of operations. Therefore, there is no performance history for the Fund or the Master Fund to serve as a basis for you to evaluate an investment in the Fund. The manager has not previously operated a commodity pool.

•	An investment in the Fund’s shares is subject to investment risk, including the possible loss of the entire amount that you invest.

•	Investments in commodity futures and forward contracts, options on commodity futures and forward contracts and OTC commodity put options have a high degree of price variability and are subject to rapid and substantial changes. The Master Fund could incur significant losses on its commodity investments. The Master Fund may not be able to achieve the Fund’s investment objectives.

•	If the Master Fund, and consequently the Fund, experience more losses than gains during the period you hold shares, you will experience a loss even if the Master Fund’s and the Fund’s historical performance is positive.

•	Because the Master Fund will purchase commodity put options that are approximately 8 to 12% “out-of-the-money,” the Master Fund will not be fully protected against a market decline under all circumstances.

•	To the extent the Master Fund purchases commodity put options that are not exchange-traded, there will be counterparty risk.

•	As the writer of call options for which a premium is received, the Master Fund will forego the right to any appreciation in the value of each commodity futures or forward contract in its portfolio that effectively underlies a call option to the extent the value of the commodity futures or forward contract exceeds the exercise price of such option on or before the expiration date.

•	The return performance of the Master Fund’s commodity futures and forward contracts may not parallel the performance of the commodities or indexes that serve as the basis for the options bought or sold by the Master Fund; this basis risk may reduce the Master Fund’s overall returns.

•	The Fund is subject to numerous conflicts of interest, including those that arise because:

—	the Master Fund’s commodity subadvisor, commodity brokers and their principals and affiliates may execute trades in commodity futures and forward contracts, options on commodity futures and forward contracts and OTC commodity put options for the accounts of other customers that may compete with orders placed for the Master Fund; and

—	the manager has less of an incentive to replace the collateral subadvisor because it is an affiliate of the manager.

•	The Master Fund currently expects that up to 30% of its investments in commodity futures and forward contracts, options on commodity futures and forward contracts and OTC commodity put options may be in non-U.S. markets. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts.

•	Regardless of its investment performance, the Master Fund will incur fees and expenses, including brokerage and management fees. A management fee will be paid by the Master Fund even if the Master Fund experiences a net loss for the full year. To break even in one year on shares purchased in the offering, and assuming the Master Fund’s portfolio generates annual interest income of 4.55%, the Master Fund must earn profits other than from interest income of 2.44%.

•

Neither the Master Fund nor the Fund is a mutual fund or any other type of “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”), and neither is subject to regulation thereunder. As a result, neither the Master Fund nor the Fund have a board that has the scope of authority mandated by the 1940 Act. Also, the Fund’s shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other governmental agency.

•	Shareholders will have no rights to participate in the Fund’s or the Master Fund’s management other than the right to elect the individual Trustees of the Fund. Those Trustees will have less control of the management and operation of the Fund then would be typical of the board of directors of a corporation. Therefore, Fund shareholders also will have to rely on the fiduciary duty and judgment of the manager and the subadvisors to manage the Fund and the Master Fund.

For additional risks, see “Risk Factors.”

Trustees

Wilmington Trust Company, a Delaware trust company, is the Delaware Trustee of the Fund, and as such will have very limited duties and liabilities to the Fund. The individual Trustees, all of whom will be unaffiliated with the manager, will fulfill those functions required under the American Stock Exchange listing standards and certain other functions as set forth in the Declaration of Trust. The Delaware Trustee and the individual Trustees have delegated to the manager substantially all of the power and authority to manage the business affairs of the Fund.

Manager and Subadvisors

Nuveen Commodities Asset Management, LLC, a wholly-owned subsidiary of Nuveen Investments, Inc. (“Nuveen Investments”), is the manager of the Master Fund and will be responsible for determining the Master Fund’s overall investment strategy and its implementation, including:

•	the selection and ongoing monitoring of the subadvisors;

•	the management of the Fund’s and the Master Fund’s business affairs; and

•	the provision of certain clerical, bookkeeping and other administrative services.

The commodity subadvisor and the collateral subadvisor are sometimes collectively referred to as the subadvisors.

The manager, a wholly-owned subsidiary of Nuveen Investments, is registered with the Commodity Futures Trading Commission (“CFTC”) as a commodity trading advisor (“CTA”) and a commodity pool operator (“CPO”) and is a member of the National Futures Association (“NFA”). The manager has no previous operating history or experience in operating a commodity pool.

Gresham Investment Management LLC will manage the Master Fund’s assets pursuant to the commodity investment strategy (TAPSM) and the risk management program. Gresham is a Delaware limited liability company, the successor to Gresham Investment Management, Inc., formed in July 1992. Gresham is registered with the CFTC as a CTA and a CPO and is a member of the NFA. Gresham also is registered with the SEC as an investment adviser. As of December 31, 2005, Gresham had over $560 million of assets under management.

Nuveen Asset Management, an affiliate of the manager and a wholly-owned subsidiary of Nuveen Investments, will invest the Master Fund’s collateral in short-term, investment grade quality debt instruments. The collateral subadvisor is a registered investment adviser. Founded in 1898, Nuveen Investments and its affiliates had over $136 billion of assets under management as of December 31, 2005.

The Master Fund has agreed to pay the manager an annual fee, payable monthly, in a maximum amount equal to 1.25% of the Master Fund’s average daily assets, with lower fee levels for assets that exceed $500 million. The manager has agreed to pay, out of the fee it receives from the Master Fund, a fee to each of the commodity subadvisor and the collateral subadvisor for subadvisory services at the rates listed on page 32 of the prospectus. No separate management fee will be paid by the Fund. For more information on fees and expenses, see “Management of the Fund and the Master Fund.”

Distributions

Commencing with the Fund’s first distribution, the Fund intends to make regular monthly distributions to its shareholders at a level rate (stated in terms of a fixed cents per share distribution rate) based on the past and projected performance of the Fund, which in turn is dependent on the past and projected performance of the Master Fund. The Fund’s ability to make distributions at such a level rate will depend on a number of factors, including, most importantly, the long-term total returns generated by the Master Fund’s portfolio investments and the risk management program. As portfolio and market conditions change, the rate of distributions on the shares and the Fund’s distribution policy could change.

The Master Fund expects to receive substantially all of its current income and gains from the following sources:

•	realized and unrealized net capital gains (both short-term and long-term) on commodity futures and forward contracts;

•	net income plus (or minus) realized or unrealized capital gains (or losses) from the options-based risk management program; and

•	interest income and/or capital gains received on collateral invested in high quality short-term debt instruments, government securities and cash equivalents.

The Master Fund and the Fund expect to declare the initial distribution approximately 45 days, and to pay that distribution approximately 60 to 90 days after the completion of this offering, depending on market conditions. For more information, see “Distributions.”

Transfer Agent, Registrar and Custodian

[            ] will serve as transfer agent and registrar for the Fund’s shares and custodian for the assets of the Master Fund and the Fund. Lehman Brothers Inc., the Master Fund’s clearing broker, also may serve as custodian for all or a portion of the Master Fund’s assets.

Break-even Threshold

Assuming an initial offering of $250 million, and assuming the Master Fund’s portfolio generates annual interest income of 4.55%, an investment of $2,500 must earn profits other than from interest income of $60.91 or 2.44% in order to “break-even” at the end of one year of the Master Fund’s operations. In subsequent years, assuming that the Master Fund has a constant month-end net asset value of $25 per share, and assuming the Master Fund’s portfolio generates annual interest income of 4.55%, an investment through share purchases in the secondary market, after giving effect to interest income, can lose, $51.59 or 2.66% and still “break-even” at the end of such year period since no underwriting discounts and commissions are paid in connection with such an investment. However, investors may be required to pay their own brokerage commissions in connection with the purchase of Fund shares in the secondary market. See “Break-Even Analysis.”

U.S. Federal Income Tax Aspects

Subject to the discussion below in “Federal Income Tax Considerations,” the Fund will be classified as a grantor trust for United States federal income tax purposes and as a result, Fund shareholders will receive an IRS Form 1099 supplemented by additional tax information relating to the Master Fund’s tax status as a partnership. For United States federal income tax purposes, each of the Fund’s shareholders generally will be treated as the beneficial owner of a pro rata portion of the interests in the Master Fund held by the Fund.

Subject to the discussion below in “Federal Income Tax Considerations,” the Master Fund will be classified as a partnership for United States federal income tax purposes. Accordingly, neither the Master Fund nor the Fund will incur United States federal income tax liability; rather, each beneficial owner of the Fund’s shares will be required to take into account its allocable share of the Master Fund’s income, gain, loss, deduction and other items for the Master Fund’s taxable year ending with or within its taxable year.

Please refer to the “Federal Income Tax Considerations” section below for information on the potential United States federal income tax consequences of the purchase, ownership and disposition of shares.

BREAK-EVEN ANALYSIS

The following “break-even” table indicates the approximate percentage and dollar returns the Fund must earn after twelve months for investors who purchase shares (i) in the initial offering and (ii) subsequently in the secondary market to offset the costs applicable to an investment of $2,500 (the minimum investment on purchases in the initial offering). The assumed capitalization of the Fund is $250 million. The only percentage that varies with the size of the Fund’s capitalization is Organizational and Offering Expenses, which are comprised largely of fixed costs. To break even from a purchase made in the initial offering at the end of one year, and assuming the Master Fund’s portfolio generates annual interest income of 4.55%, the Master Fund must earn profits other than from interest income of 2.44%. To break even on an investment in the Fund subsequent to the initial offering, and assuming the Master Fund’s portfolio generates annual interest income of 4.55%, the Master Fund, after giving effect to the interest income, may lose, up to 2.66% at the end of one year (if the market price of the Fund’s shares closely resembles the Fund’s net asset value), since no Underwriting Discounts and Commissions are paid in connection with such an investment. However, investors may be required to pay their own brokerage commissions in connection with the purchase of Fund shares in the secondary market.

	Initial Offering Purchases(1)		Secondary Market Purchases(1)
	Dollar Amount	Percentage	Dollar Amount	Percentage
Underwriting Discount and Commissions(2)	$11,250,000	4.50%	$—	0.00%
Manager’s Management Fee(3)	$3,125,000	1.25%	$3,125,000	1.25%
Brokerage Commissions and Fees(4)	$700,000	0.28%	$700,000	0.28%
Transaction Fees(5)	$125,000	0.05%	$125,000	0.05%
Offering and Organizational Expenses(6)	$1,478,925	0.59%	$—	—
Operating Expenses(7)	$786,950	0.31%	$786,950	0.31%

Total Fees	$17,465,875	6.99%	$6,215,875	1.89%
Interest Income(8)	$(11,375,000)	(4.55)%	$(11,375,000)	(4.55%)

12 Month Break-Even Value on estimated Fund assets of $250 million (initial offering purchases)	$6,090,875	2.44%

12 Month Break-Even Value on a $2,500 Investment (initial offering purchases)	$60.91

12 Month Break-Even Value on estimated Fund assets of $250 million (secondary market purchases)(9)			$(5,159,125)	(2.66%)

12 Month Break-Even Value on a $2,500 Investment (secondary market purchases)			$(51.59)

1)	The break-even analysis assumes that the Master Fund has a constant month-end net asset value of $25.00 per share. The dollar amounts shown are based on estimated Fund assets of $250 million (10 million shares at $25 per share). If estimated Fund assets were instead $100 million or $500 million, the 12 Month Break-Even Value on a $2,500 purchase made in the initial offering would be, respectively, 3.65% and 2.03%, and in the secondary market, (.85%) and (2.47%). Thus, the amount of profits the Fund must earn in order for an investor to break even in the first year of investing are reduced as the assets of the Fund increase.
2)	The Underwriting Discounts and Commissions will be charged only on shares sold in the initial offering. There are no underwriting discounts or sales commissions on shares purchased in the secondary market.
3)	The Master Fund will pay the manager an annual fee, payable monthly, in a maximum amount equal to 1.25% of the Master Fund’s average daily assets, from which the manager will pay maximum advisory fees to the commodity subadvisor and the collateral subadvisor of 0.35% and 0.30%, respectively.
4)

The dollar amounts shown are based on estimated Fund assets of $250 million, approximately 8,000 futures, forward and option contracts and an annual turnover rate of 860%. Brokerage commissions on commodity contracts are approximately $10 per round turn, and the total amount will vary based upon the frequency of the Master Fund’s commodity investments, the specific futures and forward contracts and option contracts purchased, and the volatility of the commodity futures, forward and options markets.
5)	Transaction fees on the Master Fund’s collateral investments will vary based upon the frequency of the Master Fund’s purchases of debt instruments, the specific investments made, and the volatility of the fixed income markets.
6)	The Master Fund will pay all of the Organizational and Offering Expenses of the Fund and the Master Fund, including, but not limited to, legal and accounting fees and expenses, printing fees, exchange fees and regulatory registration fees and expenses.
7)	The Master Fund will pay all of the Operating Expenses of the Fund and the Master Fund, including, but not limited to, transfer agent fees, fees and expenses of the trustees, legal and accounting fees and expenses, tax preparation expenses, filing fees, printing, mailing and duplication costs, and a Fund administration fee.
8)	Interest income for purposes of the break-even analysis currently is estimated to be earned at a rate of 4.55% based on the current yield on 3 month U.S. Treasury bills as of February 15, 2006. The interest earned on the Master Fund’s collateral investments in high quality debt instruments may differ from the quoted Treasury bill rate. For investors who purchase shares in the secondary market, the interest income is expected to exceed the cost of operating the Fund.
9)	Investors who purchase shares after the initial offering may pay customary brokerage commissions charged by their brokers when purchasing shares on the exchange. Because such brokerage commission rates will vary, such commissions have not been included in the break-even table. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.

See “Fees and Expenses” at page 12.

FEES AND EXPENSES

The Master Fund will pay fees and expenses that must be offset by investment gains and interest income in order to avoid depletion of the Master Fund’s assets. See “Management of the Fund—Management Fees and Expenses.”

Type of Fee or Expense	Amount
Manager’s Management Fees Business Management fees	The Master Fund will pay the manager a maximum amount equal to 1.25% of average daily assets, payable on a monthly basis. The manager will in turn pay the commodity subadvisor and the collateral subadvisor, maximum fees of 0.35% and 0.30%, respectively. There is no performance fee.

Brokerage Commissions and Fees	Brokerage commissions and transaction fees charged in connection with the Master Fund’s investment activity estimated at .28% of net assets per year (includes markup and markdowns on fixed income trades, floor brokerage, NFA, exchange, clearing and give-up fees). On average, the total round-turn commission expected to be paid to the commodity broker is less than $10.

Offering and Organizational and Other Operating Expenses	The Master Fund will pay all of the offering and organizational expenses of the Fund and the Master Fund, including, but not limited to, legal and accounting fees and expenses, printing fees, fees and expenses of the Trustees, and various exchange and regulatory registration fees and expenses. The Master Fund will pay expenses incurred in connection with organizing the Fund and the Master Fund, and offering of Fund shares to the public estimated at 0.59% of net assets. The manager currently estimates that the aggregate amount of the offering and organizational expenses will be approximately $1.48 million.

Routine ongoing expenses: periodic Board, legal, accounting, filing and reporting fees, fees and expenses of the trustee, transfer agent, administrator and custodian	The Master Fund will pay all of the routine operating, administrative and other ordinary expenses of the Fund and the Master Fund, including, but not limited to, transfer agent fees, fees and expenses of the Trustees, legal and accounting fees and expenses, tax preparation expenses, filing fees, printing, mailing and duplication costs, and a fund administration fee. The Master Fund will pay routine ongoing expenses estimated at 0.31% of net assets per year based on the Master Fund’s estimated size of $250 million.

Extraordinary Expenses	The Master Fund will pay all of the extraordinary fees and expenses, if any, of the Fund and the Master Fund. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

PART ONE: DISCLOSURE DOCUMENT

Reports to Shareholders

The manager will furnish you with annual reports as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements certified by an independent public accountant and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund and the Master Fund. The Fund’s total portfolio holdings will be disclosed on its website at http://www.nuveen.com on each business day that the American Stock Exchange is open for trading. The Fund’s website is publicly available at no charge. This website disclosure of portfolio holdings (as of the previous day’s close) will be made daily and will include, as applicable, the name and value of each commodity investment, the value of over-the-counter commodity put options and the value of the collateral as represented by cash, cash equivalents and debt securities held in the Fund’s portfolio. The values of the Fund’s portfolio holdings will, in each case, be determined in accordance with the Fund’s valuation policies. Fund shareholders will be provided with appropriate information to permit them (on a timely basis) to file U.S. federal and state income tax returns with respect to their shares.

Cautionary Note Regarding Forward-Looking Statements

This prospectus includes forward-looking statements that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. These forward-looking statements are based on information currently available to the manager and subadvisors and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” and elsewhere in this prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Fund and the Master Fund to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws or otherwise, the manager and the subadvisors undertake no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this prospectus.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. Because of the ownership of the Master Fund by the Fund, a risk affecting the Master Fund will apply equally to the Fund. You should also refer to the other information included in this prospectus, including the Fund’s and the Master Fund’s financial statements and the related notes.

An investment in the Fund involves a high degree of risk. You should not invest in shares unless you can afford to lose all of your investment.

Commodity Investment Strategy Risks

You may lose all of your investment.    An investment in the Fund’s shares is subject to investment risk, including the possible loss of the entire amount that you invest. Your investment in the Fund’s shares represents an indirect investment in the Master Fund and in the commodity futures and forward contracts owned by it. Investments in individual commodity futures and forward contracts historically have had a high degree of price variability and may be subject to rapid and substantial changes. The Master Fund could incur significant losses on its investments in those commodity futures and forward contracts. Movements in commodity investment prices are outside of the Master Fund’s control and may not be anticipated by the commodity subadvisor. Price movements may be influenced by, among other things:

•	governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies;

•	weather and climate conditions;

•	changing supply and demand relationships;

•	changes in international balances of payments and trade;

•	U.S. and international rates of inflation;

•	currency devaluations and revaluations;

•	U.S. and international political and economic events;

•	changes in interest and foreign currency/exchange rates;

•	market liquidity; and

•	changes in philosophies and emotions of market participants.

Investments in commodity futures and forward contracts are volatile and may result in losses.    The Master Fund invests in commodity futures and forward contracts, the prices of which can be volatile, particularly over short periods of time. The Master Fund bears the risk on every investment it makes that it will incur a loss. The Master Fund’s ability to mitigate losses depends on successful implementation of the risk management program. If the Master Fund experiences in the aggregate more losses than gains during the period you hold shares, you will experience a loss even if the Master Fund’s historical performance is positive.

The changing interests of investors, hedgers and speculators in the commodity markets may influence whether futures prices are above or below the expected future spot price.    In order to induce investors or speculators to take the corresponding long side of a futures contract, commodity producers must be willing to sell futures contracts at prices that are below the present value of expected future spot prices. Conversely, if the predominant participants in the futures market are the ultimate purchasers of the underlying commodity futures contracts in order to hedge against a rise in prices, then speculators should only take the short side of the futures contract if the futures price is greater than the present value of the expected future spot price of the commodity. This can have significant implications for the Master Fund when it is time to reinvest the proceeds from a maturing futures contract into a new futures contract. If the interests of investors, hedgers and speculators in futures markets have shifted such that commodity purchasers are the predominant participants in the market, the

Master Fund will be constrained to reinvest at higher futures prices which could have a negative effect on the Master Fund’s returns.

Regulatory developments could significantly and adversely affect the Master Fund.    Commodity markets are subject to comprehensive statutes, regulations and margin requirements. Recent legislation has created a new multi-tiered structure of exchanges in the U.S. subject to varying degrees of regulation, and rules and interpretations regarding various aspects of this regulatory structure have only recently been finalized. Traditional futures exchanges, which are called designated contract markets, are subject to more streamlined and flexible core principles rather than the prior statutory and regulatory mandates. However, with respect to these traditional futures exchanges, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Any of these actions, if taken, could adversely affect the returns of the Master Fund by limiting or precluding investment decisions the Master Fund might otherwise make. The regulation of commodity transactions in the U.S. is a rapidly changing area of law and is subject to ongoing modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Master Fund is impossible to predict, but could be substantial and adverse.

Risk Management Program Risks

The Master Fund may not be able to achieve the objective of the risk management program.    The Master Fund intends to use options on commodity futures and forward contracts to generate net option premium cash flow and obtain put rights to offset significant losses in the event of a relatively sharp decline in the value of the Master Fund’s commodity futures and forward contract positions. The Master Fund seeks to protect its commodity futures and forward contracts positions in the event of a market decline in those positions by purchasing commodity put options that are approximately 8 to 12% “out-of-the money.” The net option premium cash flow and the put options may not provide the Master Fund total protection for modest market declines and will provide only partial protection in the event of a steep decline.

In addition, the return performance of the Master Fund’s commodity futures and forward contracts may not parallel the performance of the commodities or indexes that serve as the basis for the options bought or sold by the Master Fund; this basis risk may reduce the Master Fund’s overall returns. Investing in options is volatile and requires an accurate assessment of the market and the underlying instrument. Factors such as increased or reduced volatility, limited dollar value traded and timing of placing and executing orders may preclude the Master Fund from achieving the desired results of the risk management program and could affect the Master Fund’s ability to generate income and gains and limit losses.

The Master Fund may incur put premium costs without benefiting from its investment in commodity put options.    The Master Fund intends to purchase on a continual basis commodity put options on all or substantially all of the notional value of its commodity futures and forward contract positions. As a holder of a put option, the Master Fund, in exchange for payment of a premium, has the right to receive from the seller of the commodity put option, if the current price is lower than the exercise price, the difference between the put exercise price and the current price of the underlying commodity futures or forward contract on or before a specified date (in the case of “American-style” options, on or before the date of exercise or, in the case of “European-style” options, at the exercise date). If the price of the commodity futures or forward contract is greater than the exercise price of the put option upon expiration, then the Master Fund will have incurred the cost of the option but not have received any benefit from its purchase. In addition, because the Master Fund generally will purchase commodity put options that are substantially “out-of-the-money,” the Master Fund will not be protected against, and will bear the loss associated with, a market decline down to the exercise price of the option.

The Master Fund may forego price appreciation above the option exercise price on approximately 50% of its commodity futures and forward contracts as a result of writing “out-of-the-money” commodity call options.    The Master Fund will write commodity call options with terms ranging up to 6 months that are approximately 5% to 10% “out-of-the-money” on a continual basis on approximately 50% of the notional value of each of its commodity futures and forward contract positions. As the writer of a call option, the Master Fund sells, in exchange for receipt of a premium, the right to any appreciation in the value of the futures or forward contract over a fixed price on or before a certain date in the future. Accordingly, the Master Fund is effectively limiting its potential for appreciation to approximately 5% to 10% during the term of the option on approximately 50% of the value of its portfolio invested in commodity futures and forward contract positions.

Risk that the Fund’s Shares will Trade at a Discount to Net Asset Value

There is a risk that the Fund’s shares may trade at prices other than the Fund’s net asset value per share.     The net asset value of each share will change as fluctuations occur in the market value of the Master Fund’s portfolio. Investors should be aware that the public trading price of a share may be different from the net asset value of a share. The price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for shares may be related to, but are not identical to, the forces influencing the prices of the commodity contracts and other instruments held by the Master Fund at any point in time.

Risks Related to an Exchange-Listing

The Exchange may halt trading in the shares which would adversely impact your ability to sell shares.    The Fund has applied to list the shares for trading on the American Stock Exchange under the market symbol             . Trading in shares may be halted due to market conditions or, in light of the American Stock Exchange rules and procedures, for reasons that, in the view of the American Stock Exchange, make trading in shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the shares will continue to be met or will remain unchanged. The Fund and the Master Fund will be terminated if the shares are delisted.

The lack of an active trading market for shares may result in losses on your investment at the time of disposition of your shares.    Although the Fund has applied to list its shares on the American Stock Exchange, there can be no guarantee that an active trading market for the shares will develop or be maintained. If you need to sell your shares at a time when no active market for them exists, the price you receive for your shares, assuming that you are able to sell them, likely will be lower than that you would receive if an active market did exist.

Commodity Subadvisor Risks

Gresham will be using a strategy for the Master Fund that differs from the strategy on which its historical performance record is based.    Gresham’s historical performance record reflects the use of TAPSM, not TAP PLUSSM. Gresham has not previously employed TAP PLUSSM (TAPSM plus the risk management program) for its own account or for the accounts of clients and, as a result, its historical performance record is not based on an investment approach that is identical to the investment approach to be used for the Master Fund. An intended effect of the risk management program is to increase the cash flow of the TAPSM program and to hedge its performance, which would have the effect of limiting the level of gains or losses that the Fund otherwise would achieve. Therefore, Gresham’s historical performance record is not as relevant to investors in the Fund as it would be if Gresham were using only TAPSM in investing for the Master Fund.

Past performance is no assurance of future results.    Gresham bases its investment decisions on systematic calculations of the values of global commodity production and total U.S. dollar trading volume on commodities futures and forwards exchanges. Any subsequent commodity subadvisor to the Master Fund may employ a different analysis for investing. Neither Gresham’s systematic methodology nor the technical or fundamental analysis that may be used by future commodity subadvisors take into account unanticipated world events that may cause losses to the Master Fund. The addition of the Master Fund’s account will also substantially increase the total amount of assets Gresham manages which could adversely affect its performance. In any event, past performance does not assure future results.

Descriptions of the commodity subadvisor’s strategies may not be applicable in the future.    The commodity subadvisor or any subsequent commodity subadvisor may make material changes to the investment strategy it uses in investing the Master Fund’s assets with the consent of the manager, who has the sole authority to authorize any material changes. If this happens, the descriptions in this document would no longer be accurate or useful. The manager does not anticipate that this will occur frequently, if at all. You will be informed of any changes to the commodity subadvisor’s strategy that the manager deems to be material; however, you may not be notified until after a change occurs. Non-material changes may be made by the commodity subadvisor or any subsequent commodity subadvisor without the manager’s consent. These changes may nevertheless affect the Master Fund’s performance.

Speculative position and trading limits may reduce profitability.     The CFTC and U.S. exchanges have established “speculative position limits” on the maximum net long or net short position that any person may hold or control in particular futures and options on futures. Most exchanges also limit the amount of fluctuation in certain futures contract prices on a single trading day. The commodity subadvisor’s investment instructions, however, may have to be modified and positions held by the Master Fund may have to be liquidated in order to avoid exceeding these limits. Such modification or liquidation could adversely affect the Master Fund’s operations and profitability by increasing transaction costs to liquidate positions and limiting potential profits on the liquidated positions.

Increased competition could reduce the profitability of the commodity subadvisor.    The commodity subadvisor believes that there has been, over time, an increase in interest in commodity investing. As the capital under management on the same general principles increases, an increasing number of traders may attempt to initiate or liquidate substantial positions at or about the same time as the commodity subadvisor, or otherwise alter historical trading patterns or affect the execution of trades, to the detriment of the Fund.

Other Risks of the Master Fund’s Investment Strategies

There may be a loss on investments in short-term debt instruments.    When the Master Fund purchases a futures contract, the Master Fund is required to deposit with its futures commission merchant only a portion of the value of the contract. This deposit is known as “initial margin.” If and when the market moves against the position, the Master Fund is required to make additional deposits known as “variation margin.” The Master Fund invests its assets, other than the amount of margin required to be maintained by the Master Fund, in short-term investment grade securities. The value of these investment grade securities generally moves inversely with movements in interest rates (declining as interest rates rise). The value of these investment grade securities might also decline if the credit quality of the issuer deteriorates, or if the issuer defaults on its obligations. If the Master Fund is required to sell short-term instruments before they mature when the value of the instruments has declined, the Master Fund will realize a loss. This loss may adversely impact the price of the Fund’s shares.

Daily disclosure of portfolio holdings could allow replication of the Fund’s portfolio and could have a negative effect on the Fund’s holdings.    Because the Fund’s total portfolio holdings will be disclosed on a daily basis, other investors may attempt to replicate the Fund’s portfolio or otherwise use the information in a manner that could have a negative effect on the Fund’s individual portfolio holdings and the Fund’s portfolio as a whole.

Certain of the Master Fund’s investments could be illiquid.    The Master Fund may not always be able to liquidate its positions at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as a foreign government taking political actions that disrupt the market in its currency or in a major export, can also make it difficult to liquidate a position. Alternatively, limits imposed by futures exchanges or other regulatory organizations, such as speculative position limits and daily price fluctuation limits, may contribute to a lack of liquidity with respect to some commodity investments.

Unexpected market illiquidity may cause losses to investors. The large face value of the positions that the commodity subadvisor will acquire for the Master Fund increases the risk of illiquidity by both making its positions more difficult to liquidate at favorable prices and increasing the losses incurred while trying to do so.

An investment in the Fund may not necessarily diversify an investor’s overall portfolio.    Historically, the investment performance of commodities has shown a low negative correlation to the performance of other asset classes such as equity securities and debt instruments. Low correlation means that there is a low statistical relationship between the performance of commodity interest transactions, on the one hand, and equity securities or debt instruments, on the other hand. Because this historical negative correlation is low, the Master Fund cannot be expected to be automatically profitable during unfavorable periods in the stock or bond markets, or vice versa. If, during a particular period of time, the Master Fund’s performance moves in the same general direction as the other financial markets or the Master Fund does not perform successfully relative to overall commodity markets, you may obtain little or no diversification benefits during that period from an investment in the Fund’s shares. In such a case, the Fund may have no gains to offset your losses from such other investments, and you may suffer losses on your investment in the Fund at the same time losses on your other investments are increasing.

See “Commodity Markets” in Part Two of this document for additional information.

Risk of Investing in Non-U.S. Markets

Investing in non-U.S. markets will expose the Master Fund to additional credit and regulatory risk.    The Master Fund currently expects that up to 30% of its investments in commodity futures and forward contracts, options on commodity futures and forward contracts and OTC commodity put options may be in non-U.S. markets. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, NFA, or any domestic exchange regulates activities of any foreign boards of trade or exchanges, including the execution, delivery and clearing of transactions, nor has the power to compel enforcement of the rules of a foreign board of trade or exchange or of any applicable non-U.S. laws. Similarly, the rights of market participants, such as the Master Fund, in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers. As a result, in these markets, the Master Fund would have less legal and regulatory protection than it does when it invests domestically.

In some of these non-U.S. markets, the performance on a contract is the responsibility of the counterparty and is not backed by an exchange or clearing corporation and therefore exposes the Master Fund to credit risk. See “Counterparty Risk” below. Investing through non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss on investments of the Master Fund in the affected international markets.

The Master Fund’s non-U.S. investments may be exposed to losses resulting from non-U.S. exchanges that are less developed or less reliable than U.S. exchanges.    Some non-U.S. commodity exchanges may be in a more developmental stage than U.S. exchanges, so that prior price histories may not be indicative of current price dynamics. In addition, the Master Fund may not have the same access to certain contracts on foreign exchanges as do local traders, and the historical market data on which the commodity subadvisor bases its strategies may not be as reliable or accessible as it is in the U.S. All of these factors could adversely affect the performance of the Master Fund.

Counterparty Risk

OTC transactions are subject to little, if any, regulation and may be subject to the risk of counterparty default.    A portion of the Master Fund’s assets is intended be used to invest in OTC commodity put options. The Master Fund does not expect that more than 5% of the Master Fund’s net assets will be used to purchase OTC commodity put options, although the value of the commodities underlying these OTC put options may represent up to 100% of the notional value of the Master Fund’s commodity investments. OTC commodity put options are typically transacted on a principal-to-principal basis through dealer markets that are dominated by major money center and investment banks and other institutions and are essentially unregulated by the CFTC. The protection of CFTC regulation or the statutory scheme of the Commodity Exchange Act of 1936, as amended (“CEA”) does not apply to this investing activity by the Master Fund. The markets for OTC commodity contracts rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. The lack of regulation in these markets could expose the Master Fund in certain circumstances to significant losses in the event of investment abuses or financial failure by participants.

The Master Fund also faces the risk of non-performance by the counterparties to the OTC commodity put options. Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. The counterparty may not be able to meet its obligations to the Master Fund and as a result, the Master Fund could suffer significant losses on these contracts.

If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the Master Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. The Master Fund may obtain only limited recovery or may obtain no recovery in such circumstances.

Regulatory and Operating Risks

Neither the Fund nor the Master Fund is a regulated investment company.    Neither the Fund nor the Master Fund is an investment company subject to the 1940 Act. Accordingly, you do not have the protections afforded by that statute which, for example, regulates the relationship between the investment company and its investment adviser and mandates certain authority to be held by the board of directors of an investment company.

The Fund and the Master Fund have no operating history.    The Fund and the Master Fund are new and have no operating history. Therefore, there is no performance history of the Fund or the Master Fund to serve as a basis for you to evaluate an investment in the Fund. The manager has not previously operated a commodity pool or selected a commodity trading advisor.

Conflicts of interest could adversely affect the Fund and the Master Fund.    There are conflicts of interest in the structure and operation of the Fund. The manager has sole authority to manage the Master Fund, and its interests may conflict with those of Fund shareholders. In addition, the collateral subadvisor is an affiliate of the manager. The commodity subadvisor may encounter conflicts between the interests of the Master Fund and its other clients. These conflicts could result in actions by the manager or one of the subadvisors that are not in the best interests of the Fund. These conflicts are described in more detail under “Conflicts of Interest.”

Departure of key personnel at Gresham could adversely affect the Master Fund.    In managing and directing the Master Fund’s day-to-day activities and affairs, the manager will rely heavily on Gresham and in particular on Jonathan S. Spencer, Douglas J. Hepworth and Dr. Henry G. Jarecki. Gresham is leanly staffed, so if those individuals were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the Master Fund’s management.

Shareholders have limited voting rights, and the Fund Board has limited duties and powers, and neither will be able to affect management of the Fund regardless of performance.    Unlike the holder of capital stock in an investment company, shareholders have limited voting rights or other means to control or affect the

Fund’s business. While Fund shareholders will have the right to elect the Fund’s Board of Trustees, the powers and duties of that Board of Trustees are very limited. The Trustees’ sole powers are (i) to terminate for cause the manager of the Fund and the Master Fund (which, under the Declaration of Trust, will automatically cause the Fund and the Master Fund to terminate and be liquidated), and (ii) to serve as the audit committee of the Fund. The Trustees of the Fund, unlike the board of directors of an investment company, will not have the power to cause the Fund to change its investment objectives or policies, effect changes to operations, or replace the manager or subadvisors. Rather, the power to determine the Fund’s policies and direct its operations is conferred on the manager. Thus, the Fund shareholders do not benefit from the protection of their interests afforded to investment companies by an independent board of directors with extensive powers to control the operations of the company. Therefore, the shareholders to a large extent are dependent on the abilities, judgment and good faith of the manager in exercising its wide-ranging powers over the Fund, limited solely by the fiduciary duties of the manager to treat the Fund and its shareholders fairly and equitably and with reasonable care. If the manager voluntarily withdraws or is removed by a vote of shareholders, the Fund will terminate and will liquidate its assets.

The manager may not be removed as manager by Fund shareholders except upon approval by the affirmative vote of the holders of at least 66 2/3% of the outstanding shares (excluding shares owned by the manager and its affiliates), subject to the satisfaction of certain conditions. Any removal of the manager by Fund shareholders or by the individual Trustees (upon 60 days written notice and under certain limited circumstances) will result in the liquidation of the Fund (and the Master Fund).

Thus, it is extremely unlikely that Fund shareholders will be able to make any changes in the management of the Master Fund, even if performance is poor.

Fees and expenses are charged regardless of profitability and may result in depletion of assets.    The Master Fund pays brokerage commissions, over-the-counter dealer spreads, organization and offering expenses, management fees and operating and extraordinary expenses, in all cases regardless of whether the Master Fund’s activities are profitable. Those fees and expenses include asset-based management fees of up to 1.25% per year and brokerage fees and operating expenses expected to be approximately 0.59% per year. Assuming underwriting discounts and commissions of 4.5%, and assuming the Master Fund’s portfolio generates annual interest income of 4.55%, the Master Fund will have to generate profits other than from interest income of 2.44% during its first year of operations in order for an investor in this offering to break even for the year. Consequently, the expenses of the Master Fund could, over time, result in significant losses to your investment therein. You may not achieve profits, significant or otherwise.

The value of the shares may be adversely affected if the Fund is required to indemnify the individual Trustees or the manager.    Under the Fund’s Declaration of Trust, each of the individual Trustees and the manager has the right to be indemnified for any liability or expense it incurs without negligence or misconduct. That means that the manager may require the assets of the Fund to be sold in order to cover losses or liability suffered by it or by the individual Trustees. Any sale of that kind would reduce the net asset value of the Fund and the value of the shares.

The failure or bankruptcy of one of its clearing brokers could result in a substantial loss of Master Fund assets.    Under CFTC regulations, a clearing broker maintains customers’ assets in a bulk segregated account. If a clearing broker fails to do so, or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of loss of their funds in the event of that clearing broker’s bankruptcy. In that event, the clearing broker’s customers, such as the Master Fund, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that clearing broker’s customers. The Master Fund also may be subject to the risk of the failure of, or delay in performance by, any exchanges and their clearing organizations, if any, on which commodity interest contracts are traded.

The clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business. A clearing broker’s involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear the Master Fund’s trades.

An investment in the shares may be adversely affected by competition from other methods of investing in commodities.    The Fund and the Master Fund constitute a new, and thus untested, type of investment methodology. They compete with other financial vehicles, including other commodity pools, hedge funds, traditional debt and equity securities issued by companies in the commodities industry, other securities backed by or linked to such commodities, and direct investments in the underlying commodities or commodity futures contracts. Market and financial conditions, and other conditions beyond the manager’s control, may make it more attractive to invest in other financial vehicles or to invest in such commodities directly, which could limit the market for the shares.

The occurrence of a terrorist attack, or the outbreak, continuation or expansion of war or other hostilities could disrupt the Master Fund’s investment activity and materially affect the Master Fund’s profitability. Certain events have a disruptive effect on the operations of the Master Fund, the exchanges, brokers and counterparties with whom the Master Fund does business, such as terrorist attacks (including the terrorist attacks in the U.S. on September 11, 2001), war and other geopolitical events. None of the Master Fund, the Fund, the manager or the subadvisors can predict the effects of similar events in the future on the U.S. economy.

The offering of shares has not been subject to independent review or review on your behalf. Shareholders do not have legal counsel representing them in connection with the Fund. Accordingly, a shareholder should consult his or her legal, tax and financial advisers regarding the desirability of investing in the Fund. As previously noted, you cannot predict the expected results of this Fund or the Master Fund from the performance history of other funds managed by the commodity subadvisor.

Deregistration of the commodity pool operator and investment subadvisors could disrupt operations. The manager and the commodity subadvisor are registered commodity pool operators and registered commodity trading advisors. If the CFTC were to terminate, suspend, revoke or not renew the manager’s registrations, the manager would be compelled to withdraw as the Master Fund’s manager. The shareholders would then determine whether to select a replacement manager or to dissolve the Fund. If the CFTC and/or the SEC were to terminate, suspend, revoke or not renew either of the subadvisor’s registrations, the manager would terminate the management agreement with that subadvisor. The manager could choose to appoint a new subadvisor or terminate the Fund and the Master Fund. No action is currently pending or threatened against the manager, the commodity subadvisor or the collateral subadvisor.

Tax Risk

Your tax liability may exceed cash distributions.    You will be taxed on your share of the Fund’s taxable income and gain each year, regardless of whether you receive any cash distributions from the Fund. Your share of such income or gain, as well as the tax liability generated by such income or gain, may exceed the distributions you receive from the Fund for the year.

You could owe tax on your share of the Fund’s ordinary income despite overall losses.    Gain or loss on futures and forward contracts and options on futures and forward contracts will generally be taxed as capital gains or losses for U.S. federal income tax purposes. Interest income is ordinary income. In the case of an individual, capital losses can only be used to offset capital gains plus $3,000 ($1,500 in the case of a married taxpayer filing a separate return) of ordinary income each year. Therefore, you may be required to pay tax on your allocable share of the Fund’s ordinary income, even though the Fund incurs overall losses.

Non-U.S. investors may face U.S. tax consequences.    Non-U.S. investors should consult their own tax advisors concerning the applicable foreign as well as the U.S. tax implications of an investment in the Fund.

Non-U.S. investors may also be subject to special withholding tax provisions if they fail to furnish the Fund (or another appropriate person) with a timely and properly completed Form W-8BEN or other applicable form.

If the IRS treated either the Fund or the Master Fund as a corporation for tax purposes, it would adversely affect distributions to shareholders.    Based upon the continued accuracy of the representations of the manager, the Fund and the Master Fund believe that under current law and regulations they will be classified as a grantor trust and a partnership, respectively, for federal income tax purposes. However, neither entity has requested, nor will they request, any ruling from the IRS as to this status. In addition, you cannot be sure that those representations will continue to be accurate. If the IRS were to challenge the federal income tax status of either the Fund or the Master Fund, such a challenge could result in (i) an audit of each shareholder’s entire tax return and (ii) adjustments to items on that return that are unrelated to the ownership of shares. In addition, each shareholder would bear the cost of any expenses incurred in connection with an examination of his or her personal tax return.

If either the Fund or the Master Fund were taxable as a corporation for federal income tax purposes in any taxable year, its income, gains, losses and deductions would be reflected on its own tax return rather than being passed through (proportionately) to shareholders, and it would become subject to an entity-level income tax on its net income at corporate rates. This would adversely affect the Fund’s or the Master Fund’s overall performance and ability to make distributions. In addition, some or all of the distributions made to shareholders would be classified as dividend income which would have been reduced as a result of the federal, state and local taxes paid by the Fund or the Master Fund, as the case may be.

Items of income, gain, deduction, loss and credit with respect to Fund shares could be reallocated if the IRS does not accept the conventions used by the Master Fund in allocating Master Fund tax items.    U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. The Master Fund will apply certain conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to Fund shareholders in a manner that reflects shareholders’ beneficial share of Master Fund items, but these conventions may not be in full technical compliance with applicable tax requirements. It is possible that the IRS will successfully assert that the conventions used by Master Fund to allocate income to the Fund and, indirectly, the shareholders do not satisfy the technical requirements of the U.S. tax law and could require that items of income, gain, deduction, loss or credit be reallocated in a manner that adversely affects you.

The current treatment of long-term capital gains under current U.S. federal income tax law may be adversely affected in the future.    Under current law, long-term capital gains are taxed to non-corporate investors at a maximum United States federal income tax rate of 15%. This tax treatment may be adversely affected by future changes in tax laws at any time and is currently scheduled to expire for tax years beginning after December 31, 2010.

Prospective shareholders are strongly urged to consult their own tax advisors and counsel with respect to the possible tax consequences to them of an investment in any shares. The tax consequences may differ in respect of different shareholders.

THE MASTER FUND’S INVESTMENTS

The Fund’s primary investment objective is to seek total return through broad exposure to the commodities markets. The Fund’s secondary objective is to generate attractive risk-adjusted total return compared to investments in traditional passively managed commodity indexes. The Fund intends to pursue its investment objectives by investing all of its assets in the Master Fund. The Fund determined to employ a two-tiered “master-feeder” structure in order to permit the Fund, as a grantor trust, to issue an IRS Form 1099 supplemented by additional tax information relating to the Master Fund’s tax status as a partnership. See “Federal Income Tax Considerations.” There are additional costs associated with using a master-feeder structure (such as the expenses associated with having a Delaware Trustee) but the Fund does not believe these costs are material or will materially affect shareholders.

The Master Fund intends to pursue the Fund’s investment objectives through TAP PLUSSM (TAPSM plus the risk management program) by utilizing:

•	an actively managed, rules-based commodity investment strategy, whereby the Master Fund will invest in a diversified basket of commodity futures and forward contracts with an aggregate notional value substantially equal to the net assets of the Master Fund; and

•	a risk management program designed to moderate the overall risk and return characteristics of the Master Fund’s commodity investments.

In pursuing this risk management program, the Master Fund will (i) purchase “out-of-the-money” commodity put options for protection against significant asset value declines and (ii) write (sell) “out-of-the-money” commodity call options to obtain option premium cash flow, in each case on individual futures and forward contracts, baskets of commodities or on broad based commodity indexes. By utilizing this risk management program, the Master Fund believes that it may favorably reduce the potential volatility of returns from its commodity investment strategy and thereby generate an attractive risk-adjusted return. The Fund and the Master Fund cannot assure you that it will achieve its investment objectives.

The Master Fund and the Fund expect to declare their initial distribution approximately 45 days, and to pay that distribution approximately 60 to 90 days, from the completion of this offering, depending on market conditions. See “Risk Factors.”

There are no provisions in the Fund’s Declaration of Trust or the Master Fund’s LLC Agreement or otherwise that limit the ability of the Master Fund to change its investment strategy (including the types of products in which the Master Fund may invest). The Fund has no present intent to use leverage or borrowings.

Overview of Commodity Investment Strategy and Risk Management Program

The Master Fund will typically (i) invest in commodity futures and forward contracts that are traded on U.S. and non-U.S. exchanges, (ii) purchase put, and sell call, options on commodity futures and forward contracts that are traded on U.S. and non-U.S. exchanges and (iii) purchase OTC commodity put options pursuant to negotiated, bi-lateral arrangements.

The Master Fund will make commodity investments in the following commodity groups:

•	energy;

•	industrial metals;

•	livestock;

•	agriculturals;

•	precious metals; and

•	tropical foods and fibers.

If commodity futures and forward contracts and options on commodity futures and forward contracts are listed on multiple exchanges, the Master Fund will, under normal circumstances, invest in those commodity contracts that are listed on the exchange with the greatest dollar volume traded in those contracts. A list of futures and forward contracts and options on commodity futures and forward contracts that the Master Fund may invest in, the group they are associated with and the exchanges on which they currently trade with the greatest dollar value traded is set forth below:

Group	Commodity	Primary Exchange
Energy	Crude Oil	New York Mercantile Exchange
	Heating Oil	New York Mercantile Exchange
	Natural Gas	New York Mercantile Exchange
	Unleaded Gas	New York Mercantile Exchange

Group	Commodity	Primary Exchange
Industrial Metals	Aluminum	London Metals Exchange
	Copper	London Metals Exchange
	Lead	London Metals Exchange
	Nickel	London Metals Exchange
	Tin	London Metals Exchange
	Zinc	London Metals Exchange

Livestock	Feeder Cattle	Chicago Mercantile Exchange
	Lean Hogs	Chicago Mercantile Exchange
	Live Cattle	Chicago Mercantile Exchange
	Pork Bellies	Chicago Mercantile Exchange

Agriculturals	Bean Oil	Chicago Board of Trade
	Corn	Chicago Board of Trade
	Oats	Chicago Board of Trade
	Soy Meal	Chicago Board of Trade
	Soybeans	Chicago Board of Trade
	Wheat	Chicago Board of Trade

Precious Metals	Gold	New York Commodities Exchange
	Silver	New York Commodities Exchange
	Palladium	New York Mercantile Exchange
	Platinum	New York Mercantile Exchange

Tropical Foods and Fibers	Lumber	Chicago Mercantile Exchange
	Milk	Chicago Mercantile Exchange
	Cocoa	New York Board of Trade
	Coffee	New York Board of Trade
	Cotton	New York Board of Trade
	Orange Juice	New York Board of Trade
	Sugar	New York Board of Trade

The Master Fund also may invest in other commodity contracts that are presently, or may hereafter become, the subject of commodity futures trading. Except for certain limitations described herein, there are no restrictions or limitations on the specific commodity investments in which the Master Fund may invest.

Because the nature of the Master Fund’s investments in commodity futures and forward contracts will not require significant outlays of principal, less than 10% of the Master Fund’s net assets will be committed to establishing those positions. In addition, the Master Fund expects that no more than 5% of the Master Fund’s net assets will be used to purchase OTC commodity put options at any one time and that option premium cash flow generated by the sale of call options on commodity futures and forward contracts will be sufficient to cover the premiums paid for those put options.

Commodity Investment Strategy (TAPSM). The Master Fund will invest on a notional basis substantially all of its assets in futures and forward contracts pursuant to the commodity investment strategy TAPSM, an actively managed, rules-based commodity investment strategy. TAPSM is fundamental in nature and is designed to maintain consistent, fully collateralized exposure to commodities as an asset class. TAPSM does not require the existence of price trends in order to be successful. See “Management of the Fund and the Master Fund—Commodity Subadvisor” for additional information on TAPSM.

Risk Management Program. In order to seek protection against significant declines in the net asset value of the Fund’s shares due to declines in the Master Fund’s commodity investments, the Master Fund will purchase substantially “out-of-the-money” put options on broad based commodity indices such as the DJ/AIGCI or the

GSCI, or on custom indices, whose prices are expected to closely correspond to at least a substantial portion of the long commodity futures and forward contracts held by the Master Fund. The Master Fund also may purchase put options on baskets of commodities and on individual futures and forward contracts held by it. The commodity put options that the Master Fund will purchase will be approximately 8 to 12% “out of the money” to moderate the premium cost of the options (such that the put options will protect against only large losses of value). The commodity put options will generally have terms of approximately 1 year, but may have terms of up to 3 years. The Master Fund will purchase OTC commodity put options and non-U.S. exchange-traded put options that are “European-style.” The Master Fund expects that no more than 5% of its net assets will be used to purchase OTC commodity put options, although the value of the commodities underlying these OTC put options may represent up to 100% of the notional value of the Master Fund’s commodity interests.

Also pursuant to the risk management program, the Master Fund will write “out-of-the-money” call options on individual futures and forward contracts held by it, on baskets of commodities or on broad based commodity indices, such as the DJ/AIGCI or the GSCI, whose prices are expected to closely correspond to at least a substantial portion of the commodity futures and forward contracts held by the Master Fund. The Master Fund will write commodity call options that are U.S. exchange-traded and that are typically “American-style” (exerciseable at any time prior to expiration). The Fund also will write commodity call options that are non-U.S. exchange traded and that are typically “European-style” (exerciseable only at the time of expiration). The Master Fund will write commodity call options on approximately 50% of each of its commodity futures and forward contracts. The Master Fund will write commodity call options with terms ranging up to 6 months that are approximately 5 to 10% “out-of-the-money”. While generating option premium cash flow for the Master Fund, the call options will cause the Master Fund to forgo the right to any appreciation above the exercise price of the call options on the percentage of the notional value of the Master Fund’s long commodity positions covered by the call options.

Debt Instruments Used as Collateral

To support its commodity investments, the Master Fund anticipates that it will maintain significant collateral that will be invested in short-term debt instruments with maturities of up to 2 years that, at the time of investment are investment grade quality, including obligations issued or guaranteed by the U.S. government, it agencies and instrumentalities, corporate obligations and asset-backed securities. A debt instrument is considered investment grade quality if it is rated within the four highest grades (BBB- or Baa3 or better by S&P, Moody’s or Fitch) by two or more nationally recognized statistical rating organizations that rate such instrument, or if it is unrated by all such organizations but judged to be of comparable quality by the collateral subadvisor. The collateral subadvisor expects to maintain a portfolio of debt instruments with an average credit quality of AA (or A1/P1 with respect to short-term instruments). Although earning interest income, the collateral is subject on a continual basis to additional margin calls by the commodity broker and to additional deposits in the commodity account if the levels of notional trading change.

Based on the Fund’s investment strategies, it will employ its assets as noted below. Approximately 15% of the Fund’s assets will be initially committed as “initial” and “variation” margin to secure the long futures and forward contract positions. These assets will be placed in one or more commodity futures accounts maintained by the Fund at Lehman Brothers Inc., the Fund’s clearing broker, and will be invested in cash, U.S. Treasury bills and other U.S. Government instruments. The remaining assets of the Fund that are used to support the Fund’s commodity investments will be invested in short-term, investment grade debt instruments. As part of the risk management program, the Fund expects to generate positive cash flow from its commodity option writing activities sufficient to cover the cost of purchasing put options. On an absolute basis, the Fund does not expect that the cost to purchase the put options at any one time will exceed 5% of the value of the Fund’s net assets.

As part of the risk management program, the Fund expects to generate positive cash flow from its commodity option writing activities sufficient to cover the cost of purchasing put options. On an absolute basis, the Fund does not expect that the cost to purchase the put options at any one time will exceed 5% of the value of the Fund’s net assets.

MANAGEMENT OF THE FUND AND THE MASTER FUND

The Fund

The Fund is a Delaware statutory trust organized on December 7, 2005. The Fund maintains its main business office at 333 West Wacker Drive, Chicago, Illinois 60606. The Fund is a commodity pool. It operates pursuant to the terms of the Declaration of Trust attached as Exhibit [            ], which grants full management control to the manager.

The Master Fund

The Master Fund is a Delaware limited liability company organized on December 7, 2005. The Master Fund maintains its main business office at 333 West Wacker Drive, Chicago, Illinois 60606. The Master Fund is a commodity pool. It operates pursuant to the terms of the LLC Agreement attached as Exhibit [            ] to this prospectus, which grants full management control to the manager.

The Master-Feeder Structure

The Fund will invest all of its assets in the Master Fund. The Fund will hold no investment assets other than Master Fund units. The Master Fund will pay expenses on behalf of the Fund and such expenses will reduce the net asset value of Fund shares. The Fund will own approximately 99% of the Master Fund units, and the manager will own the remaining Master Fund units. The investment results of the Fund will be directly and completely dependent on the investment results of the Master Fund.

Trustees

Wilmington Trust Company, a Delaware trust company, is the Delaware Trustee of the Fund. The Delaware Trustee’s principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The Delaware Trustee is unaffiliated with the manager. The Delaware Trustee’s duties and liabilities with respect to the offering of the shares and the Fund’s management are limited to its express obligations under the Declaration of Trust. In particular, the Delaware Trustee will accept service of legal process on the Fund in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The rights and duties of the Delaware Trustee, the individual Trustees, the manager and the shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the Declaration of Trust. Except for the ministerial duties described above, the Delaware Trustee and the individual Trustees have delegated all duties and responsibilities to manage the business and affairs of the Fund to the manager pursuant to the Delaware Statutory Trust Act.

The individual Trustees, all of whom will be unaffiliated with the manager, will make up the audit committee and nominating committee of the Fund and will meet the independent director requirements established by the American Stock Exchange and the Sarbanes-Oxley Act of 2002. The individual Trustees are listed below:

[chart of trustee information]

The individual Trustees will serve as the board of the Fund. The board of the Fund has the right under limited circumstances to terminate the manager of the Fund and the Master Fund only for cause. “Cause” consists of a statutory disqualification of the manager under Sections 8a(2) and 8a(3) of the CEA, suspension or revocation of the manager’s CPO or CTA registrations or the bankruptcy, insolvency or receivership of the manager. See “Declaration of Trust and LLP Agreement - Authority of Individual Trustees.” In addition, the individual Trustees will serve as the audit committee and nominating committee of the Fund in accordance with the listing standards of the American Stock Exchange. The audit committee will be responsible for the appointment, compensation, retention and oversight of the work of the public accounting firm engaged by the Fund. The nominating committee will be responsible for selecting candidates for the board and determining their compensation. The individual Trustees are also responsible to nominate for election other individual trustees. In addition to the responsibilities mandated by the American Stock Exchange, the individual Trustees will have the authority and responsibilities as set forth under “Declaration of Trust and LLC Agreement—Authority of the Individual Trustees.”

Manager and Subadvisors

The Manager.    Nuveen Commodities Asset Management, LLC is the manager of the Master Fund, and will be responsible for determining the Master Fund’s overall investment strategy and its implementation, including:

•	the selection and ongoing monitoring of:

(a) the commodity subadvisor, that will invest the portion of the Master Fund’s assets pursuant to TAP PLUSSM; and

(b) the collateral subadvisor, that will invest the Master Fund’s collateral in short-term, investment grade debt instruments;

•	the management of the Fund’s and the Master Fund’s business affairs; and

•	the provision of certain clerical, bookkeeping and other administrative services for the Fund and the Master Fund.

The manager may change, or temporarily deviate from, the Master Fund’s investment strategy and the manner in which the strategy is implemented if the manager determines that it is in the best interests of Fund shareholders to do so based on existing market conditions or otherwise. For instance, the manager could change or deviate from the Master Fund’s investment strategy or the manner in which it is implemented if, among other things, the manager determined to replace Gresham (in which case the Fund would no longer employ TAPSM because TAPSM is proprietary to Gresham), the commodity option markets experienced a lack of volatility or liquidity so that it was no longer in the best interest of the Fund and its shareholders for the Master Fund to employ the options-based risk management program, or unforeseen circumstances arose that necessitated a change in the Master Fund’s strategy or its implementation.

The manager is a wholly-owned subsidiary of Nuveen Investments, Inc., a Delaware corporation. Founded in 1898, Nuveen Investments and its affiliates had over $145 billion of assets under management as of March 31, 2006 Nuveen Investments is a publicly-traded company.

The manager is registered with the CFTC as a CTA (effective date of registration January 4, 2006) and as a CPO (effective date of registration January 4, 2006) and is a member of the NFA. Except to the extent carried out by the Fund’s independent audit committee, the manager has complete responsibility to ensure that the Fund complies with all obligations under the CEA. The manager has no operating history or experience in operating a commodity pool.

John P. Amboian is the President of the manager, William Adams IV is the Executive Vice President of the manager and Julia Antonatos and Gifford R. Zimmerman are each Managing Directors of the manager. Mr. Amboian (age 44) has been President of Nuveen Investments, Inc. and its various subsidiaries since May 1999. Prior thereto, he served as Executive Vice President of Nuveen Investments, Inc. and its subsidiaries since June 1995. Mr. Adams (age 50) has been Executive Vice President, U.S. Fund Products of Nuveen Investments, Inc. since December 1999. Prior thereto, Mr. Adams was Managing Director of Structured Investments effective September 1997 and Vice President and manager, Corporate Marketing effective August 1994. Ms. Antonatos (age 42) is a Managing Director (since 2005) of Nuveen Investments, LLC. Prior thereto, Ms. Antonatos was a Vice President, from 2002 to 2005, and an Assistant Vice President, from 2000 to 2002, of Nuveen Investments, LLC. Mr. Zimmerman (age 49) is a Managing Director (since 2002), Assistant Secretary and Associate General Counsel of Nuveen Investments, LLC. Prior thereto, Mr. Zimmerman was a Vice President and Assistant General Counsel of Nuveen Investments, LLC. Mr. Zimmerman also serves as a Managing Director (since 2002), General Counsel and Assistant Secretary of Nuveen Asset Management and Managing Director (since 2004) and Assistant Secretary (since 1994) of Nuveen Investments, Inc.

Commodity Subadvisor.

Background and Personnel.    The manager has selected Gresham to manage the assets of the Master Fund to be invested pursuant to TAP PLUSSM (TAPSM plus the risk management program). Gresham is a Delaware limited liability company, the successor to Gresham Investment Management, Inc. formed in July 1992. Gresham maintains its main business office at 67 Irving Place, 12th Floor, New York, NY 10003. Gresham is registered with the CFTC as a CTA (effective date of registration August 17, 1994) and as a CPO (effective date of registration August 17, 1994) and is a member of the NFA. Gresham also is registered with the SEC as an investment adviser. Gresham’s sole business activity is to render commodity interest advisory services and manage assets on behalf of its clients and administers two investment programs (TAPSM, and TAP PLUSSM). Gresham has not previously employed TAP PLUSSM for its own account or for the accounts of clients.

Gresham’s principals are Jonathan S. Spencer, Douglas J. Hepworth, Dr. Stanley A. Lefkowitz and Dr. Henry G. Jarecki. Mr. Spencer is responsible for investing the Master Fund’s assets in TAPSM and the risk management program.

Mr. Spencer (age 42), the President of Gresham since August 1995, has been registered with the CFTC as a principal and associated person of Gresham since August 17, 1994. Mr. Spencer is responsible for Gresham’s day-to-day operational and administrative matters. In December 1986, Mr. Spencer began working for The Falconwood Corporation, a family office that is affiliated with Gresham and that manages investments and affairs for the Jarecki family, and is currently a portfolio manager and an Executive Vice President of that office. Mr. Spencer also is the President of Enhanced Index Management, LLC, a Delaware limited liability company formed in March 1999 (“EIM”). Additionally, Mr. Spencer was the President of KPQ Futures, futures commission merchant, from September 1991 to July 1995, and Executive Vice President of Windham Futures Corporation (“Windham”) (formerly Brody, White & Company, Inc.), a futures commission merchant, from August 1995 to August 1996. Mr. Spencer received a Bachelor of Science Degree in Management Information Systems from the State University of New York at Buffalo in 1986.

Mr. Hepworth (age 45) is an Executive Vice President of Gresham since January 2004. He is registered with the CFTC as a principal and associated person of Gresham. Mr. Hepworth is the Director of Research and the Director of Marketing for Gresham and a member of the Investment Policy Committee for TAPSM. Mr. Hepworth re-joined The Falconwood Corporation in April 2000 as Director of Research and currently holds that title. He had worked there from June 1993 until June 1995; in the interim he worked for Millennium Partners, a multi-strategy hedge fund based in New York. Mr. Hepworth received his BA from Columbia College in 1982 and earned his CFA designation in 1994.

Dr. Lefkowitz (age 62) is an Executive Vice President and the Secretary of Gresham and has been registered with the CFTC as a principal of Gresham since August 17, 1994. Dr. Lefkowitz also is the Secretary of EIM. Dr. Lefkowitz was a principal of KPQ Futures from September 1991 to July 1995 and an Executive Vice President of Windham from August 1995 to August 1996. Dr. Lefkowitz graduated from Temple University in 1965 with a Bachelor of Arts degree in Chemistry and from Princeton University in 1970 with a Ph.D. in Chemistry.

Dr. Jarecki (age 72) is the Chairman of Gresham since 1992 as well as the head of the Investment Policy Committee for TAPSM. Dr. Jarecki is known in the precious metals business for his work with Mocatta & Goldsmid, bullion dealers to the Bank of England since 1671, and with Mocatta Metals Inc., a company he founded and later sold to Standard Chartered Bank. In addition, Dr. Jarecki’s career has included senior management positions at international commodity futures trading and brokerage firms, Brody White & Co., Inc. and Brody White (UK) Ltd., until their sale to the FIMAT arm of Societe Generale. Dr. Jarecki was the Chairman of MovieFone, Inc. until its sale to America Online in 1999. Dr. Jarecki was a Director of the NFA from 1979 to 1993 and served as a Director of the Commodity Exchange, Inc. from 1970 to 2002, the Chicago Board of Trade from 1970 to 1996, and the Futures Industry Association from 1979 to 1985. Dr. Jarecki has been continually employed by the Falconwood Corporation which he founded in 1976, and is the Chairman of that company. Dr. Jarecki was the Chairman of the Board of Windham from 1971 until August 1996. He is a graduate of the University of Heidelberg and is a practicing physician.

Gresham Investment Philosophy and Process.    Gresham will pursue the Master Fund’s investment objectives by utilizing an actively managed, rules-based commodity investment strategy and a risk management program (as used throughout, collectively, TAP PLUSSM), each discussed below. Gresham believes that commodities as an asset class are often under-represented in the investment portfolios of individuals, and that maintaining consistent exposure to commodities may potentially add significant diversification benefits to an investor’s portfolio that is otherwise composed primarily of equity securities and debt instruments. Because the structure and operation of the commodity futures markets provide an opportunity for investors to potentially achieve positive total returns, Gresham believes that fully collateralized long commodity futures contracts offer investors the most direct access and exposure to commodities as an asset class. Over the long-term, systematic, fundamental, rules-based programs that invest in fully collateralized long commodity futures contracts offer the potential for positive total returns with low correlations to equity and debt markets. Gresham believes that such rules-based programs should (i) focus on fundamental, qualitative factors, including world-wide production trends, trading volumes for commodity contracts, the volatility of futures contract prices and the liquidity of markets and (ii) create consistent exposure through a highly diversified basket of commodities that may substantially reduce the volatility of returns compared with investments in individual commodities or small groups of commodities with limited diversification. Gresham believes that the commodity markets offer a variety of tools that may be integrated with a risk management program to manage downside risk and create the potential for improved risk-adjusted returns.

Commodity Investment Strategy (TAPSM).    So long as Gresham is the commodity subadvisor, the Master Fund’s assets will be actively managed using a rules-based commodity investment strategy known as TAPSM that invests in a diversified basket of commodity futures and forward contracts with an aggregate notional value substantially equal to the net assets of the Master Fund. TAPSM is fundamental in nature and is designed to maintain a consistent exposure to commodities as an asset class and does not require the existence of price trends in order to be successful. Commodities as an asset class have traditionally provided diversification benefits to equity and fixed income portfolios. In addition, Fund shareholders may benefit from futures and forward contract price movements.

In order to be eligible for inclusion in TAPSM, futures and forward contracts must be denominated in U.S. dollars and have annual trading volumes in excess of 250,000 contracts. TAPSM currently requires investment in futures or forward contracts for three commodities in each of the energy, industrial metals, livestock, agriculturals, tropical foods and fibers and precious metals commodity groups. Commodity group weightings and individual commodity weightings are chosen by a process that blends two-thirds of five year global production value and one-third of five year value of commodity futures contracts traded in dollars. The process constrains the weightings of each commodity group such that no group may constitute more than 35% of TAPSM and no single commodity can constitute more than 70% of its group. In addition, each commodity is rebalanced periodically to its target weighting if its actual weighting deviates from its target substantially (currently, by more than 10%).

To make commodities futures investing comparable to typical unleveraged positions in equities and bonds, the futures need to be fully collateralized (typically, futures contracts have margin requirements that are 10% or less of the face value of the contract). In a fully collateralized futures purchase, the total return on commodity futures is composed of the price, roll, and collateral return. The price return reflects the movement in the spot price of the commodities; roll return measures the returns from investing in nearby futures contracts and rolling them over into the next nearby contract shortly prior to their expiration; and the portion of the collateral posted with the futures commission merchant as margin will return the 90-Day Treasury Bill rate. The balance of the collateral is managed by the collateral subadvisor for additional income through investment grade debt instruments having maturities of up to [two] years.

Risk Management Program.    The Master Fund will purchase substantially “out-of-the-money” commodity put options on a continual basis on all or substantially all of the notional value of its commodity futures and forward positions in order to seek protection against significant declines in the net asset value of the Fund’s shares due to declines in the Master Fund’s commodity investments. The Master Fund also will write commodity call options on a continual basis on approximately 50% of the notional value of each of its commodity futures and forward contract positions to obtain option premium cash flow.

The Master Fund will purchase put options on broad based commodity indices, such as the DJ/AIG-CI or the GSCI, or on custom indices, whose prices are expected to closely correspond to at least a substantial portion of the long commodity futures and forward contracts held by the Master Fund. The Master Fund may also purchase put options on baskets of commodities and on individual futures and forward contracts held by it. The commodity put options that the Master Fund will purchase will be approximately 8 to 12% “out-of-the-money”. The commodity put options will generally have terms of approximately 1 year, but may have terms of up to 3 years. The Master Fund will purchase OTC commodity put options and non-U.S. exchange-traded put options that are typically “European-style.” As a holder of a commodity put option, the Master Fund, in exchange for payment of a premium, has the right to receive from the seller of the commodity put option, if the current price is lower than the put exercise price, the difference between the put exercise price and the current price of the underlying commodity futures or forward contract on or before a specified date. Because the put options purchased by the Master Fund will be “out-of-the-money,” the Master Fund’s portfolio will not be fully protected against, and will bear the loss associated with, a market decline down to the exercise price of the option.

The Master Fund also will write (sell) near term, “out-of-the-money” call options on individual futures and forward contracts held by it, on baskets of commodities or on broad based commodity indices, such as the DJ/AIG-CI or the GSCI, whose prices are expected to closely correspond to those of at least a substantial portion of the commodity futures and forward contracts held by the Master Fund. The Master Fund will write commodity call options that are U.S. exchange-traded and that are “American-style.” The Fund also will write commodity call options that are non-U.S. exchange-traded and that are “European-style.” The Master Fund will write commodity call options on approximately 50% of each of its commodity futures and forward contracts. The Master Fund will write commodity call options that are approximately 5 to 10% “out-of-the-money” and that have terms of up to 6 months. As the writer of the call option, the Master Fund sells, in exchange for receipt of a premium, the right to any appreciation in the value of the futures or forward contract above a fixed price (the exercise price) on or before a certain date in the future. If, on or before the expiration of the call option, the purchaser exercises the call option, the Master Fund will be obligated to sell the futures or forward contract to the purchaser of the call at the option exercise price and will likely replace the futures or forward contract at a price that might be significantly higher.

Assuming that the changes in the value of the commodity investments underlying the value of the Master Fund’s call options will approximate the changes in the value of the Master Fund’s commodity futures and forward contracts (which cannot be assured), the combination of the Master Fund’s commodity investment strategy and the writing of “out-of-the-money” commodity call options will result in the Master Fund:

•	effectively retaining all of the appreciation, if any, as to approximately 50% of its commodity futures and forward contracts, and

•	effectively retaining up to approximately 5% to 10% of the appreciation, if any, as to the other approximately 50% of its commodity futures and forward contracts.

Regardless of the price performance of the commodity futures or forward contract, the Master Fund will retain the net option premium cash flow received by the Master Fund.

Collateral Subadvisor.

Background and Personnel.    The manager has selected the collateral subadvisor to invest the Master Fund’s collateral in short-term, investment grade quality debt instruments. The collateral subadvisor, like the manager, is a wholly-owned subsidiary of Nuveen Investments. The collateral subadvisor and its predecessors have been providing investment advice to mutual funds, closed-end funds and/or other institutional and retail clients since 1976. As of December 31, 2005, the collateral subadvisor had approximately $61 billion in assets under management. The collateral subadvisor is comprised of two seasoned investment teams: a Chicago-based municipal fixed income team and a Los Angeles-based taxable fixed income team. The taxable fixed income team has worked together since 2000 (including time at other firms) with senior professionals averaging over 17 years of investment experience. The team has diverse and extensive experience in credit research, economic analysis, financial engineering and risk management. The collateral subadvisor’s taxable fixed income team manages assets in several different strategies including multistrategy short-term, multistrategy core plus, high yield and emerging markets debt. The Master Fund’s collateral will be invested in short-term investment grade debt instruments, including obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities; corporate obligations; and asset-backed securities. Such instruments are common investments for the collateral subadvisor in several of its investment strategies.

Andrew Stenwall (age 40) is a Managing Director and Chief Investment Officer (CIO) of the Nuveen Taxable Income Team and is responsible for the Master Fund’s collateral debt instruments. Prior to joining Nuveen Asset Management in 2004, Mr. Stenwall served as the Fixed Income CIO for Bank of America Capital Management. Before becoming the Fixed Income CIO in 2002, Mr. Stenwall was the Managing Director in charge of taxable fixed income and the leader of the structured products team. From 1995 through 1997, Mr. Stenwall worked for Lazard Freres Asset Management as a senior portfolio manager. Mr. Stenwall received his MBA from the Anderson Graduate School of Management at UCLA and a bachelor’s degree in aeronautical engineering from Rensselaer Polytechnic Institute.

Investment Philosophy and Process.    The collateral subadvisor will invest the Master Fund’s collateral not otherwise held in a margin account by the commodity broker using a short-term, near-cash, fixed-income strategy. The collateral subadvisor will seek to outperform money market benchmarks using a top-down, relative value portfolio construction process. The approach will emphasize current income, liquidity and preservation of capital. As a result, the Master Fund anticipates that it will maintain significant collateral that will be invested in short-term debt instruments with maturities up to 2 years that, at the time of investment, are investment grade quality, including obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities, corporate obligations and asset-backed securities. A debt instrument is considered investment grade quality if it is rated within the four highest grades (BBB- or Baa3 or better by S&P, Moody’s or Fitch) by two or more nationally recognized statistical rating organizations that rate such instrument, or if it is unrated but judged to be of comparable quality by the collateral subadvisor. The collateral subadvisor expects to maintain a portfolio of debt instruments with an average credit quality of AA (or A1/P1 with respect to short-term instruments).

Management Fees

The Master Fund has agreed to pay an annual fee based on its average daily assets, as calculated daily, for the services and facilities provided by the manager, payable on a monthly basis, according to the following schedule:

Average Daily Managed Assets	Management Fee
Up to $500 million	1.250%
$500 million to $1 billion	1.225%
$1 billion to $1.5 billion	1.200%
$1.5 billion to $2 billion	1.175%
$2 billion and over	1.150%

Pursuant to an agreement between the manager and the commodity subadvisor, the commodity subadvisor will receive from the manager a fee based on the Master Fund’s average daily assets, payable on a monthly basis as follows:

Average Daily Managed Assets	Management Fee
Up to $500 million	0.3500%
$500 million to $1 billion	0.3375%
$1 billion to $1.5 billion	0.3250%
$1.5 billion to $2 billion	0.3125%
$2 billion and over	0.3000%

Pursuant to an agreement between the manager and the collateral subadvisor, the collateral subadvisor will receive from the manager a fee based on the Master Fund’s average daily assets, payable on a monthly basis as follows:

Average Daily Managed Assets	Management Fee
Up to $500 million	0.3000%
$500 million to $1 billion	0.2875%
$1 billion to $1.5 billion	0.2750%
$1.5 billion to $2 billion	0.2625%
$2 billion and over	0.2500%

In addition to the fee of the manager, the Master Fund pays all other costs and expenses of its operations, including custody fees, transfer agent expenses, legal fees, expenses of independent auditors, expenses of preparing, printing and distributing shareholder reports, notices, proxy statements, reports to governmental agencies, and taxes, if any.

Unless earlier terminated, the manager’s agreement with each of the subadvisors will remain in effect for two years from the commencement of the Master Fund’s investment operations, and are renewable for periods of up to two years. The agreements may be terminated at any time, without penalty, by either the manager or a subadvisor upon 60 days written notice. If the manager determines it is in the best interests of shareholders to select additional CTAs or replace a subadvisor, the manager will consider certain information with respect to each new CTA, including the following:

•	general information including the identity of its affiliates and key personnel;

•	investment strategy and risk management of the CTA;

•	the CTA’s financial condition;

•	relevant performance history and the quality of services provided;

•	fees and expenses; and

•	capacity to take on new business.

Regulatory and Litigation

Within the past 5 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the manager, the underwriters, the subadvisors, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

GRESHAM PERFORMANCE RECORD

Before the formation of Gresham, Dr. Jarecki and Mr. Spencer directed one proprietary account, a family trust, from January 1987 through the present. Gresham was formed in 1992 to continue the management of this account. Gresham began managing other client accounts in September 2004 and continues to manage client accounts. All of these accounts are traded pursuant to one strategy, the Tangible Asset Program (TAPSM). The capsule performance table on the following page reflects the actual performance of Gresham’s client accounts traded pursuant to TAPSM and does not include performance based on the use of the risk management program. The performance information relating to Gresham’s proprietary account using TAPSM is set forth in the Supplemental Performance Record Information in Part Two.

The results set forth in the accompanying performance records may not be representative of the results that may be achieved by Gresham in the future, in part because past results are not necessarily indicative of future results. Also, Gresham has not previously employed TAP PLUSSM and as a result, its historical performance record is not based on an investment approach that is identical to the investment approach to be used for the Master Fund. Additionally, the risk assumed and, consequently, the potential for profit experienced by a particular account at different times, and by different accounts at the same time, vary significantly according to market conditions and other factors described under the heading “Conflicts of Interest.”

Future investment performance also will be affected by the increasing amount of funds managed by the commodity subadvisor. For example in certain commodity investments, the commodity subadvisor may be unable to acquire positions as large as its strategy might otherwise dictate, because the sizes of these positions are limited by legal regulations. Also, “skid” or “slippage” (the difference between ideal and actual trade execution prices, and the transaction cost resulting therefrom) may increase with the execution of larger orders. Finally, fewer commodity investments may be sufficiently liquid to trade, reducing diversification and opportunities to profit.

For all of the above reasons, no investor should expect the same performance as that of any other account traded previously, simultaneously or subsequently by Gresham, its principals, or the composite presented herein, as past performance is not necessarily indicative of future results.

Composite Performance Capsule for Gresham Investment Management LLC

(assets under management as of 12/31/05 were approximately $492 million)

Name of CTA:	Gresham Investment Management LLC
Name of Trading Program:	Tangible Asset Program (TAPSM)
Inception of Trading by CTA:	July 1, 1992
Inception of Trading in Offered Program:	September 2, 2004
Number of accounts currently traded pursuant to the program as of 12/31/05:	2
Total notional Client assets[1] traded pursuant to the program as of 12/31/05:	$491,565,000
Largest monthly draw-down[2]:	-5.89%
Worst peak-to-valley draw-down[3]:	-6.053% from March 31 - May 31, 2005
Number of profitable accounts that are open:	3
Number of profitable accounts that are closed:	2
Range of returns experienced by profitable open accounts:	3.25% to 25.25%
Range of returns experienced by profitable closed accounts:	0.66% to 0.66%
Number of losing accounts that have opened:	0
Number of losing accounts that have closed:	0

1	Notional assets means assets in margin accounts and excess cash collateral controlled by the commodity subadvisor, regardless of the quantity of equity used to control the commodity investments.
2	Draw-down means any portfolio loss.
3	Peak-to-valley draw-down is the percentage decline between the portfolio’s highest value during a particular time frame and its lowest subsequent value during the same time frame.

Past Performance is Not Necessarily Indicative of Future Results. Pursuant to applicable rules of the CFTC, the performance record for TAPSM is presented since inception because it has less than a five year record. The Composite Performance Capsule and the Rates of Return apply only to TAPSM and not TAP PLUSSM because they do not include the risk management program.

Rate of Return (Net)

Month	2004	2005	2006
January	—	4.30%	2.76%
February	—	6.51%	—
March	—	2.85%	—
April	—	-5.53%	—
May	—	-0.56%	—
June	—	1.94%	—
July	—	4.30%	—
August	—	6.83%	—
September	5.19%	2.43%	—
October	1.19%	-4.14%	—
November	0.41%	0.52%	—
December	-5.82%	3.24%	—
Year	—	24.25%	—

Notes to Table:

1)	The Rates of Return are net of all fees and expenses. Fees and expenses include commissions and fees, administration fees, legal fees, audit fees and management fees.
2)	Gresham managed two separately managed accounts from August 31, 2004 to December 10, 2004. These accounts have been closed and were charged a monthly management fee annualized at 0.75%.
3)	Annualized commissions, transaction fees and expenses, including administration, legal, accounting and a maximum management fee of 1.25%, amounted to 1.40% of assets under management.
4)	The composite performance does not include a family office account beneficially owned by Dr. Jarecki, one of the principals of the commodity subadvisor, that was managed by Mr. Spencer pursuant to TAPSM. Certain data regarding this account are presented in Part Two of this prospectus under “Historical Correlation and Supplemental Performance Information.”

THE COMMODITY BROKER

Lehman Brothers Inc. (“Lehman”) will initially act as the commodity broker for the Master Fund and will clear transactions that may be executed by other brokerage firms on a “give-up” basis. In addition, Lehman may select itself or other brokers or dealers to execute forward contracts and OTC commodity put options. Lehman is a wholly owned subsidiary of Lehman Brothers Holdings Inc. Lehman has been known by various names since its organization and has been known by its present name since August 1993. Lehman is registered under the CEA as a futures commission merchant and a commodity pool operator, and is a member of the NFA. Lehman is also registered with the SEC as a securities broker-dealer. Lehman is a member of all major U.S. futures exchanges. Lehman’s main office is located at 745 Seventh Avenue, New York, NY 10019. Lehman’s telephone number at such location is (212) 526-7000.

The Master Fund has entered into a commodity brokerage agreement with Lehman that provides that Lehman is authorized to execute and clear transactions to purchase and sell commodity futures contracts and options on commodity futures contracts for the account of the Master Fund in accordance with instructions of the commodity subadvisor, that the Master Fund will promptly pay all margin requirements and investment losses, that either party may terminate the agreement upon notice. All assets, contracts and property of the Master Fund directly held by Lehman are held in accordance with applicable laws and regulations, including the CEA and CFTC regulations. Lehman is paid commissions for clearing and/or executing commodity interest transactions on behalf of the Master Fund. Commissions paid to Lehman are based on a schedule that varies according to the particular type of commodity futures contracts and options on commodity futures contracts that are the subject of a transaction. Commission amounts are per contract are up to $5.00 per side, plus NFA regulatory fees of $0.03 per contract.

The Fund will enter into forward contracts with Lehman or other dealers, acting as principals, that quote a spread between the price they are prepared to buy or sell a particular commodity. These “bid-asked” spreads represent a profit margin to the dealer for making a market in the commodity. Neither the Manager nor the commodity subadvisor can quantify the amount of dealer profit that is included in the price quoted by a dealer, but the commodity subadvisor will endeavor to purchase forward contracts from dealers who quote competitive prices.

Except as noted below, in the last five years, there have not been any administrative, civil, or criminal actions, pending or concluded, against Lehman that are “material” as that term is defined in Section 4.24(l)(2) of the Regulations of the Commodity Futures Trading Commission.

On December 20, 2002, Lehman reached an agreement in principle with the SEC, the New York State Attorney General’s Office, the New York Stock Exchange, the NASD and the North American Securities Administrators Association (on behalf of state securities regulators) to resolve their investigation relating to allegations of analyst conflicts of interest.

On April 28, 2003, a final global regulatory settlement based on the agreement in principle was announced, involving several of the leading securities firms in the U.S., including Lehman, and various federal and state regulators and self-regulatory organizations. Without admitting or denying any of the allegations of violations of certain NASD and NYSE rules relating to investment research activities, Lehman entered into consents and agreements with the SEC, the NYSE, the NASD and the Alabama Securities Commission (which acted as Lehman’s lead state regulator in connection with the settlement) to resolve their investigations of Lehman relating to those matters.

Pursuant to the settlement, Lehman agreed to (i) pay $25 million as a penalty, (ii) pay $25 million as disgorgement of commissions and other monies, (iii) contribute a total of $25 million over five years to provide third-party independent research to clients, (iv) contribute a total of $5 million over five years towards investor education, (v) adopt internal structural and operational reforms that will further augment the steps it has already taken to promote research analyst independence and (vi) be enjoined from the alleged violations of NASD and NYSE rules. In connection with the final settlement, Lehman also voluntarily agreed to adopt restrictions on the allocation of shares in initial public offerings to executives and directors of public companies.

Lehman expects to reach similar arrangements with most or all of the other states, the District of Columbia and the Commonwealth of Puerto Rico. Any monetary penalties and other payments required by these individual arrangements are expected to be included within the aggregate amounts discussed above.

Lehman has not passed on the adequacy or accuracy of this prospectus. Lehman neither will act in any supervisory capacity with respect to the manager, commodity subadvisor or collateral subadvisor nor participate in the management of those entities, the Fund or the Master Fund. Therefore, prospective investors should not rely on Lehman in deciding whether or not to invest in the Fund.

CONFLICTS OF INTEREST

Conflicts Relating to the Manager.    There are present and potential future conflicts of interest in the Fund’s structure and operation you should consider before you purchase shares. The manager will use this notice of conflicts as a defense against any claim or other proceeding made.

The collateral subadvisor is an affiliate of the manager. As a result of this affiliation the fee paid out of the manager’s fee to the collateral subadvisor has not been established by “arm’s-length” negotiation, and the manager has less of an incentive to replace the collateral subadvisor.

The manager has sole current authority to manage the investments and operations of the Fund and the Master Fund, and may act to create a conflict with shareholders’ best interests. The manager has not established and likely will not establish formal procedures to resolve potential conflicts of interest resulting from, or that may result from, its sole authority to manage the investments and operations of the Fund and the Master Fund. These potential conflicts may adversely affect both shareholders of the Fund and the manager. For instance, although the manager intends to cause the Master Fund to make monthly distributions to the Fund, and in turn, to cause the Fund to make monthly distributions to shareholders, it has the discretion to withhold distributions, which could have the effect of increasing its management fees. Your lack of voting control will limit your ability to influence matters such as amendment of the Declaration of Trust, change in the Fund’s and the Master Fund’s basic investment policy, the expenses incurred by the Fund, dissolution of the Fund or the Master Fund, or the sale or distribution of the Fund’s or the Master Fund’s assets.

Conflicts Relating to the Commodity Subadvisor.    Situations may arise where the Master Fund could be disadvantaged because of activities conducted by the commodity subadvisor for other clients or for the commodity subadvisor, its principals, affiliates or employees. Such situations may be based on, among other factors, legal restrictions on the combined size of commodity positions (commonly referred to as “position limits”) that may be taken for all accounts managed by the commodity subadvisor and its principals; the difficulty of liquidating an investment for more than one account where the market cannot absorb the sale of the combined positions; or the determination that a particular investment is warranted only if hedged with an option and there is limited availability of such options. It is possible that investment decisions of the commodity subadvisor may be modified and that positions held by the Master Fund may have to be liquidated to avoid exceeding such limits. See “Speculative Position Limits” on page 74 of this prospectus. Instances also may arise where the commodity subadvisor determines that an investment opportunity is suitable for more than one account but the market is too illiquid to enable each such client to participate to the extent advisable. In the above situations, or in other situations in which conflicts arise, the commodity subadvisor will endeavor to allocate investment opportunities fairly.

The commodity subadvisor in the future may manage accounts that pay higher advisory fees than the Master Fund, which may provide the commodity subadvisor with a financial incentive to favor such other accounts over the Master Fund.

Commodity contract orders for a client account may, but are not required to, be combined with orders for other accounts managed by the commodity subadvisor, including other client accounts and proprietary accounts. When orders are combined and it is not possible to receive the same execution price, the commodity subadvisor utilizes average pricing when allocating executed orders among accounts where possible, and a client account will be charged or credited with the average price. The effect of the average price may operate on some occasions to the disadvantage of the Master Fund. Where it is not possible to use average pricing, the commodity subadvisor will allocate executed orders in accordance with a systematic methodology that is designed to assure equitable treatment of all accounts over time. The effect of using this methodology may on some occasions disadvantage the Master Fund.

Conflicts Relating to the Manager and the Commodity Subadvisor.    The manager and the commodity subadvisor, respectively, intend to operate other domestic and foreign commodity pools in the future. The manager and the commodity subadvisor and their principals therefore may be subject to conflicting demands in respect of their obligations to accounts managed and commodity pools operated by them. The manager and the commodity subadvisor and their principals will endeavor to treat each commodity pool and managed account fairly and will not intentionally favor one account or commodity pool over any other.

Principals, affiliates, and employees of the manager and the commodity subadvisor may trade for their own accounts. This could involve a conflict of interest in that such trades may be different from, or opposite to, those of clients. It is possible that the proprietary positions taken by the manager or commodity subadvisor’s principals, affiliates, and employees may not be held for the same period of time or may be in different markets than positions taken by the commodity subadvisor on behalf of a client’s account. Accordingly, no assurance may be given that the proprietary investment results of the principals, affiliates, and employees of the manager or commodity subadvisor will be the same as the performance in a client’s account. Moreover, the records of the proprietary accounts of the principals, affiliates, and employees of the manager and the commodity subadvisor will not be available for review or inspection by clients. It is the commodity subadvisor’s fiduciary responsibility, however, to trade all client accounts in the best interests of the clients. Although principals, affiliates, and employees of the manager or commodity subadvisor may trade for their own account, they will not be permitted to take positions recommended for client accounts ahead of, or on a more favorable basis than, client accounts. However, as stated, situations may arise where the Master Fund could be disadvantaged because of such investment activity. Because each client’s fee arrangement may be different, a potential conflict may arise in the allocation of the commodity subadvisor’s time and resources among clients paying differing fees.

Officers of the commodity subadvisor are not permitted to establish, maintain or accept any authority or payments relating to any commodity or commodity-related brokerage accounts, whether in the officer’s own name or in the name of any other person or entity, without obtaining the commodity subadvisor’s prior consent. Officers of the commodity subadvisor are required to notify the commodity subadvisor in writing if they maintain a personal securities account at a brokerage firm and, in such a case, duplicate account statements must be provided to the commodity subadvisor. The commodity subadvisor requires its officers who are involved in its advisory business or who have access to information regarding pending transactions for advisory clients to enter transactions for their own personal accounts contemporaneously (to the extent practicable) with transactions being effected for the commodity subadvisor or any of its advisory clients, or to refrain from engaging in transactions for their own personal accounts of the nature being effected for the commodity subadvisor or any of its advisory clients until the latter have been completed. To the extent that the commodity subadvisor adds personnel to its payroll in the future, such personnel will be held to the same standard and subject to the same conditions and restrictions on proprietary investment as officers of the commodity subadvisor. In the interests of privacy, clients will not be permitted to inspect the records of investment by the commodity subadvisor, its affiliates, principals, and employees. In addition, entities controlled by Dr. Jarecki and the commodity subadvisor’s principals, affiliates, and employees, may buy or sell the same commodity futures and forward contracts and options on commodity futures and forward contracts and U.S. government securities for their own account that the commodity subadvisor transacts on behalf of its advisory clients, including the Master Fund. The commodity subadvisor’s internal policy provides for a quarterly and annual review by its chief compliance officer of the brokerage statements of Jarecki entities, as well as those of other related persons, to ensure no conflicts of interest exist. The commodity subadvisor has a code of ethics, which, among other things, governs personal securities trading activities in the accounts of its employees and principals.

The Commodity Broker.    Participants in the futures market typically maintain relationships with two types of commodity brokers: executing brokers and clearing brokers. The executing broker is the one who executes the transactions on the exchange, and the clearing broker is the one who clears the transactions and maintains custody of the customer’s funds deposited as margin and its positions. The Master Fund intends to use Lehman as its clearing broker and the executing broker on various commodity transactions by the Master Fund and Lehman may also act as a dealer or counterparty on forward contracts entered into by the Master Fund. The Master Fund may also place orders with different executing brokers. The executing broker may act as an executing broker for its own account, accounts of affiliates or accounts in which it or one of its affiliates has a financial interest. The compensation received by the executing broker from such accounts may be more or less than the compensation received for brokerage, forward trading and dealer services provided to the Master Fund. In addition, various accounts traded through the executing broker (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Master Fund or may compete with the Master Fund for the same positions. The executing broker may have a conflict of interest in its execution of trades for the Master Fund and for other customers. The commodity subadvisor will, however, not retain any executing broker for the Master Fund which the commodity subadvisor has reason to believe would knowingly or deliberately favor any proprietary account or other customer account over the Master Fund with respect to the execution of commodity interest positions.

The executing broker will benefit from executing orders for other clients, whereas the Master Fund may be harmed to the extent that the executing broker has fewer resources to allocate to the Master Fund’s accounts due to the existence of such other clients.

Certain officers or employees of the commodity brokers may be members of U.S. commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Master Fund.

INVESTMENT POLICIES OF THE MASTER FUND

Liquidity

The Master Fund invests only in commodity futures and forward contracts that are traded in sufficient volume to permit, in the manager’s opinion, ease of taking and liquidating positions in these financial interests. Sufficient volume includes only those futures and forward contracts that trade at least 200,000 contracts per year and that are in the top three of their respective commodity groups by a measure that includes trading volume.

Leverage

Although the Master Fund has no current intention to utilize leverage (and subject to the specified limitation noted below), the Master Fund may utilize leverage through the issuance of its preferred units and/or borrowings. The Master Fund (and the Fund) may not utilize leverage in an amount exceeding 33% of the Master Fund’s capital after such leverage. In the event that the Master Fund determines in the future to use leverage through the issuance of preferred units or borrowings, there can be no assurance that the Master Fund’s leverage strategy will be successful. The use of leverage creates special risks for shareholders of the Fund, including the likelihood of greater volatility of net asset value and market price of shares and the risk that fluctuations in rates on preferred units or in borrowing costs may affect the return to shareholders. The Master Fund will pay any costs and expenses relating to the issuance and ongoing maintenance of any preferred units and borrowings, which will result in a reduction of the net asset value of the Master Fund units, and consequently the Fund’s shares, if the Master Fund utilizes leverage. In addition, the fee paid to the manager will be calculated based on the Master Fund’s average daily assets (including assets attributable to any preferred units that may be outstanding and the principal amount of any borrowings).

Other Borrowings

Except as noted above regarding leverage, borrowings will not be used by the Master Fund, unless the Master Fund is required to borrow money in the event of delivery, if the Master Fund trades in cash commodities, or for short-term needs.

Portfolio Restrictions

Commodity Put and Call Options.    The Master Fund expects to purchase commodity put options and write call options on commodity futures and forward contracts, subject to the following restrictions. The Master Fund may only:

•	purchase exchange-traded or OTC put options, provided that immediately after any such purchase not more than 5% of the Master Fund’s total assets would be invested in OTC commodity put options;

•	purchase commodity put options, provided that after any such purchase the Master Fund would not have more than 100% of the notional value of its total assets (taken at current value) subject to such put options;

•	write exchange-traded commodity call options with respect to its commodity futures and forward contracts; and

•	enter into closing sale or purchase transactions with respect to OTC commodity put or call options.

General.    No single commodity position in the portfolio will exceed 30% of the Master Fund’s net assets.

Margin Requirements

Original or initial margin is the minimum amount of funds that must be deposited by the Master Fund with the commodity broker to initiate and maintain an open position in futures contracts. Maintenance margin is the amount (generally less than the original margin) to which an account may decline before additional margin must be delivered. A margin deposit is like a cash performance bond. It helps assure the performance of the futures contracts purchased or sold by the Master Fund. Futures contracts are customarily bought and sold on margin that represents a very small percentage (ranging upward from less than 2%) of the aggregate purchase or sales price of the contract. Because of such low margin requirements, price fluctuations occurring in the futures markets may create profits and losses that, in relation to the amount invested, are greater than are customary in other forms of investment or speculation. The amount of margin required in connection with a particular futures contract is set by the exchange on which the contract is traded and may be modified by the exchange during the term of the contract.

Brokerage firms, such as the Master Fund’s clearing brokers, carrying accounts in commodity contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy to further protect themselves. The clearing brokers may require the Master Fund to make margin deposits equal to exchange minimum levels for all commodity contracts. This requirement may be altered in the clearing brokers’ discretion.

Investing in the OTC markets where no clearing facility is provided generally does not require exchange-style margin but may require other forms of credit support.

When the Master Fund purchases an option, there is no margin requirement; however, the option premium must be paid in full. When the Master Fund sells an option, on the other hand, the Master Fund is required to deposit margin in an amount determined by the margin requirements established for the underlying interest and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the writing of options, although adjusted to reflect the probability that “out-of-the-money” options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to spreads and conversions, which are complex investment strategies in which a trader acquires a mixture of options positions and futures positions in the underlying interest.

Margin requirements are computed each day by the Master Fund’s clearing broker. When the market value of a particular open commodity position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a reasonable time, the broker may close out the position. With respect to the Master Fund’s investing, the Master Fund (and not its investors personally) is subject to margin calls.

DESCRIPTION OF FUND SHARES AND THE MASTER FUND UNITS

Fund Shares and Master Fund Units

The shares represent units of fractional undivided beneficial interest in and ownership of the Fund. For a description of the rights and privileges of shareholders under the Declaration of Trust, see “Declaration of Trust and LLC Agreement.”

The Fund will invest all of the proceeds of its offering of shares in the Master Fund. The Master Fund will issue units of membership interest, or Master Fund units, which represent units of fractional undivided membership interest in and ownership of the Master Fund. Master Fund units may be purchased or redeemed on a continuous basis, but only by the Fund and the manager. The Fund will own approximately 99% of the Master Fund units, and the manager will own the remaining Master Fund units. The Fund will hold no investment assets other than the Master Fund units. The investment results of the Fund will be directly and completely dependent on the investment results of the Master Fund.

Transfer Agent and Registrar

[            ], [            ], [            ], respectively, are the Fund’s transfer, shareholder services and distribution paying agents. The Master Fund will be responsible for the Fund’s transfer agency fees in the amount of 0.04% of the Master Fund’s total assets per year.

The Fund’s and the Master Fund’s custodian is [            ] . The custodian performs custodial, fund accounting and portfolio accounting services.

All fees charged by the transfer agent for transfers and withdrawals of shares are borne by the Fund, except that fees similar to those customarily paid by stockholders for surety bond premiums to replace lost or stolen certificates, taxes or other governmental charges, special charges for services requested by a shareholder and other similar fees or charges are borne by the affected shareholder. There is no charge to shareholders for disbursements of Fund distributions of available cash. The Fund will indemnify the transfer agent and its agents from certain liabilities.

The transfer agent may at any time resign, by notice to the Fund, or be removed by the Fund. Such resignation or removal will become effective upon the appointment by the manager of a successor transfer agent and registrar and its acceptance of such appointment. If no successor has been appointed and has accepted such appointment within 30 days after notice of such resignation or removal, the manager is authorized to act as the transfer agent and registrar until a successor is appointed.

Limited Voting Rights

The manager manages the Fund’s day-to-day operations and strategic direction. Except as described under “Declaration of Trust and LLC Agreement—Withdrawal or Removal of the Manager”, neither the Board of Trustees nor the shareholders will have any right to elect or remove the manager.

Transfer of Shares

After completion of this offering, shares will trade on the American Stock Exchange under the ticker symbol listed in this prospectus. Shares can be bought and sold throughout the trading day like other publicly traded securities. When buying or selling shares through a broker, most investors will incur customary brokerage commissions and charges.

DISTRIBUTIONS

Commencing with the first distribution, the Fund intends to make regular monthly distributions to its shareholders at a level rate (stated in terms of a fixed cents per share distribution rate) based on the past and projected performance of the Fund, which in turn is dependent on the past and projected performance of the Master Fund. The Fund’s ability to make distributions at such a level rate will depend on a number of factors, including, most importantly, the long-term total returns generated by the Master Fund’s commodity investments and the income generated through the Fund’s risk management program. As portfolio and market conditions change, the rate of distributions on the shares of the Fund’s distribution policy could change. The Master Fund expects to receive substantially all of its current income and gains from the following sources:

•	realized and unrealized net capital gains (both short-term and long-term) from the sale or the marking-to-market of commodity futures and forward contracts or options on such contracts;

•	net income plus (or minus) realized or unrealized capital gains (or losses) from the options-based risk management program; and

•	interest and/or capital gains received on collateral invested in high quality short-term debt instruments, government securities and cash equivalents.

The Fund’s actual financial performance will likely vary significantly from month-to-month and from year-to-year, and there may be periods, perhaps of extended durations of up to several years, when the distribution rate will exceed the Fund’s actual total returns. The Fund’s projected or actual distribution rate is not a prediction of what the Fund’s actual total returns will be over any specific future period.

As portfolio and market conditions change, the rate of distributions on the shares and the Fund’s distribution policy could change. To the extent that the total return of the Fund’s overall strategy exceeds the distribution rate for an extended period, the Fund may be in a position to increase the distribution rate or distribute supplemental amounts to shareholders. Conversely, if the total return of the Fund’s overall strategy is less than the distribution rate for an extended period of time, the Fund will effectively be drawing upon its net asset value to meet payments prescribed by its distribution policy.

The Fund may make total distributions during a given calendar year in an amount that exceeds the Fund’s net income and net gains for that calendar year, in which case the excess would normally be treated by shareholders as non-taxable return of capital for tax purposes, which would require the shareholder to reduce his or her basis in the shares by the amount of the return of capital. Also, there may be periods during which the Fund’s distributions may exceed the Fund’s net cash flow from distributions from the Master Fund. The distributions paid by the Fund to its shareholders should not be viewed as “income.”

At the same time that it pays a monthly distribution, the Fund will post on its website (www.nuveen.com), and make available in written form to holders of its Common Shares a notice of the estimated sources and tax characteristics of the Fund’s distributions (i.e., what percentage of the distributions is estimated to constitute ordinary income, short-term capital gains, long-term capital gains, and/or a non-taxable return of capital) on a year-to-date basis. These estimates may be based on certain assumptions about the Fund’s expected investment returns and the realization of net gains, if any, over the remaining course of the year. These estimates may, and likely will, vary over time based on the activities of the Fund and changes in the value of portfolio investments. The Fund expects that it will provide this type of information primarily on a tax basis, instead of on a generally accepted accounting principles (GAAP) basis, because experience has shown that fund shareholders are most concerned about the tax character of their distributions, and because the Fund expects that the distributions’ tax characteristics will fairly reflect the economic basis of the funds’ distributions and returns. The final determination of the source and tax characteristics of all distributions will be made after December 31 in each year, and reported to shareholders on IRS Form 1099 supplemented by additional tax information relating to the Master Fund’s tax status as a partnership early the following year.

The Master Fund and the Fund expect to declare their initial distributions approximately 45 days, and to pay that distribution, approximately 60 to 90 days after the completion of this offering, depending on market conditions. Under certain market conditions, the Master Fund and the Fund may not make distributions. Depending on the amount of distributions and on the allocations of tax items to shareholders, it is possible you may recognize taxable income without a corresponding receipt of cash. See “Federal Income Tax Consequences—U.S. Shareholders/Treatment of Master Fund Income.” The Master Fund will make distributions to the Fund (and the Fund will in turn make distributions to its shareholders) so long as the fair value of the Master Fund’s assets generally exceeds its liabilities.

NET ASSET VALUE

The [            ] calculates the net asset value of the Master Fund’s units after the close of the [markets] each day.

Net asset value per Master Fund unit is computed by dividing the value of all assets of the Master Fund (including any accrued interest and dividends), less all liabilities (including accrued expenses and distributions declared but unpaid), by the total number of Master Fund units outstanding. Under the Master Fund’s current operational procedures, the Master Fund’s net asset value is calculated after close of the American Stock Exchange each day. Because there will be a direct correspondence between the shares and the Master Fund units, the net asset value per share of the Fund and the net asset value per Master Fund unit will be equal. The Fund does not expect that the American Stock Exchange will publish an intra-day indicative value of the Fund and the shares.

The values of the Master Fund’s exchange-traded commodity futures and forward contracts and options on commodity futures and forward contracts are valued at the settlement price determined by the principal exchange on which they are traded. Market quotes for the Master Fund’s exchange-traded commodity futures and forward contracts and options on commodity futures and forward contracts may not be readily available if a contract cannot be liquidated due to the operation of daily limits or, due to extraordinary circumstances, the exchanges or markets on which the investments are traded do not open for trading the entire day and no other market prices are available. In addition, events may occur after the close of the relevant market, but prior to the determination of the Master Fund’s net asset value, that materially affect the values of the Master Fund’s investments. In such circumstances, the Master Fund will use an independent pricing service to value such investments. The commodity subadvisor will review the values as determined by the independent pricing service and discuss those valuations with the pricing service if appropriate based on pricing oversight guidelines established by the manager that it believes are consistent with industry standards.

The values of the Master Fund’s OTC commodity put options are valued by the commodity subadvisor pursuant to guidelines established by the manager so long as such guidelines are consistent with industry standards, which may include the use of quotation reporting systems, established investment bank counterparties, or other market indicators. In addition, the Master Fund may use an independent pricing service to value such OTC commodity put options.

In the event the commodity subadvisor uses an independent pricing service to value any of its commodity futures and forward contracts, options on commodity futures and forward contracts and OTC commodity put options, the pricing service typically will value such commodity commodity futures and forward contracts, options on futures and forward contracts and OTC commodity put options using a wide range of market data and other information and analysis, including reference to transactions in other comparable investments if available. The procedures of any independent pricing service provider will be reviewed by the manager on a periodic basis.

USE OF PROCEEDS

The Fund will invest the net proceeds of the offering in accordance with the Fund’s investment objectives as stated herein. The Fund initially will apply all of its assets toward the purchase of Master Fund units. The Master Fund initially will invest all of its assets in commodity futures and forward contracts and options on commodity futures and forward contracts and OTC commodity put options, and short-term investment grade debt instruments constituting collateral assets. The manager has sole authority to determine the percentage of assets that will be:

•	held on deposit with the commodity broker or other custodian,

•	used for other investments, and

•	held in bank accounts to pay current obligations and as reserves.

The commodity subadvisor and the collateral subadvisor expect to deposit a portion of the Master Fund’s net assets with the commodity broker or other custodian as initial margin for investments. It is presently anticipated that the Master Fund will be able to invest substantially all of its net proceeds in accordance with its investment objectives within approximately 30 business days after the completion of the offering. Pending such investment, it is anticipated that the proceeds will be invested in cash and obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities.

The Master Fund uses only short-term securities to satisfy margin requirements. The manager expects that all entities that will hold or invest the Master Fund’s assets will be based in the U.S. and will be subject to U.S. regulations.

Approximately 15% of the Master Fund’s assets will normally be committed as margin for commodity futures and forward contracts (approximately half of which will be initial margin and the other half of which will be variation margin). All of the margin will be held at Lehman in an interest-bearing cash account or invested in obligations, selected by the collateral subadvisor, issued or guaranteed by the U.S. government, its agencies or instrumentalities. The notional value of the Master Fund’s commodity interest positions will not exceed the Master Fund’s net asset value. However, the percentage of assets committed as margin may be substantially more, or less, than such range. All interest income is used for the Master Fund’s benefit.

The clearing broker, government agency or any commodity exchange on which the Fund trades could increase margins applicable to the Fund to hold futures, forwards or options positions at any time. Moreover, margin is merely a security deposit and part of the Fund’s debt instruments used as collateral.

The offering and organization expenses are expected to be 0.59% and underwriting commissions are expected to be 4.5% of the offering price of the shares.

UNDERWRITING

Subject to the terms and conditions stated in the underwriting agreement dated the date hereof, each underwriter named below has severally agreed to purchase, and the Fund has agreed to sell to such underwriter, the number of shares set forth opposite the name of such underwriter.

Underwriters	Number of Shares

Total

The underwriting agreement provides that the obligations of the several underwriters to purchase the shares included in this offering are subject to approval of certain legal matters by counsel and to certain other conditions. The underwriters are obligated to purchase all the shares (other than those covered by the over-allotment option described below) if they purchase any of the shares. The representatives have advised the Fund that the underwriters do not intend to confirm any sales to any accounts over which they exercise discretionary authority.

The underwriters, for whom [            ] are acting as representatives, propose to offer some of the shares directly to the public at the public offering price set forth on the cover page of this prospectus and some of the shares to certain dealers at the public offering price less a concession not in excess of $[            ] per share. The underwriting discounts and commissions the Fund will pay of $[            ] per share is equal to [            ]% of the initial offering price. The underwriters may allow, and such dealers may reallow, a concession not in excess of $[            ] per share on sales to certain other dealers. If all of the shares are not sold at the initial offering price, the representatives may change the public offering price and other selling terms. Investors must pay for any share purchased on or before [            ], 2006. In connection with this offering, Nuveen may perform clearing services without charge for brokers and dealers for whom it regularly provides clearing services that are participating in the offering as members of the selling group.

The Fund has granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to [            ] additional shares at the public offering price less the underwriting discounts and commissions. The underwriters may exercise such option solely for the purpose of covering overallotments, if any, in connection with this offering. To the extent such option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase a number of additional shares approximately proportionate to such underwriter’s initial purchase commitment.

The Fund[, the Master Fund] and the subadvisors have each agreed that, for a period of 180 days from the date of this prospectus, they will not, without the prior written consent of [            ], on behalf of the underwriters, dispose of or hedge any shares or any securities convertible into or exchangeable for shares. [            ] in its sole discretion may release any of the securities subject to these agreements at any time without notice. Neither the Fund, the Master Fund nor the subadvisors will purchase shares of the Fund in this offering.

Prior to the offering, there has been no public market for the shares. Consequently, the initial public offering price for the shares was determined by negotiation among the Fund, the manager and the representatives. There can be no assurance, however, that the price at which the shares will sell in the public market after this offering will not be lower than the price at which they are sold by the underwriters or that an active trading market in the shares will develop and continue after this offering. The Fund has applied to have its shares listed for trading on the American Stock Exchange under the trading or “ticker” symbol “[    ].”

The following table shows the underwriting discounts and commissions that the Fund is to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares:

Paid by Fund
	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

The Fund, the manager and the subadvisors have each agreed to indemnify the several underwriters or to contribute to losses arising out of certain liabilities, including liabilities under the Securities Act.

Total expenses of the share offering payable by the Fund are estimated to be $[            ]or $[            ] per share. Included in the calculation of offering costs is a partial reimbursement of certain underwriting expenses incurred by the underwriters in the offering.

In connection with the offering, [            ], on behalf of the underwriters, may purchase and sell shares in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of shares in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of shares in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when [            ] repurchases shares originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of shares. They may also cause the price of shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the American Stock Exchange, or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Certain underwriters may make a market in the shares after trading in the shares has commenced on the American Stock Exchange or elsewhere. No underwriter is, however, obligated to conduct market-making activities and any such activities may be discontinued at any time without notice, at the sole discretion of the underwriter. No assurance can be given as to the liquidity of, or the trading market for, the shares as a result of any market-making activities undertaken by any underwriter. This prospectus is to be used by any underwriter in connection with the offering and, during the period in which a prospectus must be delivered, with offers and sales of the shares in market-making transactions in the over-the-counter market at negotiated prices related to prevailing market prices at the time of the sale.

In connection with the requirements for listing the Fund’s shares on the American Stock Exchange, the underwriters have undertaken to sell lots of 100 or more shares to a minimum of 400 beneficial owners in the U.S. The minimum investment requirement is 100 shares.

The underwriting agreement provides that it may be terminated in the absolute discretion of the representatives without liability on the part of the underwriters to the Fund or the [subadvisors] [manager] if, prior to the delivery of and payment for the shares, (i) trading in the Fund’s shares shall have been suspended by the SEC, the American Stock Exchange or elsewhere or trading in securities generally on either the American Stock Exchange or elsewhere shall have been suspended or limited or minimum prices for trading in securities generally shall have been established on either the American Stock Exchange or elsewhere, (ii) a commercial banking moratorium shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the U.S. of a national emergency or war, or other calamity or crisis the effect of which on financial markets in the U.S. is such as to make it, in the sole judgment of the representatives, impracticable or inadvisable to proceed with the offering or delivery of the shares as contemplated by the prospectus (exclusive of any supplement thereto).

A prospectus in electronic format may be available on the websites maintained by one or more of the underwriters. The representatives may agree to allocate a number of shares to the underwriters for sale to their online brokerage account holders. The representatives will allocate shares to underwriters that may make Internet distributions on the same basis as other allocations. In addition, shares may be sold by the underwriters to securities dealers who resell shares to online brokerage account holders.

The Fund anticipates that certain of the underwriters may act as brokers or dealers in connection with the execution of the Fund’s portfolio transactions after they have ceased to be underwriters and, subject to certain restrictions, may act as brokers while they are underwriters.

Nuveen, 333 West Wacker Drive, Chicago, Illinois 60606, one of the representatives of the underwriters, is an affiliate of the collateral subadvisor.

The principal business address of [            ] is [                            ].

ERISA CONSIDERATIONS

General

This section highlights certain considerations that arise under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Internal Revenue Code of 1986, as amended (the “Code”), which a fiduciary of an “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Fund. “Employee benefit plans” and “plans” are referred to below as “Plans,” and fiduciaries with investment discretion are referred to below as “Plan Fiduciaries.” Plans include, for example, corporate pension and profit sharing plans, 401(k) plans, “simplified employee pension plans,” Keogh plans for self-employed persons and IRAs.

Special Investment Consideration

Each Plan Fiduciary must consider the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that the investment is prudent for the Plan, that the investments of the Plan are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the terms of the Plan.

The Fund Should Not Be Deemed to Hold “Plan Assets”

A regulation issued under ERISA (the “ERISA Regulation”) contains rules for determining when an investment by a Plan in an equity interest of a statutory trust will result in the underlying assets of the trust being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of a statutory trust will not be plan assets of a Plan that purchases an equity interest in the trust if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”). If the underlying assets of a trust are considered to be assets of any Plan for purposes of ERISA or Section 4975 of the Code, the operations of such trust would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

The Publicly-Offered Security Exception applies if the equity interest is a security that is:

(1) “freely transferable” (determined based on the applicable facts and circumstances);

(2) part of a class of securities that is “widely held” (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

(3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The manager believes that the conditions described above will be satisfied with respect to the shares. Therefore, the shares should constitute “publicly-offered securities” and the Fund’s underlying assets should not be considered to constitute plan assets of any Plan that purchases shares.

Ineligible Purchasers

In general, shares may not be purchased with the assets of a Plan if the manager, the commodity broker, the subadvisors or any of their affiliates or employees either:

(1) exercise any discretionary authority or discretionary control respecting management of the Plan;

(2) exercise any authority or control respecting management or disposition of the assets of the Plan;

(3) render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan;

(4) have any authority or responsibility to render investment advice with respect to any moneys or other property of the Plan; or

(5) have any discretionary authority or discretionary responsibility in the administration of the Plan.

In order to comply with these prohibitions, a Plan Fiduciary must represent that one of the following is true:

(1) neither Nuveen nor any of its employees or affiliates (a) manages any part of the Plan’s investment portfolio or (b) has an agreement or understanding with the Plan Fiduciary where Nuveen or any of its employees or affiliates regularly provides the Plan Fiduciary with individualized information, recommendations or advice used as a primary basis for the Plan’s investment decisions.

(2) a relationship described in (1) above applies to only a portion of the Plan’s assets and the Plan Fiduciary will invest in the Fund only from the portion of the Plan’s assets as to which no such relationship exists.

Violations of the rules under ERISA and/or Section 4975 of the Code by fiduciaries can result in various types of liabilities, including civil penalties and excise taxes. Because of the complexity of these rules, Plan Fiduciaries are strongly encouraged to consult with their legal advisors prior to causing a Plan to invest in the Fund.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

The Fund and the Master Fund are new and do not have any operating history.

Critical Accounting Policies

Preparation of the financial statements and related disclosures in compliance with accounting principles generally accepted in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates. Both the Fund’s and the Master Fund’s application of these policies involves judgments and actual results may differ from the estimates used.

Liquidity and Capital Resources

As of the date of this prospectus, the Master Fund has not begun investment activities. To date its only transactions have been preparation of this offering and a capital contribution of $1,000 to the Master Fund by the manager. Once the Master Fund begins investment activities, it is anticipated that a portion of its net assets will be allocated to investments in commodity futures and forward contracts, options on commodity futures and forward contracts and OTC commodity put options. A significant portion of the Master Fund’s net assets are expected to be held in debt instruments and instruments permitted by the CFTC for investment of customer segregated or secured amount funds by a futures commission merchant, substantially all of which will be highly liquid. A portion of these instruments will be used as margin or collateral for the Master Fund’s investments in commodity futures and forward contracts, options on commodity futures and forward contracts and OTC commodity put options and the remainder will be available for use by the Master Fund.

The Master Fund’s investments in commodity futures and forward contracts, options on commodity futures and forward contracts and OTC commodity put options may be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, commodity exchanges limit fluctuations in certain commodity futures contract prices during a single day by regulations referred to as “daily limits.” During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the futures contract can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent the Master Fund from promptly liquidating its commodity futures positions.

Since the Master Fund will invest in commodity futures and forward contracts, its capital will be at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).

Market Risk

Investing in commodity futures and forward contracts will involve the Master Fund entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The market risk associated with the Master Fund’s commitments to purchase commodities will be limited to the gross or face amount of the contracts held.

The Master Fund’s exposure to market risk will be influenced by a number of factors including changes in international balances of payments and trade, currency devaluations and revaluations, changes in interest and foreign currency exchange rates, price volatility of commodity futures and forward contracts and market liquidity. The inherent uncertainty of the Master Fund’s investments as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of investors’ capital.

Credit Risk

When the Master Fund enters into commodity futures and forward contracts, options on commodity futures and forward contracts and OTC commodity put options, the Master Fund will be exposed to credit risk that the counterparty to the contract will not meet its obligations. Counterparty risk on OTC commodity put options will be greater because the counterparty is an individual financial institution rather than a clearing house. The Master Fund does not expect that more than 5% of the Master Fund’s net assets will be used to purchase OTC put options. The counterparty for futures contracts and options on futures contracts traded on U.S. and on most foreign futures exchanges is the clearing house associated with the particular exchange. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance of one of their members and, as such, should significantly reduce this credit risk. In cases where the clearing house is not backed by the clearing members (i.e., as in some foreign exchanges), it may be backed by a consortium of banks or other financial institutions. There can be no assurance that any counterparty, clearing member or clearing house will meet its obligations to the Master Fund.

In cases where the Master Fund invests in OTC commodity put options with a counterparty, the sole recourse of the Master Fund will be the financial resources of the counterparty to the transaction since there is no clearing house to assume the obligations of the counterparty.

The Master Fund’s investment strategy will attempt to minimize these market risks and the commodity subadvisor will attempt to minimize the credit risks, by requiring the Master Fund to abide by various investment limitations and policies, which will include limiting margin accounts, investing only in liquid markets and permitting the use of stop-loss provisions. The commodity subadvisor will implement procedures which will include, but will not be limited to:

•	employing the risk management program to minimize directional risk;

•	executing and clearing trades with creditworthy counterparties;

•	limiting the amount of margin or premium required for any one commodity or all commodities combined; and

•	generally limiting transactions to contracts which will be traded in sufficient volume to permit the taking and liquidating of positions.

The commodity broker, when acting as the Master Fund’s futures commission merchant in accepting orders for the purchase or sale of domestic futures contracts, will be required by CFTC regulations to separately account for and segregate as belonging to the Master Fund, all assets of the Master Fund relating to domestic futures investment. The commodity broker will not be allowed to commingle such assets with other assets of the commodity broker. In addition, CFTC regulations also will require the commodity broker when acting as the Master Fund’s futures commission merchant to hold in a separate account assets of the Master Fund related to foreign futures investment and not commingle such assets with others assets of the commodity broker.

OFF-BALANCE SHEET ARRANGEMENTS AND CONTRACTUAL OBLIGATIONS

As of the date of this prospectus, the Fund and the Master Fund have not utilized, nor do they expect to utilize in the future, special purpose entities to facilitate off-balance sheet financing arrangements and have no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of the Fund and the Master Fund. While the Fund’s and the Master Fund’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on either the Fund’s or the Master Funds’ financial position.

The Master Fund’s contractual obligations are with the manager, commodity brokers and, to the extent that the Master Fund enters into OTC transactions, dealers. Management fee payments made to the manager are calculated as a fixed percentage of the Master Fund’s assets. Commission payments to the commodity broker are on a contract-by-contract, or round-turn basis and to forward contract dealers are usually based on a fee or percentage of the notional value of the contract. As such, the manager cannot anticipate the amount of payments that will be required under these arrangements for future periods as net asset values are not known until a future date. These agreements are effective for [1] year terms, renewable automatically for additional one year terms unless terminated. Additionally, these agreements may be terminated by either party for various reasons.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

The Depository Trust Company (“DTC”) acts as securities depository for the shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of banks, brokers, dealers and trust companies, clearing corporations, and certain other organizations, some of whom own DTC (“DTC Participants”) and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”). DTC has agreed to administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

Individual certificates will not be issued for the shares. Instead, global certificates are signed by the Delaware Trustee and the manager on the Fund’s behalf, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Delaware Trustee on DTC’s behalf. The global certificates evidence all of the shares outstanding at any time. The representations, undertakings and agreements made on the part of the Fund in the global certificates are made and intended for the purpose of binding only the Fund and not the Trustee or the manager individually.

Upon the settlement date of any transfer of shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the shares so transferred to the accounts of the appropriate DTC Participants. The manager designates the accounts to be credited and charged in the case of creation or redemption of shares.

Beneficial ownership of the shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of the shares are shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the shareholder has purchased its shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the shares through DTC by instructing the DTC Participant or Indirect Participant through which the shareholders hold their shares to transfer the shares. Shareholders that are DTC Participants may transfer the shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to the shares by giving notice to the manager. Under such circumstances, the manager will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Fund.

The rights of the shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

DECLARATION OF TRUST AND LLC AGREEMENT

The following summary describes in brief the shares and the Master Fund units and certain aspects of the operation of the Fund and the Master Fund and the respective responsibilities of the Delaware Trustee, the individual Trustees and the manager concerning the Fund and Master Fund and the material terms of the Declaration of Trust and the LLC Agreement, each of which are substantially similar except as set forth below. Prospective investors should carefully review the Forms of Declaration of Trust and LLC Agreement filed as exhibits to the registration statement of which this prospectus is a part and consult with their own advisors concerning the implications to such prospective subscribers of investing in a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Declaration of Trust or the LLC Agreement, as applicable.

Authority of the Delaware Trustee

The Delaware Trustee serves as the trustee of the Fund located in the State of Delaware. The Delaware Trustee will accept service of legal process on the Fund in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Delaware Trustee does not owe any other duties to the Fund, the individual Trustees, the manager or the shareholders. The Delaware Trustee is permitted to resign upon at least [60] days’ notice to the Fund, provided, that any such resignation will not be effective until a successor Delaware Trustee is appointed by the manager. The Declaration of Trust provides that the Delaware Trustee is compensated by the Fund, and is indemnified by the Fund against any expenses it incurs relating to or arising out of the Fund’s formation, operation or termination, or the performance of its duties pursuant to the Declaration of Trust, except to the extent that such expenses result from the Delaware Trustee’s gross negligence or willful misconduct. The manager has the discretion to replace the Delaware Trustee. Neither the Delaware Trustee, either in its capacity as Delaware Trustee or in its individual capacity, nor any director, officer or controlling person of the Delaware Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the shares. The Delaware Trustee’s liability in connection with the issuance and sale of the shares is limited solely to the express obligations of the Delaware Trustee set forth in the Declaration of Trust. The Delaware Trustee will have no duty or liability to supervise or monitor the manager’s performance, nor will the Delaware Trustee have any liability for the manager’s acts or omissions.

Authority of the Individual Trustees

The individual Trustees, all of whom will be unaffiliated with the manager, have delegated the duties and responsibilities to manage the Fund to the manager except those functions required under the listing standards of the American Stock Exchange. The Declaration of Trust provides that the individual Trustees will be indemnified by the Fund against liabilities arising out of the performance of their duties pursuant to the Declaration of Trust. The Fund also expects to provide Directors’ and Officers’ Insurance coverage to the individual Trustees.

The individual Trustees have the authority under certain limited circumstances to remove the manager without penalty, upon 60 days written notice, only for cause. “Cause” consists of a statutory disqualification of the manager under Sections 8a(2) and 8a(3) of the CEA, suspension or revocation of the manager’s CPO or CTA registrations or the bankruptcy, insolvency or receivership of the manager. If the manager is removed by the individual Trustees, the Fund (and the Master Fund) will be liquidated, and all net assets will be distributed to shareholders pursuant to the procedures set forth in the Declaration of Trust (and the LLC Agreement). Consequently, the individual Trustees do not have the sorts of wide-ranging duties and powers as the board of directors of an investment company.

Authority of the Manager

The manager is generally authorized to perform all acts deemed necessary to carry out the purposes of the Fund by the Declaration of Trust and of the Master Fund by the LLC Agreement and to conduct the business of the Fund and the Master Fund pursuant to the Declaration of Trust. The manager has a power of attorney to take certain actions, including the execution and filing of documents, on the Fund’s behalf and with respect to the Declaration of Trust and on the Master Fund’s behalf and with respect to the LLC Agreement.

In addition, unless earlier terminated, the manager’s agreement with each of the subadvisors will remain in effect for one year from the commencement of the Master Fund’s investment operations. The agreements may be terminated at any time, without penalty, by either the manager or a subadvisor upon 60 days written notice, and will be automatically terminated in the event of assignment. If the manager determines it is in the best interests of shareholders to select additional CTAs or replace a subadvisor, the manager will consider certain information with respect to each new CTA, including the following:

•	general information including the identity of its affiliates and key personnel;

•	investment strategy and risk management of the CTA;

•	the CTA’s financial condition;

•	relevant performance history and the quality of services provided;

•	fees and expenses; and

•	capacity to take on new business.

The Declaration of Trust limits the authority of the manager as follows:

•	The manager is not authorized to institute or initiate on behalf of, or otherwise cause, the Fund to (a) make a general assignment for the benefit of creditors; (b) file a voluntary bankruptcy petition; or (c) file a petition seeking for the Fund a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law.

•	The manager may not, without written approval of the specific act by 66 2/3% of the shareholders, take any action in contravention of the Declaration of Trust, including, without limitation, (i) any act that would make it impossible to carry on the ordinary business of the Fund, except as otherwise provided in the Declaration of Trust; (ii) possess Fund property, or assign any rights in specific Fund property, for other than a Fund purpose; (iii) amend the Declaration of Trust in any manner, except as otherwise provided in the Declaration of Trust or applicable law; or (iv) transfer its interest as manager of the Fund, except as otherwise provided in the Declaration of Trust.

•	In general, the manager may not take any action, or refuse to take any reasonable action, the effect of which would be to cause the Fund to be taxable as a corporation or to be treated as an association taxable as a corporation for federal income tax purposes, without the consent of the holders of at least 66 2/3% percent of the outstanding voting shares, including shares owned by the manager and its affiliates.

Withdrawal of the Manager

The manager shall be deemed to have withdrawn from the Fund or the Master Fund upon the occurrence of any one of the following events:

•	the manager voluntarily withdraws from the Fund and the Master Fund by giving written notice to the shareholders and the members, respectively;

•	the manager transfers all of its rights as manager;

•

the manager (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition; (C) files a petition or answer seeking for itself a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the manager in a proceeding of the type described in clauses (A)—(C) of this sentence; or (E) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the manager or of all or any substantial part of its properties;

•	a final and non-appealable judgment is entered by a court with appropriate jurisdiction ruling that the manager is bankrupt or insolvent or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the manager, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect; or

•	a certificate of dissolution or its equivalent is filed for the manager, or 90 days expire after the date of notice to the manager of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation.

In addition, the manager may be removed with or without cause if such removal is approved by at least 66 2/3% of the shares (excluding for this purpose shares held by the manager and its affiliates). The Fund will terminate and liquidate its assets upon the withdrawal of the manager.

Shareholder Meetings

Upon the written request of holders of at least a majority of the shareholders, the manager will call a meeting of the shareholders. Notice of such meeting shall be given within 30 days after, and the meeting shall be held within 60 days after, receipt of such request. The manager may also call a meeting upon not less than 20 and not more than 60 days notice prior to the meeting. Any such notice shall state briefly the purpose of the meeting, which shall be held at a reasonable time and place.

Indemnification

The Declaration of Trust and the LLC Agreement each provides that the Fund and the Master Fund, respectively, will indemnify and hold harmless individual Trustees, the manager and each officer, director, employee and agent thereof and their respective legal representatives and successors (hereinafter referred to as a “Covered Person”) against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of an alleged act or omission as a manager or officer thereof or by reason of its being or having been such a manager or officer.

However, neither the Fund nor the Master Fund will indemnify a Covered Person with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable believe that such Covered Person’s action was in the best interest of the Fund or the Master Fund, and except that no Covered Person shall be indemnified against any liability to the Fund, the Master Fund, shareholders or members to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office.

Manager Expenses

The manager shall be entitled to receive out of the Master Fund’s assets available therefor reimbursement of all amounts expended by the manager in payment out of its own funds of properly incurred Fund or Master Fund obligations (other than Organizational Expenses).

Limited Liability

A number of states do not have “business trust” statutes such as that under which the Fund has been formed in the State of Delaware. It is possible that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such a state. To protect shareholders against any loss of limited liability, the Declaration of Trust provides that no written obligation may be undertaken by the Fund unless such obligation is explicitly limited so as not to be enforceable against any shareholder personally. Furthermore, the Fund indemnifies all of its shareholders against any liability that such shareholders might incur in addition to that of a beneficial owner. The manager is itself generally liable for all Fund obligations and will use its assets to satisfy any such liability before such liability would be enforced against any shareholder individually.

The shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Declaration of Trust. In addition, although the manager is not aware of this provision ever having been invoked in the case of any public futures fund, shareholders agree in the Declaration of Trust that they will indemnify the Fund for any harm suffered by it as a result of

•	shareholders’ actions unrelated to the Fund’s business, or

•	taxes imposed on the shares by the states or municipalities in which such shareholders reside.

The foregoing repayment of distributions and indemnity provisions (other than the provision for shareholders indemnifying the Fund for taxes imposed upon it by the state or municipality in which particular shareholders reside) are commonplace in statutory trusts and limited partnerships.

Expenses

See “Fees and Expenses” and “Management of the Fund—Management Fees and Expenses.”

The Manager’s Fiduciary Responsibility and Remedies

Shareholders have legal rights under Delaware law and applicable Federal and State securities laws. In all dealings affecting the Fund, the manager has a fiduciary responsibility to you and other shareholders to exercise good faith and fairness in all dealings affecting the Fund.

If the manager acts in good faith and exercises its best judgment, it will not be liable merely because you lost money or the manager otherwise did not meet the Fund’s and the Master Fund’s business objectives. Additionally, there are substantial and inherent conflicts of interest in the Fund’s and Master Fund’s structure, which are inconsistent with the managers’ fiduciary duties.

In the event that you form the belief that the manager has violated its fiduciary duty, you may seek relief individually or on behalf of the Fund under applicable laws, including the laws of Delaware and the Federal commodity laws, to recover damages from or require an accounting by the manager. You also have the right, subject to applicable contractual, procedural and jurisdictional requirements, to bring class actions in a Federal court to enforce your rights and the rights of the other shareholders under the Federal and State securities laws and the rules and regulations under those laws. Losses suffered by you as a result of a breach of the securities laws related to your purchase of shares may be recovered from the manager should the breach of those laws have been caused by the manager. Under certain circumstances, shareholders also have the right to institute a reparations proceeding before the CFTC against the manager, as a registered commodity pool operator and commodity trading advisor, the commodity broker as a registered futures commission merchant, as well as those of their respective employees who are required to be registered under the CEA, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA for violations of that statute. Investors in commodities and in commodity pools may, therefore, invoke the protections provided thereunder.

The responsibility of the manager to you and other shareholders is a changing area of the law. If you have questions concerning the responsibilities of the manager, you should consult your legal counsel. The performance

of the manager for the operation of the Fund and its fiduciary duty are governed by the Declaration of Trust attached as Exhibit [            ].

Provisions of Law

Provisions of Federal and State Securities Laws.    This offering is subject to Federal and State securities laws. If any indemnification of the individual Trustees or the manager arises out of an alleged violation of such laws, it is subject to the following legal conditions.

No indemnification may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of Federal or State securities laws unless: there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the individual Trustees, the manager or other particular indemnitee, or such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the individual Trustees, the manager or other particular indemnitee, or a court of competent jurisdiction approves a settlement of the claims against the individual Trustees, the manager or other agent of the Fund or Master Fund and finds that indemnification of the settlement and related costs should be made; provided, before seeking such approval, the individual Trustees, the manager or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold shares.

Provisions of the Securities Act of 1933.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the individual Trustees, the manager or the subadvisors, the SEC believes that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Termination Events

The Fund and the Master Fund will dissolve at any time upon the happening of any of the following events:

•	The filing of a certificate of dissolution or revocation of the manager’s charter (and the expiration of 90 days after the date of notice to the manager of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the manager, or an event of withdrawal unless (i) at the time there is at least one remaining manager and that remaining manager carries on the business of the Fund and the Master Fund or (ii) within 90 days of such event of withdrawal all the remaining shareholders agree in writing to continue the business of the Fund and to select, effective as of the date of such event, one or more successor managers. If the Fund is terminated as the result of an event of withdrawal and a failure of all remaining shareholders to continue the business of the Fund and to appoint a successor manager as provided above within 120 days of such event of withdrawal, shareholders holding shares representing at least a majority (over 50%) of the outstanding shares (not including shares held by the manager and its affiliates) may elect to continue the Fund’s business by forming a new statutory trust, or reconstituted trust, on the same terms and provisions as set forth in the Declaration of Trust. Any such election must also provide for the election of a manager to the reconstituted trust. If such an election is made, all shareholders of the Fund shall be bound thereby and continue as shareholders of the reconstituted trust.

•	The manager’s determination, in its sole discretion, to terminate the Fund and the Master Fund.

•	The termination, for cause, of the manager by the Board or withdrawal of the manager.

•	The occurrence of any event which would make unlawful the continued existence of the Fund and the Master Fund.

•	In the event of the suspension, revocation or termination of the manager’s registration as a CPO or membership as a CPO with the NFA (if, in either case, such registration is required at such time unless at that time there is at least one remaining manager whose registration or membership has not been suspended, revoked or terminated).

•	The Fund becomes insolvent or bankrupt.

•	The shareholders holding shares representing at least a majority (over 50%) of the outstanding shares (which excludes the shares of the manager) vote to dissolve the Fund, notice of which is sent to the manager not less than 90 business days prior to the effective date of termination.

•	The Fund is required to be registered as an investment company under the Investment Company Act of 1940.

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

Books and Records

The [                ] will keep proper books of record and accounts of the Fund and the Master Fund at its office located at 333 West Wacker Drive, Chicago, Illinois 60606 or such office, including that of an administrative agent, as it may subsequently designate upon notice and pursuant to CFTC regulations. These books and records are open to inspection by any person who establishes to the manager’s satisfaction that such person is a shareholder upon reasonable advance notice at all reasonable times during the usual business hours of the Fund.

The manager will keep a copy of the Fund’s Declaration of Trust and the Master Fund’s LLC Agreement on file in its office, which will be available for inspection on reasonable advance notice at all reasonable times during its usual business hours by any shareholder.

Analysis of Critical Accounting Policies

The Fund’s and the Master Fund’s critical accounting policies are set forth in the financial statements in this prospectus prepared in accordance with U.S. generally accepted accounting principles, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following: The contracts in which the Master Fund invests are accounted for on a trade-date basis and marked to market on a daily basis. The difference between their cost and market value is recorded as “change in unrealized profit/loss” for open (unrealized) contracts, and recorded as “realized profit/loss” when open positions are closed out; the sum of these amounts constitutes the Master Fund’s investment revenues. Earned interest income revenue, as well as management fees, and brokerage commissions of the Master Fund are recorded on an accrual basis. The manager believes that all relevant accounting assumptions and policies have been considered.

Statements, Filings, and Reports

At the end of each fiscal year, the manager will furnish for distribution to each person who is a shareholder an annual report containing the Fund’s and the Master Fund’s audited financial statements and other information about the Fund and the Master Fund. The manager is responsible for the registration and qualification of the shares and notification of the offering under the federal securities laws and any other securities and blue sky laws of the U.S. or any other jurisdiction as the manager may select. The manager will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The registration, qualification and notification costs and the costs of the periodic reports prepared and filed by the manager will be an expense of the Master Fund.

The accounts of the Fund and the Master Fund will be audited, as required by law and as may be directed by the manager, by independent certified public accountants designated by the manager. The cost of such audits will be an expense of the Master Fund. The accountants report will be furnished by the manager to shareholders within 90 calendar days after the end of the Fund’s fiscal year. The manager will make such elections, file such tax returns, and prepare, disseminate and file such tax reports on behalf of the Fund and the Master Fund, as it is advised by its counsel or accountants are required by any applicable statute, rule or regulation.

Fiscal Year

The fiscal year of the Fund and the Master Fund will initially be the calendar year. The manager may select an alternate fiscal year.

Governing Law; Consent to Delaware Jurisdiction

The rights of the Delaware Trustee, the individual Trustees, the manager, the Fund, the Master Fund, [DTC] and the shareholders, are governed by the laws of the State of Delaware. The Delaware Trustee, the individual Trustees, the manager, the Fund, the Master Fund and DTC and, by accepting shares, each DTC Participant and each shareholder, consents to the jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the manager, the Fund or the Master Fund.

LEGAL MATTERS

Bell, Boyd & Lloyd LLC is counsel to, and has advised, the Fund, the Master Fund and the manager with respect to the preparation of this prospectus and will be passing upon certain legal matters for the Fund and the Master Fund. Bell, Boyd & Lloyd LLC does not represent the Fund’s shareholders. You should seek investment, legal and tax advice from your own legal counsel and other professionals of your choice.

EXPERTS

The manager has employed financial experts to perform services for the Fund and the Master Fund. These experts currently are [            ], independent accounting firm. The financial statements of the Fund and the Master Fund have been included in this prospectus in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

The Fund’s total portfolio holdings will be disclosed on its website at http://www.nuveen.com on each business day that the American Stock Exchange is open for trading. The Fund’s website is publicly available at no charge. This website disclosure of portfolio holdings (as of the previous day’s close) will be made daily and will include, as applicable, the name and value of each commodity investment, the value of over-the-counter commodity put options and the value of the collateral as represented by cash, cash equivalents and debt securities held in the Fund’s portfolio. The values of the Fund’s portfolio holdings will, in each case, be determined in accordance with the Fund’s valuation policies. The manager will also furnish you with annual reports as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent public accountants and any other reports required by any other governmental authority, that has jurisdiction over the activities of the Fund and the Master Fund. Fund shareholders also will be provided with appropriate information to permit them (on a timely basis) to file United States federal and state income tax returns with respect to their shares. Additional information about the Fund or the Master Fund may be posted on the Fund’s website (http://www.nuveen.com) in the discretion of the manager or as required by regulatory authorities.

PRIVACY POLICY

The Fund and the manager collect certain nonpublic personal information about investors from the information provided by them in certain documents, as well as in the course of processing transaction requests. None of this information is disclosed except as necessary in the course of administering the Fund—and then only subject to customary undertakings of confidentiality. The Fund and the manager do not disclose nonpublic personal information about investors to anyone, except as required by law. The Fund and the manager restrict access to the nonpublic personal information they collect from investors to those employees who need access to this information to provide necessary and related products and services to investors. The Fund and the manager each maintain physical, electronic and procedural controls to safeguard this information. These standards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor.

FEDERAL INCOME TAX CONSIDERATIONS

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. TAXPAYERS

The following discussion describes the material United States federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of shares as of the date hereof by United States Shareholders (as defined below) and non-United States Shareholders (as defined below). Except where noted, this discussion deals only with shares held as capital assets by Shareholders who acquired shares upon their original issuance and does not address special Shareholder situations, such as those of:

•	dealers in securities or currencies;

•	financial institutions;

•	regulated investment companies, other than to indicate that income from the Master Fund can be treated as income from a qualified publicly traded partnerships (“PTPs”) within the meaning of the Code;

•	real estate investment trusts;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, or the Regulations, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those described below.

A “U.S. Shareholder” of shares means a beneficial owner of shares that is, for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” of shares means a beneficial owner of shares that is not a U.S. Shareholder.

If a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes holds shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares, we urge you to consult your own tax adviser.

No statutory, administrative or judicial authority directly addresses the treatment of shares or instruments similar to shares for United States federal income tax purposes. As a result, we cannot assure you that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the shares. If you are considering the purchase of shares, we urge you to consult your own tax adviser concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Status of the Fund

In the opinion of Bell, Boyd & Lloyd LLC, tax counsel to the Fund and the Master Fund (“Tax Counsel”), under current law and based on the assumptions and facts set forth in the opinion, the Fund will not be classified as an association taxable as a corporation. The Fund intends to take the position that it is a grantor trust for Federal income tax purposes, although it is possible that the IRS might disagree and choose to treat it as a partnership or disregarded entity. While such recharacterization would impact the manner in which income is reported to shareholders, it should not materially impact the tax treatment of shareholders as described herein. If the manager determines, based on a challenge to the Fund’s tax status or otherwise, that the existence of the Fund results or is reasonably likely to result in a material tax detriment to shareholders, then the manager may, among other things, agree to dissolve the Fund and transfer the Master Fund interests to shareholders in exchange for their shares. No amount included in income received with respect to a share will be eligible for the corporate dividends-received deduction, nor will the lower tax rates applicable to certain corporate dividends received after December 31, 2002 apply to such income.

Status of the Master Fund

Under current law and assuming full compliance with the terms of the LLC Agreement (and other relevant documents) and based upon factual representations made by the Master Fund, in the opinion of Tax Counsel, the Master Fund will be taxed as a partnership for United States federal income tax purposes.

A partnership is not a taxable entity and incurs no United States federal income tax liability. Section 7704 of the Code provides that a PTP such as the Master Fund will, as a general rule, be taxed as a corporation. However, an exception exists with respect to PTPs of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code (the “qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership (such as the Master Fund) a principal activity of which is the buying and selling of commodities, futures or forward contracts with respect to commodities, income and gains derived from commodities, or futures, forward contracts with respect to commodities. The Master Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

There can be no assurance that the United States Internal Revenue Service (the “IRS”), will not assert successfully that the Master Fund should be treated as a PTP taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination, as to the status of the company for United States federal income tax purposes or whether the Master Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether the Master Fund will continue to meet the qualifying income exception is a matter that will be determined by the Master Fund’s operations and the facts existing at the time of future determinations. However, the Master Fund’s manager will use its best efforts to cause the operation of the Master Fund in such manner as is necessary for the Master Fund to continue to meet the qualifying income exception.

If the Master Fund fails to satisfy the qualifying income exception described above (other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable period of time after the discovery of such failure), the Master Fund will be treated as if it had transferred all of its assets, subject to its liabilities, to a newly formed corporation, on the first day of the year in which it failed to satisfy the exception, in return for stock in that corporation, and then distributed that stock to the shareholders in liquidation of their interests in the Master Fund. This contribution and liquidation generally should be tax-deferred to shareholders and the Master Fund so long as the Master Fund, at that time, does not have liabilities in excess of its tax basis in its assets. Thereafter, the Master Fund would be treated as a corporation for United States federal income tax purposes.

If the Master Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, its items of income, gain, loss and deduction would be reflected only on its tax return and would not flow through to the shareholders, and the Master Fund’s net income would be taxed to it at the income tax rates applicable to domestic corporations. In addition, any distribution made by the Master Fund to the Fund would be treated as taxable dividend income, to the extent of the Master Fund’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, a nontaxable return of capital to the extent of each shareholder’s tax basis in its shares, or taxable capital gain, after the shareholder’s tax basis in its shares is reduced to zero. Taxation of the Master Fund as a corporation could result in a material reduction in a shareholder’s cash flow and after tax return and thus could result in a reduction of the value of the shares.

The discussion below is based on Tax Counsel’s opinion that the Master Fund will be classified as a partnership that is not subject to corporate income tax for United States federal income tax purposes.

U.S. Shareholders

Treatment of the Master Fund Income

A partnership does not incur United States federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each shareholder will be required to include in income its allocable share of the Master Fund’s income, gain, loss, deduction and other items for the Master Fund’s taxable year ending with or within its taxable year. In computing a partner’s United States federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, shareholders may be required to include income without a corresponding current receipt of cash if the Master Fund generates taxable income but does not make cash distributions to the Fund. The Master Fund’s taxable year will end on December 31 unless otherwise required by law. The Master Fund will use the accrual method of accounting.

Fund shareholders will take into account their share of ordinary income realized by the Master Fund from accruals of interest on debt instruments held as collateral in the Master Fund portfolio. The Master Fund may hold debt instruments with “original issue discount”, in which case Fund shareholders would be required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Master Fund may also acquire debt instruments with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount and Fund shareholders would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by the Master Fund.

The Code generally applies a “mark to market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts, certain non-equity options, and certain non-U.S. currency forward contracts. It is expected that the majority of the futures and forward contracts and options on futures and forward contracts held by the Master Fund will constitute Section 1256 Contracts. Section 1256 Contracts held by the Master Fund at the end of a taxable year of the Master Fund will be treated for United States federal income tax purposes as if they were sold by the Master Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking to market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Master Fund’s obligations under such contracts), must be taken into account by the Master Fund in computing its taxable income for the year. If a Section 1256 Contract held by the Master Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark to market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as long-term capital gains or losses to the extent of 60% of the gains or losses and as short-term capital gains or losses to the extent of 40% of the gains or losses. Thus, Shareholders of the Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Master Fund. If a noncorporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a noncorporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carry-back does not increase or produce a net operating loss for the year.

With respect to options and contracts not subject to treatment as Section 1256 Contracts, the Master Fund will recognize gain or loss at the time those options or contracts are exercised or cancelled, as the case may be. Depending on the circumstances, loss may be deferred pursuant to special rules applicable to straddles if the Master Fund holds an offsetting gain position in the property underlying the expired put option. If property underlying a written call option or purchased put option is sold, the option premium will be taken into account as an addition to, or offset against, the sale price of the transferred property, respectively.

In general, Section 1256 contracts are not subject to the straddle rules described above. Where the positions of a straddle are comprised of both Section 1256 and non-Section 1256 contracts, the Master Fund will be subject to the mixed straddle rules of the Code and the regulations promulgated thereunder. The appropriate tax treatment of any gains and losses from trading in mixed straddles will depend on what elections the Master Fund makes.

The Master Fund may elect to treat Section 1256 positions as non-Section 1256 positions, and the mixed straddle would be subject to the rules governing non-Section 1256 straddles. Alternatively, the Master Fund may identify the positions of a particular straddle as an “identified mixed straddle” under Section 1092(b)(2) of the Code and, thereby, net the capital gain or loss attributable to the offsetting positions. The net capital gain or loss is treated as 60% long-term and 40% short-term capital gain or loss if attributable to the Section 1256 positions, or all short-term capital gain or loss if attributable to the non-Section 1256 positions. Alternatively, the Master Fund may place the positions in a “mixed straddle” account which is marked-to-market daily. Under a special account cap, not more than 50% of net capital gain may be long-term capital gain, and not more than 40% of net capital loss may be short-term capital loss. If the Master Fund does not make any of the aforementioned three elections, any net loss attributable to either the Section 1256 or to the non-Section 1256 positions will be treated as 60% long-term and 40% short-term capital loss, while any net gain will be treated as 60% long-term and 40% short-term capital gain, or all short-term capital gain, depending upon whether the net gain was attributable to Section 1256 positions or non-Section 1256 positions.

Allocation of the Master Fund’s Profits and Losses

For United States federal income tax purposes, a shareholder’s share of the Master Fund’s income, gain, loss, deduction and other items will be equal to such shareholder’s proportionate interest in the items allocated by the Master Fund to the Fund and shall be determined by the Master Fund’s LLC Agreement, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” The Master Fund believes that, subject to the discussion below, the allocations pursuant to the Master Fund’s LLC Agreement should be considered to have substantial economic effect.

If the allocations provided by the Master Fund’s LLC Agreement were successfully challenged by the IRS, the amount of income or loss allocated to the Fund and passed through to the shareholders for United States federal income tax purposes under the agreement could be increased or reduced or the character of the income or loss could be modified.

As described in more detail below, the U.S tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. The Master Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to the Fund and, indirectly the shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible therefore that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Treasury regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact you.

Monthly Allocation and Revaluation Conventions

In general, the Master Fund’s taxable income and losses will be determined monthly and will be allocated to the Fund and apportioned among the holders of Fund shares in proportion to the number of shares owned by each of them as of the close of the last trading day of the preceding month. By investing in Fund shares, a U.S. Shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.

Under the monthly allocation convention, whoever owns shares as of the close of the last trading day of a month will be treated as continuing to hold the shares until immediately before the close of the last trading day of the following month. As a result, a holder who has disposed of shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of shares, and corresponding indirect transfers of Master Fund units, could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the Master Fund’s monthly convention for allocating income and deductions. If this were to occur, the Master Fund’s allocation method might be deemed to violate that requirement. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The manager is authorized to revise the Master Fund’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the shareholders’ interests in the Master Fund.

Section 754 Election

The Master Fund intends to make the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of this election will generally have the effect of requiring a purchaser of shares to adjust its proportionate share of the basis in the Master Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price of the purchaser’s shares), as if the purchaser had acquired a direct interest in the Master Fund’s assets. The Section 743(b) adjustment will be attributed solely to a purchaser of shares and not added to the bases of the Master Fund’s assets associated, indirectly through the Fund, with any of the other shareholders. Depending on the relationship between a holder’s purchase price for shares and its unadjusted share of the Master Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, pursuant to the election under Code Section 754, the Master Fund will likely apply certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to the Master Fund. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Master Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.

In order to make the basis adjustments pursuant to Section 754, the Master Fund will be required to obtain information regarding each holder’s secondary market transactions in shares. The Master Fund will seek such information from the Fund which, in turn, will seek such information from the record holders of shares, and, by purchasing shares, each beneficial owner of shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s shares. Notwithstanding the foregoing, however, there can be no guarantee that the Fund and the Master Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Master Fund will make based on the information it is able to obtain will be effective in eliminating disparity between a holder’s outside basis in its Fund shares and its share of inside basis in the Master Fund’s Assets.

Constructive Termination

The Master Fund will be considered to have terminated for tax purposes if there is a sale or exchange of 50% or more of the total Master Fund units within a 12-month period. A constructive termination results in the closing of the Master Fund’s taxable year for the Fund and, indirectly, all holders of shares. In the case of a holder of shares reporting on a taxable year other than a fiscal year ending December 31, the closing of the Master Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in his taxable income for the year of termination. The Master Fund would be required to make new tax elections after a termination. A termination could also result in penalties if the Master Fund were unable to determine that the termination had occurred.

Treatment of Cash Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by the Master Fund will be taxable to a Fund shareholder only to the extent such distributions exceed the Fund shareholder’s tax basis in the Master Fund units it is treated as owning as a result of its ownership of shares (see “—Tax Basis in Partnership Interests” below). Any cash distributions in excess of a shareholder’s tax basis generally will be considered to be gain from the sale or exchange of those Master Fund units (see “—Disposition of shares” below).

Disposition of Shares

If a U.S. Shareholder transfers shares, it will be treated for United States federal income tax purposes as transferring its pro rata share of the Master Fund units held by Fund. If such transfer is a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Master Fund units deemed sold, which will be equal to such Shareholder’s basis in the Fund shares sold. The amount realized will include the U.S. Shareholder’s share of the Master Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss. Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates where the Master Fund units deemed sold are considered held for more than one year. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may also use such losses to offset up to $3,000 per year of ordinary income.

Tax Basis in Master Fund Units

A U.S. Shareholder’s initial tax basis in the Master Fund units it is treated as holding as a result of its ownership of Fund shares will equal the sum of (a) the amount of cash paid by such U.S. Shareholder for its shares and (b) such U.S. Shareholder’s share of the Master Fund’s liabilities. A U.S. Shareholder’s tax basis in the Master Fund units it is treated as holding will be increased by (a) the U.S. Shareholder’s share (through its interest in the Fund) of the Master Fund’s taxable income, including capital gain, (b) the U.S. Shareholder’s share (through its interest in the Fund) of the Master Fund’s income, if any, that is exempt from tax and (c) any increase in the U.S. Shareholder’s share (through its interest in the Fund) of the Master Fund’s liabilities. A U.S. Shareholder’s tax basis in the Master Fund units it is treated as holding will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (b) the U.S. Shareholder’s share (through its interest in the Fund) of the Master Fund’s losses and deductions, (c) the U.S. Shareholder’s share (through its interest in the Fund) of the Master Fund’s expenditures that are neither deductible nor properly chargeable to its capital account and (d) any decrease in the U.S. Shareholder’s share of the Master Fund’s liabilities.

Limitations on Interest Deductions

The deductibility of a non-corporate U.S. Shareholder’s “investment interest expense” is generally limited to the amount of that Shareholder’s “net investment income.” Investment interest expense would generally include interest expense incurred by the Master Fund, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Fund shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.

Organization, Syndication and Other Expenses

In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a U.S. Shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of such U.S. Shareholder. The Code imposes additional limitations (which are scheduled to be phased out between 2006 and 2010) on the amount of certain itemized deductions allowable to individuals, by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a U.S. Shareholder. The Master Fund intends to account for management fees and other expenses related to its activity in commodities as deductible ordinary and necessary business expenses, and does not intend to report such expenses separately as miscellaneous itemized deductions. However, the IRS could challenge this treatment, and to the extent the IRS was successful in recharacterizing such expenses as miscellaneous itemized deductions, a U.S. Shareholder’s ability to deduct his or her allocable share of them would be reduced accordingly.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of not less than 180 months. The Master Fund has not yet determined whether it will make such an election. Expenditures in connection with the issuance and marketing of shares (so called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Passive Activity Income and Loss

Individuals are subject to certain “passive activity” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non passive) income. Under temporary Regulations, income or loss from the Master Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or gains from the Master Fund’s investments will not be available to offset a U.S. Shareholder’s passive activity losses or passive activity income from other sources.

Transferor/Transferee Allocations

In general, the Master Fund’s taxable income and losses will be determined monthly and will be apportioned among the Fund’s shareholders in proportion to the number of Master Fund units treated as owned by each of them as a result of their ownership of shares as of the close of the last trading day of the preceding month. With respect to any Master Fund unit that was not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Master Fund unit (other than an underwriter or other person holding in a similar capacity) for United States federal income tax purposes will be treated as holding such Master Fund unit for this purpose as of the close of the last trading day of the preceding month. As a result, a shareholder transferring its shares may be allocated income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of shares could be considered to occur for United States federal income tax purposes when the transfer is completed without regard to the Master Fund’s convention for allocating income and deductions. In that event, the Master Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.

If the IRS treats transfers of shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a shareholder’s shares) or if the IRS otherwise does not accept the Master Fund’s convention, the IRS may contend that taxable income or losses of the Master Fund must be reallocated among the shareholders. If such a contention were sustained, the shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain shareholders. The Master Fund’s manager is authorized to revise the Master Fund’s methods of allocation between transferors and transferees (as well as among shareholders whose interests otherwise vary during a taxable period).

Tax Reporting by the Fund and the Master Fund

Information returns will be filed with the IRS, as required, with respect to income, gain, loss, deduction and other items derived from the Fund’s shares. The Master Fund will file a partnership return with the IRS and intends to issue a Schedule K-1 to the manager and the trustee on behalf of the shareholders. If you hold your shares through a nominee (such as a broker), we anticipate that the nominee will provide you with an IRS Form 1099, which will be supplemented by additional tax information relating to the Master Fund’s tax status as a partnership that we will make available directly to you. The tax information provided to you will include basis adjustments associated with the election under Section 754 that the Master Fund intends to make. See “—Section 754 Election.” Each holder of shares hereby agrees to allow brokers and nominees to report to the Master Fund its name and address and such other information as may be reasonably requested by the Master Fund for purposes of complying with its tax reporting obligations. We note that, given the lack of authority addressing structures similar to that of the Fund and the Master Fund, it is not certain that the IRS will agree with the manner in which tax reporting by the Fund and the Master Fund will be undertaken. Furthermore, shareholders should be aware that Regulations have been proposed which, if finalized, could alter the manner in which tax reporting by the Fund and any nominee will be undertaken.

Treatment of Securities Lending Transactions involving Shares

A shareholder whose shares are loaned to a “short seller” to cover a short sale of shares may be considered as having disposed of those shares. If so, such shareholder would no longer be a beneficial owner of a pro rata portion of the Master Fund units with respect to those shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of Master Fund’s income, gain, loss, deduction or other items with respect to those shares would not be reported by the Shareholder, and (2) any cash distributions received by the shareholder as to those shares could be fully taxable, likely as ordinary income. Accordingly, shareholders who desire to avoid the risk of income recognition from a loan of their shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their shares.

Audits and Adjustments to Tax Liability

Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.

Pursuant to the Master Fund’s LLC Agreement, the manager will be appointed the “tax matters partner” of the Master Fund under the Code. The tax matters partner, which is required by the Master Fund’s LLC Agreement to notify all U.S. Shareholders of any United States federal income tax audit of the Master Fund, will have the authority under the LLC Agreement to conduct any IRS audits of the Master Fund’s tax returns or other tax related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. Shareholders. As the tax matters partner, the manager will have the right on behalf of all holders of Master Fund units to extend the statute of limitations relating to the shareholders’ United States federal income tax liabilities with respect to Master Fund items.

A United States federal income tax audit of the Master Fund’s information return may result in an audit of the returns of the U.S. Shareholders, which, in turn, could result in adjustments of items of a Shareholder that are unrelated to the Master Fund as well as to the Master Fund related items. In particular, there can be no assurance that the IRS, upon an audit of an information return of the Fund or the Master Fund or of an income tax return of a U.S. Shareholder, might not take a position that differs from the treatment thereof by the Master Fund. A U.S. Shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Potential U.S. Shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Tax Shelter Disclosure Rules

There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s United States federal income tax return (a copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis). In addition, the Code imposes a requirement on certain “material advisers” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by the Master Fund or the shareholders if, for example, (1) a shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of shares, or (2) the Master Fund’s activities result in certain book/tax differences. The tax shelter disclosure rules could also apply in other circumstances. Furthermore, the Master Fund’s material advisers could be required to maintain a list of persons investing directly or indirectly in the Fund or the Master Fund pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass through entity (such as the shares) even if its basis in such interests is equal to the amount of cash it paid. In addition, under recently enacted legislation, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. Shareholders are urged to consult their tax advisers regarding the tax shelter disclosure rules and their possible application to them.

Non-U.S. Shareholders

Except as described below, the Fund anticipates that a non-U.S. Shareholder will not be subject to United States federal income tax on such Shareholder’s distributive share of the Master Fund’s income, provided that such income is not considered to be income of the Shareholder that is effectively connected with the conduct of a trade or business within the United States. In the case of an individual non-U.S. Shareholder, such Shareholder will be subject to United States federal income tax on gains on the sale of shares in the Master Fund’s or such Shareholder’s distributive share of gains if such Shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

If the income from the Master Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. Shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such Shareholder’s share of any income and any gains realized upon the sale or exchange of shares will be subject to United States federal income tax at the graduated rates applicable to United States citizens and residents and domestic corporations. Non-U.S. Shareholders that are corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.

With respect to derivative transactions, based on current law it is uncertain whether entering into derivative transactions may cause the Fund, and therefore any non-U.S. taxpayer Shareholders, to be treated as engaged in a trade or business within the U.S. However, the Treasury Department has issued proposed regulations which, if finalized in their current form, would provide that foreign limited partners should not be deemed to be engaged in a U.S. trade or business solely by virtue of an investment in the Fund even if the Fund enters into derivative transactions. These regulations are proposed to be effective for taxable years beginning 30 days after the date final regulations are published in the Federal Register but also allow the Fund to elect to apply the final regulations retroactively once they are finalized.

To the extent any interest income allocated to a non-U.S. Shareholder is considered “portfolio interest,” neither the allocation of such interest income to the non-U.S. Shareholder nor a subsequent distribution of such interest income to the non-U.S. Shareholder will be subject to withholding, provided that the non-U.S. Shareholder is not otherwise engaged in a trade or business in the U.S. and provides the Fund with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer. Interest income earned by the Fund on its margin account with Lehman and/or the debt securities managed by the collateral subadvisor and allocated to such a foreign shareholder, as well as interest earned by such a Shareholder on escrow deposits will, as a general rule, likewise not be subject to the U.S. federal income tax or withholding, but may be subject to tax in other jurisdictions to which such foreign shareholder is connected.

Non-U.S. Shareholders will be subject to United States federal estate tax on the value of United States situs property owned at the time of their death. It is unclear whether grantor trust or partnership interests (such as the interests of the Fund and The Master Fund) will be considered United States situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the shares owned at the time of their death.

Non U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the shares.

Regulated Investment Companies and Tax-Exempt Organizations

Changes made to the Code by the American Jobs Creation Act of 2004 allow regulated investment companies (“RICs”) to invest up to 25% of their assets in qualified PTPs and to treat amounts received as qualifying income under asset diversification and income source tests applicable to entities seeking to qualify for the special tax treatment available to RICs under the Code. The Master Fund anticipates that it will be a qualified PTP and that at all times such RIC investors may treat their respective shares of its income as qualifying income under these rules. RIC investors must consult their own tax advisors.

An organization that is otherwise exempt from United States federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI, to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Master Fund) in which it is (or is deemed to be) a partner. This type of income is exempt, subject to the discussion of “unrelated debt financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income-producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

To the extent the Master Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period such property is held by the Master Fund during the taxable year. In determining the unrelated debt financed income of the Master Fund, an allocable portion of deductions directly connected with the Master Fund’s debt financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. A charitable remainder trust will not be exempt from United States federal income tax under the Code for any year in which it has UBTI; in view of the potential for UBTI, the shares are not a suitable investment for a charitable remainder trust. Tax exempt investors must consult their own tax advisors.

Certain State and Local Taxation Matters

Prospective shareholders should consider, in addition to the United States federal income tax consequences described, potential state and local tax considerations in investing in the shares.

State and local laws often differ from United States federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A shareholder’s distributive share of the taxable income or loss of the Master Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the shareholder is a resident. The Master Fund may conduct business in one or more jurisdictions that will subject a shareholder to tax (and require a shareholder to file an income tax return with the jurisdiction in respect to the shareholder’s share of the income derived from that business). A prospective shareholder should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction in which the shareholder is resident.

Back-up Withholding

Pursuant to special “back-up withholding” rules, the Fund is required in certain circumstances to withhold on certain payments paid to noncorporate shareholders of Fund shares who do not furnish the Fund with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your United States federal income tax liability, if any, provided that the required information is furnished to the IRS.

Shareholders should be aware that certain aspects of the United States federal, state and local income tax treatment regarding the purchase, ownership and disposition of shares are not clear under existing law. Thus, shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the shares in their particular circumstances, including the application of United States federal, state, local and foreign tax laws.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS BEFORE DECIDING WHETHER TO INVEST.

REPORT OF THE INDEPENDENT AUDITORS

[To be furnished by amendment]

Where You Can Find More Information

The manager has filed on behalf of the Fund a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Fund, the Master Fund or the shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Fund, the Master Fund and the shares can also be obtained from the Fund’s website, which is www.nuveen.com. The Fund’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Fund is subject to the informational requirements of the Exchange Act and the manager and the Fund will each, on behalf of the Fund, file certain reports and other information with the SEC (including annual and quarterly reports) and with the CFTC (including monthly shareholder statements). The reports and other information filed with the SEC can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, D.C. 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, N.E., Room 1580 Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

PART TWO: STATEMENT OF ADDITIONAL INFORMATION

Nuveen Commodities Income and Growth Fund

(This prospectus is in two parts: a disclosure document and a statement of additional information. These parts, both dated                     , 2006, are bound together, and both contain important information)

Page
The Commodity Markets	70
Debt Instruments	77

The Commodity Markets

General.    The CEA governs the regulation of commodity interest transactions, markets and intermediaries. In December 2000, the CEA was amended by the Commodity Futures Modernization Act of 2000, or CFMA, which substantially revised the regulatory framework governing certain commodity interest transactions and the markets on which they trade. The CEA, as amended by the CFMA, now provides for varying degrees of regulation of commodity interest transactions depending upon the variables of the transaction. In general, these variables include (1) the type of instrument being traded (e.g., contracts for future delivery or options contracts), (2) the type of commodity underlying the instrument (distinctions are made between instruments based on agricultural commodities, energy and metals commodities and financial commodities), (3) the nature of the parties to the transaction (retail, eligible contract participant, or eligible commercial entity), (4) whether the transaction is entered into on a principal-to-principal or intermediated basis, (5) the type of market on which the transaction occurs, and (6) whether the transaction is subject to clearing through a clearing organization. Information regarding commodity interest transactions, markets and intermediaries, and their associated regulatory environment, is provided below.

Futures Contracts.    A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a commodity at a specified time and place. Futures contracts are traded on a wide variety of commodities, bond, stock index, interest rate, currency, energy and metals markets. The size and terms of futures contracts on a particular commodity traded on the same or linked exchange are identical and are not subject to any negotiation, other than with respect to price and quantity between the buyer and seller.

The contractual obligations of a buyer or seller may be satisfied by taking or making physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Some futures contracts settle in cash (reflecting the difference between the contract purchase or sale price and the contract settlement price) rather than by delivery of the underlying commodity.

In market terminology, a trader who purchases a futures contract is long in the market and a trader who sells a futures contract is short in the market. Before a trader closes out his long or short position by an offsetting sale or purchase, his outstanding contracts are known as open trades or open positions. The aggregate amount of long open positions held by traders in a particular contract is referred to as the open interest in such contract.

Forward Contracts.    A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract. Although most forward contracts are generally not traded on exchanges, the Master Fund intends to invest in exchange-traded forward contracts. Forward contracts for a given commodity are generally available in a range of sizes and maturities and are subject to individual negotiation between the parties involved. Moreover, generally there is no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange. If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the prompt date, or the delivery date. Thus, unlike in the futures contract market where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the prompt date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the prompt date. In recent years, however, the terms of forward contracts have become more standardized, and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying commodity.

Options on Futures Contracts.    Options on commodity futures contracts are standardized contracts traded on an exchange. An option on a futures contract gives the buyer of the option the right, but not the obligation, to take a position at a specified price (the exercise price) in the underlying futures contract on or before a specified date. The buyer of a call option acquires the right, but not the obligation, to purchase or take a long position in the underlying futures contract, and the buyer of a put option acquires the right, but not the obligation, to sell or take a short position in the underlying futures contract.

The seller, or writer, of an option is obligated to take a position in the underlying contract at a specified price on or before a specified date opposite to the option buyer if the option is exercised. Thus, the writer of a call option must stand ready to take a short position in the underlying contract at the exercise price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to take a long position in the underlying contract at the exercise price.

A call option is said to be “in-the-money” if the exercise price is below current market levels and “out-of-the-money” if the exercise price is above current market levels. Conversely, a put option is said to be “in-the-money” if the exercise price is above the current market levels and “out-of-the-money” if the exercise price is below current market levels.

Options have limited life spans, usually tied to the delivery or settlement date of the underlying contract. The purchase price of an option is referred to as its premium, which consists of its intrinsic value plus its time value if any. As an option nears its expiration date, the time value shrinks and the market and intrinsic values move into parity. An option that is “out-of-the-money” at the time it expires becomes worthless. On certain exchanges, in-the-money options are automatically exercised on their expiration date, but on others, unexercised options simply become worthless after their expiration date.

Regardless of how much the market swings, the most an option buyer can lose is the option premium. The option buyer deposits his premium with his broker, and the money goes to the option seller. Option sellers, on the other hand, face risks similar to participants in the futures markets. For example, since the seller of a call option on futures is assigned a short futures position if the option is exercised, his risk is the same as someone who initially sold a futures contract. Because no one can predict exactly how the market will move, the option seller posts margin to demonstrate his ability to meet any potential contractual obligations.

Options on Forward Contracts.    Options on commodity forward contracts operate in a manner similar to options on commodity futures contracts. An option on a forward contract gives the buyer of the option the right, but not the obligation, to take a position at a specified price in the underlying forward contract. However, similar to forward contracts, options on forward contracts are individually negotiated contracts between counterparties and are typically traded in the over-the-counter market. Similar to exchange-traded forwards, some options on forwards trade on exchanges. The Master Fund intends to invest in exchange-traded options on forward contracts.

Options on forward contracts and physical commodities possess many of the same characteristics of forward contracts with respect to offsetting positions and credit risk that are described above.

Over-the-Counter Options.    OTC options operate in a manner very similar to options on futures contracts insofar as they represent rights but not obligations of the purchasers. They have fixed expiration dates and exercise prices. They are differentiated between calls and puts; OTC options usually settle in cash against a reference index. In the case of the Master Fund, the most probable reference index will be either the portfolio returns of a fully-collateralized basket of long commodities or a publicly available index based on the performance of commodities. The cash settlement would be a function of how much the option was “in-the-money” compared to the reference index at the option’s expiration date times a multiplier tied to the option’s notional value. An OTC option usually requires the purchaser to pay a premium at the initiation of the contract. The nature of options limits the purchaser’s obligation to the payment of that premium. Credit considerations determine whether changes in an OTC option’s valuation can be withdrawn during the option’s lifetime via a mark-to-market process. When the purchaser has better credit than the seller, the purchaser will demand that the seller’s obligations be solidified by marking the position to market. When the seller has better credit than the purchaser, the option will usually be settled at expiration. The Master Fund does not intend to sell OTC options. The valuation of OTC options depends at any time on the value of the reference index, the time until the option’s expiration, the exercise price of the option, prevailing interest rates, and the volatility of the reference index between the time of valuation and the option’s expiration. Because the future volatility of the reference index is unknown, there can be disagreement over the value of the option before its expiration. In cases where the value of the option must be calculated before expiration for mark-to-market or portfolio valuation purposes, the appropriate volatility is usually resolved via a negotiation between the purchaser and seller of the option. In cases where the reference index is one on which many counterparties transact OTC options, additional counterparties can be polled for consensus. Independent pricing sources can also be used to provide valuations.

Following changes enacted as part of the CFMA, over-the-counter derivative instruments such as forward contracts and OTC options began to be traded on lightly-regulated exchanges or electronic trading platforms that may, but are not required to, provide for clearing facilities. Exchanges and electronic trading platforms on which over-the-counter instruments may be traded and the regulation and criteria for that trading are more fully described below under “Futures Exchanges and Clearing Organizations.” Nonetheless, absent a clearing facility, the Master Fund’s investments in foreign exchange and other forward contracts is exposed to the creditworthiness of the counterparties on the other side of the trade.

Participants.    The two broad classes of persons who trade commodities are hedgers and speculators (or investors). Hedgers include financial institutions that manage or deal in interest rate-sensitive instruments, foreign currencies or stock portfolios, and commercial market participants, such as farmers and manufacturers, that market or process commodities. Hedging is a protective procedure designed to lock in profits that could otherwise be lost due to an adverse movement in the underlying commodity, for example, the adverse price movement between the time a merchandiser or processor enters into a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. In such a case, at the time the hedger contracts to buy the commodity at a future date and price he will simultaneously buy a futures or forward contract for the necessary equivalent quantity of the commodity. At the time for performance of the contract, the hedger may accept delivery under his futures contract or he may buy the actual commodity and close out his position by making an offsetting sale of a futures contract.

The commodity interest markets enable the hedger to shift the risk of price fluctuations. The usual objective of the hedger is to protect the profit that he expects to earn from farming, merchandising, or processing operations rather than to profit from his trading. However, at times the impetus for a hedge transaction may result in part from speculative objectives.

Unlike the hedger, the speculator generally expects neither to make nor take delivery of the underlying commodity. Instead, the speculator risks his capital with the hope of making profits from price fluctuations in the commodities. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. Speculators rarely make or take delivery of the underlying commodity; rather they attempt to close out their positions prior to the delivery date. Because the speculator may take either a long or short position in commodities, it is possible for him to make profits or incur losses regardless of whether prices go up or down.

Futures Exchanges and Clearing Organizations.    Futures exchanges provide centralized market facilities in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Futures exchanges may provide for execution of trades at a physical location utilizing trading pits and/or may provide for trading to be done electronically through computerized matching of bids and offers pursuant to various algorithms. Members of a particular exchange and the trades executed on such exchanges are subject to the rules of that exchange. Futures exchanges and clearing organizations are given reasonable latitude in promulgating rules and regulations to control and regulate their members. Examples of regulations by exchanges and clearing organizations include the establishment of initial margin levels, rules regarding trading practices, contract specifications, speculative position limits, daily price fluctuation limits, and dispute resolution procedures.

Clearing organizations provide services designed to mutualize or transfer the credit risk arising from the trading of contracts on an exchange or other electronic trading facility. Once trades made between members of an exchange or electronic trading facility have been confirmed, the clearing organization becomes substituted for the clearing member acting on behalf of each buyer and each seller of contracts traded on the exchange or trading platform and in effect becomes the other party to the trade. Thereafter, each clearing member party to the trade looks only to the clearing organization for performance. The clearing organization generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing organization, at least to a large degree, to meet its obligations with regard to the other side of an insolvent clearing member’s contracts. The clearing organizations do not deal with customers, but only with their member firms and the guarantee of performance for open positions provided by the clearing organization does not run to customers. Furthermore, the clearing organization requires margin deposits and continuously marks positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing organization is to ensure the integrity of trades, and members effecting transactions on an exchange need not concern themselves with the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their own clearing broker and the clearing organization.

U.S. Futures Exchanges.    Futures exchanges in the U.S. are subject to varying degrees of regulation by the CFTC based on their designation as one of the following: a designated contract market, a derivatives transaction execution facility, an exempt board of trade or an electronic trading facility.

A designated contract market is the most highly regulated level of futures exchange. Designated contract markets may offer products to retail customers on an unrestricted basis. To be designated as a contract market, the exchange must demonstrate that it satisfies specified general criteria for designation, such as having the ability to prevent market manipulation, rules and procedures to ensure fair and equitable trading, position limits, dispute resolution procedures, minimization of conflicts of interest and protection of market participants. Among the principal designated contract markets in the U.S. are the Chicago Board of Trade (“CBOT”), the Chicago Mercantile Exchange (“CME”) and the New York Mercantile Exchange (“NYMEX”). Each of the designated contract markets in the U.S. must provide for the clearance and settlement of transactions with a CFTC-registered derivatives clearing organization.

A derivatives transaction execution facility, or DTEF, is a new type of exchange that is subject to fewer regulatory requirements than a designated contract market but is subject to both commodity interest and participant limitations. DTEFs limit access to eligible traders that qualify as either eligible contract participants or eligible commercial entities for futures and option contracts on commodities that have a nearly inexhaustible deliverable supply, are highly unlikely to be susceptible to the threat of manipulation, or have no cash market, security futures products, and futures and option contracts on commodities that the CFTC may determine, on a case-by-case basis, are highly unlikely to be susceptible to the threat of manipulation. In addition, certain commodities excluded or exempt from the CEA may be traded on a DTEF. There is no requirement that a DTEF use a clearing organization, except with respect to trading in security futures contracts, in which case the clearing organization must be a securities clearing agency. However, if futures contracts and options on futures contracts on a DTEF are cleared, then it must be through a CFTC-registered derivatives clearing organization, except that some excluded or exempt commodities traded on a DTEF may be cleared through a clearing organization other than one registered with the CFTC.

An exempt board of trade is also a new category of trading market. An exempt board of trade is substantially unregulated, subject only to CFTC anti-fraud and anti-manipulation authority. An exempt board of trade is permitted to trade futures contracts and options on futures contracts provided that the underlying commodity is not a security or securities index and has an inexhaustible deliverable supply or no cash market. All traders on an exempt board of trade must qualify as eligible contract participants. Contracts deemed eligible to be traded on an exempt board of trade include contracts on interest rates, exchange rates, currencies, credit risks or measures, debt instruments, measures of inflation, or other macroeconomic indices or measures. There is no requirement that an exempt board of trade use a clearing organization. However, if contracts on an exempt board of trade are cleared, then it must be through a CFTC-registered derivatives clearing organization. A board of trade electing to operate as an exempt board of trade must file a written notification with the CFTC.

An electronic trading facility, or ETF, is a new form of exchange that operates by means of an electronic or telecommunications network and maintains an automated audit trail of bids, offers, and the matching of orders or the execution of transactions on the ETF. The CEA does not apply to, and the CFTC has no jurisdiction over, transactions on an ETF in certain excluded commodities that are entered into between principals that qualify as eligible contract participants, subject only to CFTC anti-fraud and anti-manipulation authority. In general, excluded commodities include interest rates, currencies, securities, securities indices or other financial, economic or commercial indices or measures.

The manager intends to monitor the development of and opportunities and risks presented by the less-regulated exchanges and exempt boards and may, in the future, allocate a percentage of the Master Fund’s assets to trading in products on these platforms. Provided the Master Fund maintains assets exceeding $5 million, the Master Fund would qualify as an eligible contract participant and thus would be able to trade on such exchanges.

Non-U.S. Futures Exchanges.    Non-U.S. futures exchanges differ in certain respects from their U.S. counterparts. Importantly, non-U.S. futures exchanges are not subject to regulation by the CFTC, but rather are regulated by their home country regulator. In contrast to U.S. designated contract markets, some non-U.S. exchanges are principals’ markets, where trades remain the liability of the traders involved, and the exchange or an affiliated clearing organization, if any, does not become substituted for any party. Due to the absence of a clearing system, such exchanges are significantly more susceptible to disruptions. Further, participants in such markets must often satisfy themselves as to the individual creditworthiness of each entity with which they enter into a trade. Trading on non-U.S. exchanges is often in the currency of the exchange’s home jurisdiction. Consequently, the Master Fund is subject to the additional risk of fluctuations in the exchange rate between such currencies and U.S. dollars and the possibility that exchange controls could be imposed in the future. Trading on non-U.S. exchanges may differ from trading on U.S. exchanges in a variety of ways and, accordingly, may subject the Master Fund to additional risks.

Speculative Position Limits.    The CFTC and U.S. designated contract markets have established limits, referred to as speculative position limits or position limits, on the maximum net long or net short speculative position that any person or group of persons under common trading control (other than a hedger, which the Master Fund is not) may hold, own or control in many commodities. Among the purposes of speculative position limits is to prevent a corner or squeeze on a market or undue influence on prices by any single trader or group of traders. The position limits established by the CFTC apply to certain agricultural commodity positions, such as grains (oats, barley, and flaxseed), soybeans, corn, wheat, cotton, eggs, rye, and potatoes. In addition, U.S. exchanges may set position limits for all commodity interest investments traded on that exchange. Certain clearing organizations also set limits on the total net positions that may be held by a clearing broker. In general, no position limits are in effect in forward or other over-the-counter contract trading or in trading on non-U.S. futures exchanges, although the principals with which the Master Fund and the clearing brokers may trade in such markets may impose such limits as a matter of credit policy. For purposes of determining position limits, the Master Fund’s commodity investments will not be attributable to investors in their own commodity trading.

Daily Price Limits.    Most U.S. futures exchanges (but generally not non-U.S. exchanges or, in the case of forward or over-the-counter contracts, banks or dealers) may limit the amount of fluctuation in some futures contracts or options on futures contract prices during a single trading day. Exchange rules specify what are referred to as daily price fluctuation limits or more commonly, daily limits. The daily limits establish the maximum amount that the price of a futures or options on futures contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures or options on futures contract, no trades may be made at a price beyond the limit. Positions in the futures or options contract may then be taken or liquidated, if at all, only at inordinate expense or if traders are willing to effect trades at or within the limit during the period for trading on such day. Because the daily limit rule governs price movement only for a particular trading day, it does not limit losses and may in fact substantially increase losses because it may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved the daily limit for several consecutive trading days, thus preventing prompt liquidation of positions and subjecting the trader to substantial losses for those days.

Commodity Prices.    Commodity prices are volatile and, although ultimately determined by the interaction of supply and demand, are subject to many other influences, including the psychology of the marketplace and speculative assessments of future world and economic events. Political climate, interest rates, treaties, balance of payments, exchange controls and other governmental interventions as well as numerous other variables affect the commodity markets, and even with comparatively complete information it is impossible for any trader to reliably predict commodity prices.

Regulation.    Futures exchanges in the U.S. are subject to varying degrees of regulation under the CEA depending on whether such exchange is a designated contract market, DTEF, exempt board of trade or ETF. Derivatives clearing organizations are also subject to the CEA and CFTC regulation. The CFTC is the governmental agency charged with responsibility for regulation of futures exchanges and commodity interest trading conducted on those exchanges. The CFTC’s function is to implement the CEA’s objectives of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity interest markets. In addition, the various exchanges and clearing organizations themselves exercise regulatory and supervisory authority over their member firms.

The CFTC possesses exclusive jurisdiction to regulate the activities of commodity pool operators and commodity trading advisors and has adopted regulations with respect to the activities of those persons and/or entities. Under the CEA, a registered commodity pool operator, such as the manager, is required to make annual filings with the CFTC describing its organization, capital structure, management and controlling persons. In addition, the CEA authorizes the CFTC to require and review books and records of, and documents prepared by, registered commodity pool operators. Pursuant to this authority, the CFTC requires commodity pool operators to keep accurate, current and orderly records for each pool that they operate. The CFTC may suspend the registration of a commodity pool operator (1) if the CFTC finds that the operator’s trading practices tend to disrupt orderly market conditions, (2) if any controlling person of the operator is subject to an order of the CFTC denying such person trading privileges on any exchange, and (3) in certain other circumstances. Suspension, restriction or termination of the manager’s registration as a commodity pool operator would prevent it, until that registration were to be reinstated, from managing the Fund and the Master Fund, and might result in the termination of the Fund and the Master Fund. The Fund and the Master Fund are not required to be registered with the CFTC in any capacity.

The CEA gives the CFTC similar authority with respect to the activities of commodity trading advisors. If a trading advisor’s commodity trading advisor registration were to be terminated, restricted or suspended, the trading advisor would be unable, until the registration were to be reinstated, to render trading advice to the Master Fund.

The CEA requires all futures commission merchants, such as the Master Fund’s clearing brokers, to meet and maintain specified fitness and financial requirements, to segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over introducing brokers, or persons who solicit or accept orders for commodity interest trades but who do not accept margin deposits for the execution of trades. The CEA authorizes the CFTC to regulate trading by futures commission merchants and by their officers and directors, permits the CFTC to require action by exchanges in the event of market emergencies, and establishes an administrative procedure under which customers may institute complaints for damages arising from alleged violations of the CEA. The CEA also gives the states powers to enforce its provisions and the regulations of the CFTC.

The Fund’s investors are afforded prescribed rights for reparations under the CEA. Investors may also be able to maintain a private right of action for violations of the CEA. The CFTC has adopted rules implementing the reparation provisions of the CEA, which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker or a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

Pursuant to authority granted in the CEA, the NFA has been formed and registered with the CFTC as a futures association. At the present time, the NFA is the only self-regulatory organization for commodity interest professionals, other than futures exchanges. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers, and their respective associated persons and floor brokers. The manager, the commodity subadvisor, and the Master Fund’s commodity brokers are members of the NFA. As such, they are subject to NFA standards relating to fair trade practices, financial condition and consumer protection. The Fund and the Master Fund are not required to become members of the NFA. As the self-regulatory body of the commodity interest industry, the NFA promulgates rules governing the conduct of professionals and disciplines those professionals that do not comply with these rules. The NFA also arbitrates disputes between members and their customers and conducts registration and fitness screening of applicants for membership and audits of its existing members.

The regulations of the CFTC and the NFA prohibit any representation by a person registered with the CFTC, or by any member of the NFA, that registration with the CFTC, or membership in the NFA, in any respect indicates that the CFTC or the NFA, as the case may be, has approved or endorsed that person or that person’s trading program or objectives. The registrations and memberships of the parties described in this summary must not be considered as constituting any such approval or endorsement. Likewise, no futures exchange has given or will give any similar approval or endorsement.

The regulation of commodity interest trading in the U.S. and other countries is an evolving area of the law. The various statements made in this summary are subject to modification by legislative action and changes in the rules and regulations of the CFTC, the NFA, the futures exchanges, clearing organizations and other regulatory bodies.

The function of the CFTC is to implement the objectives of the CEA of preventing price manipulation and other disruptions to market integrity, avoiding systemic risk, preventing fraud and promoting innovation, competition and financial integrity of transactions. As mentioned above, this regulation, among other things, provides that the trading of commodity interest contracts generally must be upon exchanges designated as contract markets or DTEFs and that all trading on those exchanges must be done by or through exchange members. Under the CFMA, commodity interest trading in some commodities between sophisticated persons may take place on a trading facility not regulated by the CFTC. As a general matter, trading in forward contracts or options on forward contracts or commodities between eligible contract participants is not within the jurisdiction of the CFTC and may therefore be effectively unregulated. The commodity subadvisor and the collateral subadvisor may engage in those transactions on behalf of the Master Fund in reliance on this exclusion from regulation.

In general, the CFTC does not regulate the interbank and forward foreign currency markets with respect to transactions in contracts between certain sophisticated counterparties, such as the Master Fund, or between certain regulated institutions and retail investors. Although U.S. banks are regulated in various ways by the Federal Reserve Board, the Comptroller of the Currency and other U.S. federal and state banking officials, banking authorities do not regulate the forward markets.

While the U.S. government does not currently impose any restrictions on the movements of currencies, it could choose to do so. The imposition or relaxation of exchange controls in various jurisdictions could significantly affect the market for that and other jurisdictions’ currencies. Trading in the interbank market also exposes the Master Fund to a risk of default since failure of a bank with which the Master Fund had entered into a forward contract would likely result in a default and thus possibly substantial losses to the Master Fund.

The CFTC is prohibited by statute from regulating trading on non-U.S. futures exchanges and markets. The CFTC, however, has adopted regulations relating to the marketing of non-U.S. futures contracts in the U.S. These regulations permit certain contracts traded on non-U.S. exchanges to be offered and sold in the U.S., subject to certain exceptions, and in accordance with various requirements.

Debt Instruments

Obligations Issued by the U.S. Government, its Agencies and Instrumentalities.    Obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities include bills, notes and bonds issued by the U.S. Treasury, as well as certain “stripped” or “zero coupon” U.S. Treasury obligations representing future interest or principal payments on U.S. Treasury notes or bonds. Stripped securities are sold at a discount to their “face value” and may exhibit greater price volatility than interest-bearing securities since investors receive no payment until maturity. Obligations of certain agencies and instrumentalities of the U.S. government are supported by the full faith and credit of the U.S. Treasury; others are supported by the right of the issuer to borrow from the U.S. Treasury; others are supported by the discretionary authority of the U.S. government to purchase the agency’s obligations; still others, though issued by an instrumentality chartered by the U.S. government, are supported only by the credit of the instrumentality. The U.S. government may choose not to provide financial support to U.S. government-sponsored agencies or instrumentalities if it is not legally obligated to do so. Even where a security is backed by the full faith and credit of the U.S. Treasury, it does not guarantee the market price of that security, only the payment of principal and/or interest.

Asset-Backed Securities.    Asset-backed securities represent direct or indirect participations in, or are secured by and payable from, pools of assets such as, among other things, motor vehicle installment sales contracts, installment loan contracts, leases of various types of real and personal property, and receivables from revolving credit (credit card) agreements or a combination of the foregoing. These assets are securitized through the use of trusts and special purpose corporations. Credit enhancements, such as various forms of cash collateral accounts or letters of credit, may support payments of principal and interest on asset-backed securities. Although these securities may be supported by letters of credit or other credit enhancements, payment of interest and principal ultimately depends upon individuals paying the underlying loans or accounts, which payment may be affected adversely by general downturns in the economy.

HISTORICAL CORRELATION AND SUPPLEMENTAL PERFORMANCE INFORMATION

The tables and accompanying information on the following pages present certain unaudited historical correlation and historical and hypothetical performance information. The first chart compares the performance of sector indices representing companies in the oil industry and the gold and silver mining industries to the front month futures contract in oil and gold and shows how these stocks have underperformed the underlying commodities which they produce. The next three charts show the diversified commodity exposure of TAPSM and compare the performance of a portfolio managed under the TAPSM methodology with world GDP (gross domestic product) and the CPI (consumer price index). These charts are meant to show the positive impact that growing world production has had on the TAPSM portfolio as well as the relative lack of impact that inflation has had on the TAPSM portfolio. Although TAPSM is positively correlated with inflation, it has been much more strongly affected by the worlds continuing economic growth. Other charts compare the relative volatility and performance of TAPSM with other widely recognized commodity, stock and bond indices. The group of charts in the Supplemental Performance Information section show modeled correlation of TAP PLUSSM—a combination of TAPSM and the risk management program to be employed by the Fund—with widely recognized commodity and securities indices, hypothetical average annual returns of TAP PLUSSM, and the hypothetical effect of adding TAP PLUSTM to a portfolio composed of stocks and bonds. Finally, the hypothetical performance of a $10,000 investment in TAP PLUSSM is shown for the period from December 1995 through December 2005.

The TAPSM performance information was derived from data extracted from the proprietary account of Gresham Asset Management LLC’s founder, Dr. Henry Jarecki, from the inception of the account in January 1987 through December 2005. A number of charts show the proprietary account information from January 1996 through December 2005. During this period, the proprietary account was managed initially by Dr. Jarecki and then by Dr. Jarecki together with Messrs Spencer and Hepworth (while at Gresham). Until September 2004, no management or incentive fees were charged to this account. Had a management fee comparable to the fee to be charged by the Fund been reflected in the charts, the TAPSM performance shown would have been lower.

The charts that include TAP PLUSSM performance are hypothetical because the risk management program to be employed by the Fund has never been applied by Gresham to its actual trading of TAPSM. TAP PLUSSM involves the use of put and call options to moderate risk while generating cash flow for the Fund. The TAP PLUSSM performance in the charts below is adjusted to give effect to the aggregate fees and expenses to be charged to the Fund. Because the commodity subadvisor has never managed an account using the TAP PLUSSM strategy, there is no assurance that the performance of the TAP PLUSSM strategy as employed for the Fund will resemble either the results of TAPSM as reflected in Dr. Jarecki’s proprietary account or in Gresham’s composite performance capsule on pages      and      or the hypothetical performance of TAP PLUSSM as reflected in the charts presented below.

Please refer to the definitions at the end of this section for an explanation of the technical terms used in this section and an explanation of the market indices included in the charts.

Pure Play Stocks Are Not an Effective Proxy for Commodity Exposure

Over the past several years, expanding global production in countries such as China and India has fueled tremendous growth in the broad commodities markets. As a result, many investors have sought to take advantage of the continuing upward trend in commodity prices by investing in the common stocks of companies whose business is focused on the production of commodities. Historically the stocks of companies whose sole business is to produce a single commodity, so called “pure play” companies, have failed to track the returns of the underlying commodities they produce.

Although purchasing commodity related stocks may seem to be an easy and effective way to gain exposure to commodities, the chart below shows the relationship between the front-month futures contracts of oil and gold versus the AMEX Oil Index (XOI) and the Philadelphia Stock Exchange® (PHLX) Gold & Silver Index (XAU), respectively. Historically, these sector indices of energy and mining stocks have underperformed the front-month futures contract of their respective commodity and failed to keep pace with the rise in commodity futures. In particular, the 0.31 correlation of energy stocks to energy futures indicates that the stock market is a poor place to gain exposure to energy.

Oil Stocks vs. Oil Futures (Correlation 0.31)

Gold Stocks vs. Gold Futures (Correlation 0.62)

Source of information: Gresham Investment Management, LLC; BLOOMBERG PROFESSIONAL® Service

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. Indices are unmanaged, cannot accommodate direct investments and do not pay fees or expenses.

The TAPSM Portfolio Offers Exposure to a Diversified Basket of Commodities through a Single Investment

Getting broad exposure to commodity futures is difficult for investors for several reasons. For one, few people actively invest in derivatives. In addition, commodity futures are short maturity claims on real assets that require constant reinvestment and a significant commitment of margin funds to maintain exposure to a diversified set of commodity futures over the long term. Another important point is that historical commodity data is relatively scarce compared to stocks and bonds, despite the fact that commodities have been traded in the United States for over 100 years. The University of Chicago Center for Research in Security Prices has no commodity futures data, nor does Ibbotson Associates. The Tangible Asset Program (TAPSM), now available to the Fund, was implemented in 1987 by Dr. Jarecki, Gresham’s founder. Dr. Jarecki and Gresham have invested and managed funds in TAPSM longer than either the Dow Jones®—AIG Commodity Index® (1998) or the Goldman Sachs Commodity Index (1991) have been in existence.

TAPSM is a diversified commodity investment strategy designed to provide investors with exposure to a broad basket of commodities. At the beginning of each year, Gresham selects the top three commodities from each of the six major commodity groups based on both world production value and dollar value of exchange traded futures. In this process, Gresham places a double-weight on world production value. In doing so, Gresham believes that TAPSM commodity exposure will be particularly driven by economic relevance.

A Diversified Pool of Commodities:

TAPSM 2006 Target Commodity Weights

Energy	%	Industrial Metals	%	Agricultural	%	Livestock	%	Precious Metals	%	Foods & Fibers	%
Crude Oil	19.6	Copper	10.5	Soybeans	4.8	Live Cattle	9.8	Gold	3.9	Cotton	2.0
Natural Gas	9.2	Aluminum	9.6	Wheat	4.7	Lean Hogs	5.2	Silver	1.0	Sugar	1.5
Heating Oil	6.2	Nickel	3.3	Corn	3.9	Feeder Cattle	2.5	Platinum	0.6	Coffee	1.5
TOTAL	35	TOTAL	23.5	TOTAL	13.5	TOTAL	17.5	TOTAL	5.5	TOTAL	5.0

Source of information: Gresham Investment Management, LLC

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. Commodity weights are reset annually and without investor notification. Commodities trading is conducted on regulated exchanges in the United states and abroad. The governing bodies of these exchanges may, from time to time, impose limitations or restrictions on the trading of certain commodities that may result in a temporary limitation of liquidity. This could prevent the Fund from immediately executing trades and/or promptly liquidating positions and could result in losses to the Fund.

TAPSM Returns Have Historically Shown a High Positive Correlation with World GDP Growth

In double-weighting global production values when selecting commodity weights, the TAPSM program seeks to maintain a high correlation with growth in World GDP.

TAPSM Annual Returns vs. World GDP—January 1987 to December 2005

Source of information: Gresham Investment Management, LLC

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Indices are unmanaged, cannot accommodate direct investments and do not pay fees or expenses. The above returns are for Dr. Jarecki’s proprietary account from the inception of TAPSM in January 1987 through December 2005. This account is the largest and longest standing separate account employing the TAPSM methodology. Performance is based on gross results and does not reflect the impact of any management fees or direct expenses associated with a commingled fund structure. These additional fees would result in lower performance results.

The TAPSM Portfolio Has Historically Shown Positive Correlation to Inflation (As Measured by the CPI)

Besides looking to profit from rising commodity prices, investors also seek exposure to real assets as a hedge against inflation. Many traditional asset classes are a poor hedge against inflation over short to medium-term investment horizons. Inflation, particularly unexpected inflation, generally has negative effects on the overall economy, which can hurt equity markets. Bonds also generally suffer during periods of high inflation as the purchasing power of their cash flows is reduced.

The chart below suggests that commodity futures may provide a better hedge against inflation than stocks and bonds. For one, commodity futures represent long exposure to commodity prices, which are all direct components of inflation. In addition, commodity futures have a market price determined by information about foreseeable trends in commodity prices.

TAPSM Returns vs. CPI—January 1987 to December 2005

Source of information: Gresham Investment Management, LLC

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Indices are unmanaged, cannot accommodate direct investments and do not pay fees or expenses. The above returns are for Dr. Jarecki’s proprietary account from the inception of TAPSM in January 1987 through December 2005. This account is the largest and longest standing separate account employing the TAPSM methodology. Performance is based on gross results and does not reflect the impact of any management fees or direct expenses associated with a commingled fund structure. These additional fees would result in lower performance results.

Collateralized Commodity Futures are No More Volatile on Average than Blue Chip Equities

Common perception is that commodity futures are more volatile than equities. In fact, commodity futures whose values are fully collateralized are actually less volatile, on average, than equities. The misconception that commodity futures have excessively volatile returns may be due to the fact that commodity investments are often leveraged as the result of the small amount of margin that is required to hold a futures contract relative to the value of the underlying commodity. Although commodity futures can be volatile in the short run, the underlying assets themselves have historically shown less volatility than equities.

The chart below compares the volatility of TAPSM with the volatility of the Dow Jones Industrial Average (DJIA), which consists of very large and widely held “blue-chip” equities, for the period from January 1987 through December 2005. TAPSM returns have a lower standard deviation than the returns of the DJIA. Taken separately, the average volatility of each component in TAPSM is less than the average volatility of each DJIA constituent.

Volatility: TAPSM vs. DJIA Comparison

January 1987—December 2005

Source of information: Gresham Investment Management, LLC.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. Volatility is measured by Standard Deviation. Indices are unmanaged, cannot accommodate direct investments and do not pay fees or expenses. The above returns are for Dr. Jarecki’s proprietary account from the inception of TAPSM in January 1987 through December 2005. This account is the largest and longest standing account employing the TAPSM methodology. Performance is based on gross results and does not reflect the impact of any management fees or direct expenses associated with a commingled fund structure. These additional fees would result in lower performance results.

The TAPSM Methodology Gives Investors Effective Long Commodity Market Exposure

TAPSM is designed to give investors diversified long exposure to commodities. TAPSM uses a blend of global production value and liquidity to determine its commodity weights. The Dow Jones-AIG Commodity Index (DJ-AIGCI) uses a similar methodology for determining its index; however, TAPSM weightings emphasize liquidity. Like DJ-AIGCI, TAPSM commodity futures contract weights are constrained to ensure that the allocation never becomes overweight in a particular commodity or group. The Goldman Sachs Commodity Index (GSCI) uses only global production value to determine its weighting and does not constrain its commodity allocations. As a result, the GSCI is overweight in energy, with a 75.63% exposure as of (            ). The Commodity Research Bureau Index (CRB) determines commodity weights on a discretionary basis and tends to make a more equal weighting across all major commodity groups than TAPSM, DJ-AIGCI, or the GSCI.

The chart below shows TAPSM’s high correlation with both the DJ-AIGCI and, to a lesser extent, the GSCI.

Correlation: TAPSM vs. Major Commodity Indexes

January 1996—December 2005

Source of information: Gresham Investment Management, LLC; ZEPHYR StyleADVISOR

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS Correlation calculations were made by Nuveen Investments, LLC using data from Gresham Investment Management, LLC and ZEPHYR Style Advisor. The above returns are for Dr. Jarecki’s proprietary account from January 1996 through December 2005. This account is the largest and longest standing account employing the TAPSM methodology. Indices are unmanaged, cannot accommodate direct investments and do not pay fees or expenses.

Supplemental Performance Information

The Fund uses the TAPSM methodology together with a risk management program that is designed to moderate the overall risk and return characteristics of the Master Fund’s commodity investments.

TAP PLUSSM involves the use of put and call options to moderate risk while generating cash flow for the Fund. The hypothetical TAP PLUSSM performance in the charts below is derived by applying the Fund’s risk management program to the performance of Dr. Jarecki’s proprietary account for the periods shown and adjusting the resulting performance to give effect to the aggregate fees and expenses to be charged to the Fund. Because the commodity subadvisor has never managed an account using the TAP PLUSSM strategy, there is no assurance that the performance of the TAP PLUSSM strategy as employed for the Fund will resemble either the results of TAPSM as reflected in Dr. Jarecki’s proprietary account on which the foregoing charts are based or in Gresham’s composite performance capsule on pages          and         , or hypothetical performance of TAP PLUSSM as reflected in the charts presented below. The returns of TAP PLUSSM will not be identical to those of TAPSM. However, as the chart below shows, the TAP PLUSSM still maintains a high positive correlation with overall commodity market returns.

The assumptions made in generating the hypothetical TAP PLUSSM returns shown in the following charts are described on pages 91-92. Please refer to the definitions at the end of this section for an explanation of the technical terms used this section and an explanation of the market indices included in the charts.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

TAP PLUSSM Hypothetical Correlation with TAPSM and Major Commodity Benchmarks

TAP PlusSM Hypothetical Correlation vs. TAPSM and Major Commodity Indexes

January 1996—December 2005

Source of information: Gresham Investment Management, LLC; ZEPHYR StyleADVISOR

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. Correlation calculations were made by Nuveen Investments, LLC using data from Gresham Investment Management, LLC and ZEPHYR Style Advisor. Indices are unmanaged, cannot accommodate direct investments and do not pay fees or expenses.

TAP PLUSSM Has Better Risk-Adjusted Returns than All Major Commodity Indices

The Sharpe Ratio is a commonly accepted means of measuring the risk-adjusted return of a portfolio. The ratio represents the amount of risk taken to generate a given rate of return. A manager with a lower Sharpe Ratio would indicate an investment strategy with comparatively more risk per unit of return than a manager with a higher Sharpe Ratio. In the next chart, the Sharpe Ratio provides a measure of the risk associated with the commodity indices shown compared to TAP PLUSSM.

Hypothetical Sharpe Ratio Comparison

January 1996—December 2005

Source of information: Gresham Investment Management; ZEPHYR StyleADVISOR

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. Sharpe Ratio calculations were made by Nuveen Investments, LLC using data from Gresham Investment Management, LLC and ZEPHYR Style Advisor. Indices are unmanaged, cannot accommodate direct investments and do not pay fees or expenses. If these additional expenses were reflected, the Sharpe Ratio of the commodity indices would be lower since their returns would also be lower.

The next chart shows the total returns (a combination of income and capital gains) on an annual basis for the period from January 1996 through December 2005 of TAPSM and TAP PLUSSM (hypothetical) compared with the returns of other asset classes represented by the S&P 500 Index, the MSCI® EAFE Index® and the Lehman Brothers U.S. Aggregate Index.

The TAP PLUSSM returns in the following charts are hypothetical and thus should not be viewed as an indication of the returns earned by the Fund. TAPSM and TAP PLUSSM are shown net of the fees and expenses that will be applicable to the Fund, while indices (which are unmanaged and cannot accommodate direct investment are shown gross of fees and expenses. The performance of such indices would be lower when compared to TAPSM and TAP PLUSSM if such fees and expenses were reflected in returns of the indices shown in the graph.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL

TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

TAP PLUSSM and TAPSM Offer Hypothetical Average Annual Returns That are Competitive with Stocks and Bonds

Average Annual Return Comparison

January 1996—December 2005

Source of information: Gresham Investment Management, LLC; ZEPHYR StyleADVISOR

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. Correlation calculations were made by Nuveen Investments, LLC using data from Gresham Investment Management, LLC and ZEPHYR Style Advisor. Indices are unmanaged, cannot accommodate direct investments and do not pay fees or expenses.

TAP PLUSSM Should Have a Low Correlation with Traditional Asset Classes Such as Stocks and Bonds

Based on hypothetical back-testing results, the table below indicates that TAP PLUSSM should have a low correlation with stocks and bonds. This means that the Fund’s performance is likely to have little or no relation to the performance of these other asset classes. It does not mean that the Fund will outperform the other asset classes when they are underperforming, that the Fund is a way to hedge against market downturns or that the Fund will perform opposite to the other asset classes. Low correlation is interpreted in this example as the level of relationship between the hypothetical returns of TAP PLUSSM—the Fund’s strategy—and equity and bond markets. In this example, hypothetical TAP PLUSSM returns have little or no relationship with returns in the equity or bond markets.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

Hypothetical Correlation Comparison

January 1996—December 2005

Source of information: Gresham Investment Management, LLC; ZEPHYR StyleADVISOR

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. Correlation calculations were made by Nuveen Investments, LLC using data from Gresham Investment Management, LLC and ZEPHYR Style Advisor. Indices are unmanaged, cannot accommodate direct investments and do not pay fees or expenses.

TAP PLUSSM May Improve the Risk-Adjusted Returns of an Investor’s Portfolio

The projected low correlation of the TAP PLUSSM strategy to traditional assets is important from a risk-return perspective within a portfolio of stocks and bonds. As shown below, adding TAP PLUSSM to a hypothetical portfolio of stocks and bonds may improve portfolio returns and may lower overall volatility.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN

ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

Hypothetical Effect of Adding TAP PLUSSM to a Stock & Bond Portfolio

January 1996—December 2005

	Hypothetical #1	Hypothetical #2	Hypothetical #3
Hypothetical Average Annual Return	8.25%	8.36%	8.44%
Standard Deviation	9.40%	8.62%	7.98%
Sharpe Ratio	0.48	0.54	0.59

Source of information: Gresham Investment Management, LLC; ZEPHYR StyleADVISOR

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. Composite return calculations were made by Nuveen Investments, LLC using data from Gresham Investment Management, LLC and ZEPHYR Style Advisor. Indices are unmanaged, cannot accommodate direct investments and do not pay fees or expenses.

TAP PLUSSM Hypothetical Returns Are Comparable with the Historical Performance of Major Commodity Indexes

TAP PLUSSM overlays the use of options pursuant to the Fund’s risk management program on the TAPSM methodology to improve the risk/reward ratio of TAPSM. Nevertheless, TAP PLUSSM hypothetically would have kept pace over time with the overall growth in the commodity markets. The graph below illustrates hypothetically how TAP PLUSSM shown net of fees and expenses has delivered returns comparable to major commodity indices, which are shown gross of fees and expenses. The performance of the indices would be lower when compared to TAP PLUSSM if such fees and expenses were reflected in the returns of the indices shown in the graph.

TAP PLUSSM Hypothetical Net Returns vs. Major

Commodity Index Gross Returns

Source of information: Gresham Investment Management, LLC; ZEPHYR StyleADVISOR

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. Because commodity indices are unmanaged and do not pay fees or expenses, the performance of the indices would be lower when compared to TAP PLUSSM if such fees and expenses were reflected in the returns of the indices shown in the graph.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY

ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

Hypothetical Performance of $10,000 Investment in TAP PLUSSM Strategy (net of fees and expenses)

Source of information: Gresham Investment Management, LLC

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. This chart contains hypothetical investment results for the period from January 2006 through December 2005 of the TAP PLUSSM strategy to be employed by the Fund. As noted, it is based on the hypothetical effect of the risk management program on TAPSM, as reflected by the performance of Dr. Jarecki’s proprietary account for the period shown. The hypothetical performance of the $10,000 investment shown above has been adjusted to give effect to the fees and expenses to be charged to the Fund.

The assumptions made in generating the hypothetical TAP PLUSSM returns shown in the charts displayed in this section are set forth below. These assumptions should be read in conjunction with the definitions beginning on page 92.

1.	Hypothetical TAP PLUSSM returns use historical futures prices from Bloomberg. While some prices were spot checked against the Commodity Research Bureau (CRB) database, no assurance can be given that all prices were correct or that all prices in the CRB database are correct. The returns also use implied volatilities from Bloomberg calculated using options at the closest available strike prices above and below the current price of the most active future in the underlying commodity. Implied volatility samples were tested for accuracy using historical data run through an option pricing model.

2.	Hypothetical TAP PLUSSM returns assume the availability of call options at any possible strike price to permit the testing of the interplay between strike price, risk and premium income. These results do not reflect actual market executions and may not be able to be replicated under normal market conditions. Orders to sell options at strike prices at a fixed distance from prevailing futures prices may result in the sale of some options nearer to and further from that distance.

3.	The availability of call options on every commodity futures or forward contract is assumed. However, platinum futures, which currently represent 0.61% of TAP, do not have actively traded options. The returns assume that three month call options could have been sold in the OTC market for approximately 1% of notional value. No assurance can be given that such options could be consistently sold at those levels.

4.	The returns assume that all call options were sold at the same volatilities and prices regardless of how far from prevailing futures prices they were struck. This is a conservative assumption, since ordinarily the volatility and price of a call option increase as the strike price moves farther from the prevailing futures price. To the extent that the volatility and price of call options decline as the strike price goes farther from prevailing futures prices, this assumption may be optimistic and the hypothetical returns would be more difficult to achieve.

5.	The returns assume that options can be traded with a 2% bid/ask spread, which by some accounts is considered a wide spread in liquid markets for active month options struck within 10% of prevailing futures prices. There is no assurance that the liquidity of the options markets will not decrease to the point where this assumption proves overly optimistic.

6.	The returns assume that call options that expire or are exercised are immediately replaceable in the market and will never be exercised early. While the markets for futures options are liquid, the replacement of the options could take more than one day, and while early exercise of calls is relatively infrequent, it would leave the Fund without a continuous short position in the option, which the returns assume.

7.	The returns assume that OTC put options are available at an annual cost of 2.55%. Such OTC options would not have been available at any price in 1995, the first year simulated, but the assumed cost is nonetheless a conservative estimate. The cost would generally be less in periods when commodity returns are less volatile and more when commodity returns are more volatile. Recently, commodity prices have been more volatile than has historically been the norm. If commodity prices continue at current levels of volatility, the returns of the Fund will be lower than the hypothetical returns shown.

8.	The returns assume annual transaction costs for TAP PLUSSM of 0.48%. Hypothetical transaction costs for TAP PLUSSM have not exceeded 0.15% for the last two years but were significantly higher during the early years of the simulation. There is no assurance that transaction costs will not be higher in the future. TAP PLUSSM transaction costs will be at least 50% higher than those of TAPSM because of increased costs of the risk management program.

9.	The returns have been adjusted to give effect to the aggregate fees and expenses to be charged to the Fund.

Definition of Terms Used in the Historical Correlation and Supplemental Performance Information Section—Please note that indices do not take into account any fees and expenses of investing in the individual securities that they track, and that individuals cannot invest directly in any index. The trademarks listed in this document are the property of their respective owners.

AMEX Oil Index (XOI)—Designed to represent a cross section of widely-held corporations involved in various phases of the oil industry.

Consumer Price Index—Consumer Price Index for All Urban Consumers not seasonally adjusted.

Dow Jones®-AIG Commodity Index (DJ-AIGCI)®—Diversified benchmark for commodities as an asset class and is published by Dow Jones. The DJ-AIGCI is composed of futures contracts on 20 physical commodities. No single commodity allocation can exceed 33%. The DJ-AIGCI is composed of commodities traded on U.S. exchanges, with the exception of aluminum, nickel and zinc, which trade on the London Metal Exchange (LME). To determine its component weightings, the DJ-AIGCI relies primarily on liquidity data, or the relative amount of trading activity of a particular commodity.

Dow Jones Industrial Average (DJIA)®—Dow Jones Industrial Average—A price-weighted average of 30 actively traded blue-chip stocks, primarily industrials, including stocks that trade on the New York Stock Exchange.

Goldman Sachs Commodity Index (GSCI) ®—The GSCI is a world production-weighted index, the analogue to market capitalization weighting for equities. The GSCI is published by Goldman Sachs. Currently, the GSCI includes 24 commodity futures contracts in the five major commodity groups.

Lehman Brothers U.S. Aggregate Index—The Lehman Brothers U.S. Aggregate Index represents fixed-income securities that are U.S. domestic, taxable, and dollar denominated. The index covers the U.S. investment-grade fixed-rate bond market, with index components for government and corporate securities, mortgage pass-

through securities and asset-backed securities. Performance data of this index do not include reinvestment of interest.

MSCI® EAFE® Index—The MSCI EAFE® Index (Europe, Australasia, Far East) is a free float-adjusted market-capitalization index that is designed to measure developed market equity performance, excluding the U.S. & Canada. As of July 2006, the MSCI EAFE Index consisted of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom.

Philadelphia Stock Exchange® (PHLX) Gold & Silver Sector Index (XAU)—A capitalization-weighted index composed of 16 companies involved in the gold and silver mining industry.

Reuters/Jefferies Commodity Research Bureau Index (CRB)—The history of the Reuters/Jefferies CRB Index dates back to 1957, when the Commodity Research Bureau constructed an index comprised of 28 commodities that made its inaugural appearance in the 1958 CRB Commodity Year Book. It is designed to provide timely and accurate representation of a long-only, broadly diversified investment in commodities through a transparent and disciplined calculation methodology. A major reconstitution of the Index was undertaken in July 2005. Commodity weights are determined on a discretionary basis.

S&P 500 Index—Consists of 500 stocks chosen for market size, liquidity, and industry group representation. It is a float-adjusted market value-weighted index (stock price times float-adjusted number of shares outstanding), with each stock’s weight in the Index proportionate to its float-adjusted market value. The “500” is one of the most widely used benchmarks of U.S. equity performance. Performance data of this index include reinvestment of all dividends and capital gain distributions.

World GDP—An annual measure of the aggregate value of all final goods and services produced worldwide in a given year. Statistics provided by International Monetary Fund (IMF).

Standard Deviation—Standard Deviation is a statistical measure of portfolio risk. Standard Deviation is equal to the square root of the Variance. It reflects the average deviation of the observations from their sample mean. In the case of portfolio performance, the Standard Deviation describes the average deviation of the portfolio returns from the mean portfolio return over a certain period of time. Standard Deviation measures the typical width of this range of returns. The wider the typical range of returns, the higher the Standard Deviation of returns, and the higher the portfolio risk.

Sharpe Ratio—Sharpe Ratio is a measure of the risk-adjusted return of a portfolio. The ratio represents the return gained per unit of risk taken. The Sharpe ratio can be used to compare the performance of managers. Managers with the same excess return for a period but different levels of risk will have Sharpe ratios that reflect the difference in the level of risk. The performance of the manager with the lower Sharpe ratio would be interpreted as exhibiting comparatively more risk for the desired return compared to the other manager. If the two managers had the same level of risk but different levels of excess return, the manager with the higher Sharpe ratio would be preferable because the manager achieved a higher return with the same level of risk as the other manager. The Sharpe ratio is most helpful when comparing managers with both different returns and different levels of risk. In this case, the Sharpe ratio provides a per-unit measure of the two managers that enables a comparison. The ratio is equal to the excess return divided by the Standard Deviation of the portfolio.

Correlation—Correlation is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of -0- means no relationship can be found between the movement in the index and the movement in the portfolio’s performance.

GLOSSARY OF DEFINED TERMS

In this prospectus, each of the following terms have the meanings set forth after such term:

Book Entry System:    The Federal Reserve Treasury Book Entry System for U.S. and federal agency securities.

CFTC:    Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

Clearing Broker:    The entity responsible for assuring that futures and option trades are properly processed and recorded or “cleared” by the clearinghouse affiliated with the exchange on which the trades took place.

Clearing House:     Any clearing association, corporation or other entity that, with respect to a derivatives contract, enables each party to such contract to substitute, through novation, the credit of the clearing house for the credit of the parties, arranges or provides, on a multilateral basis, for the settlement or netting of obligations resulting from such contracts, or otherwise provides clearing services or arrangements that mutualize or transfer among participants in the clearing house the credit risk arising from such contracts.

Code:    The Internal Revenue Code of 1986, as amended.

Commodity Broker:    The entity responsible for holding the client’s funds deposited with it as margin for trades and, if the commodity broker is also a clearing commodity broker, for assuring that futures and options trades for a client are properly processed and recorded or “cleared” by the clearing house affiliated with the exchange on which the trades took place. In the U.S., commodity brokers are registered under the Commodity Exchange Act as futures commission merchants.

Commodity Pool:    An enterprise in which several investors contribute funds in order to trade commodity futures contracts or options on commodity futures contracts, collectively.

Commodity Pool Operator:    Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar form of enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of investing in any commodity for future delivery or commodity option on or subject to the rules of any contract market.

Commodity Trading Advisor:    Any person who for compensation or profit engages in the business of advising others, either directly or through publications or writing, or electronic media, as to the value or the advisability of investing in any contract of sale of a commodity for future delivery or commodity option thereon made on or subject to the rules of any contract market.

DTC:    The Depository Trust Company. It is anticipated that DTC will act as the securities depository for the shares.

Forward Contract:    A supply contract between principals, not necessarily traded on an exchange, to buy or sell a specified quantity of a commodity at or before a specified date at a specified price.

Fund:    Nuveen Commodities Income and Growth Fund, a Delaware statutory trust.

Futures Contract:    A standardized contract traded on an exchange that calls for the future delivery or cash settlement of a specified quantity of a commodity at a specified time and place.

Gresham:    Gresham Investment Management, LLC, a Delaware limited liability company, registered as a commodity trading advisor and serving as a subadvisor to the Fund.

Investor:    Beneficial owner of the shares.

Limited Liability Company (LLC):    A type of business ownership combining several features of corporation and partnership structures.

LLC Agreement:    Form of the Limited Liability Company Agreement.

Manager:    Nuveen Commodities Asset Management, LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator and Commodity Trading Advisor, and which controls the investments and other decisions of the Fund and the Master Fund.

Margin:    A good faith deposit to secure the performance under a futures contract.

Margin Call:    A demand for funds in addition to the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular commodity exchange or commodity broker.

Master Fund:    Nuveen Commodities Income and Growth Master Fund LLC, a Delaware LLC.

Master Fund Units:    Unit of fractional undivided beneficial interest in and ownership of the Master Fund.

NASAA:    North American Securities Administrators Association, Inc.

Net Asset Value:    Net Asset Value of the Fund and/or the Master Fund.

NFA:    National Futures Association, a self-regulatory membership organization that regulates the commodity industry.

Notional Value:    The contract values of the long commodity futures and forward contracts that the Fund purchases. For instance, if the Fund purchases a futures contract for 100 troy ounces of gold on the Comex Division of the New York Mercantile Exchange in a particular delivery month at $500 per ounce, the notional value of that contract, or the Fund’s obligation to pay for delivery of the gold if the Fund stands for delivery is $50,000.

NSCC:    National Securities Clearing Corporation.

Option on Futures:    The right, but not the obligation, to buy or sell a futures contract or forward contract at a specified price on or before a specified date.

Over-the-Counter (OTC) Contract:    A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is traded over-the-counter or off organized exchanges.

SEC:    United States Securities and Exchange Commission.

Secondary Market:    The stock exchanges and the over-the-counter market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in the secondary markets.

Shares:    Unit of fractional undivided beneficial interest in and ownership of the Fund.

Subadvisors:    A collective term to refer to both the collateral subadvisor and the commodity subadvisor.

Treasuries:    Short-term securities issued by the U.S. Treasury.

Treasury Regulations:    Treasury Regulations promulgated under the Code.

Valuation Day:    Any day as of which the Fund calculates its net asset value.

You:    The owner of shares.

REPORT OF THE INDEPENDENT AUDITORS

[To be furnished by amendment]

Where You Can Find More Information

The manager has filed on behalf of the Fund a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Fund, the Master Fund or the shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Fund, the Master Fund and the shares can also be obtained from the Fund’s website, which is www.nuveen.com. The Fund’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Fund is subject to the informational requirements of the Exchange Act and the manager and the Fund will each, on behalf of the Fund, file certain reports and other information with the SEC (including annual and quarterly reports) and with the CFTC (including monthly shareholder statements). The reports and other information filed with the SEC can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, D.C. 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, N.E., Room 1580 Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

[            ] Shares

Nuveen Commodities Income and Growth Fund

Nuveen Commodities Income and Growth Master Fund LLC

             Common Stock

P R O S P E C T U S

[                 ,] 2006

Nuveen Investments, LLC

PART II

Information Not Required in the Prospectus

Item 13.	Other Expenses of Issuance and Distribution

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the Shares pursuant to the prospectus contained in this registration statement.

Amount
SEC registration fee (actual)		$2,675
NASD filing fees		3,000
Blue Sky expenses		*
Accountants’ fees and expenses		*
Legal fees and expenses		*
Printing and engraving expenses		*
Miscellaneous expenses		*

Total	$	*

*	To be provided by amendment

Item 14.	Indemnification of Directors and Officers

The Declaration of Trust provides that the Fund will indemnify and hold harmless the Manager and each officer, director, employee and agent thereof and their respective legal representatives and successors (hereinafter referred to as a “Covered Person”) against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of an alleged act or omission as a manager or officer thereof or by reason of its being or having been such a manager or officer.

However the Fund will not indemnity a Covered Person with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interest of the Fund, and except that no Covered Person shall be indemnified against any liability to the Fund or shareholders to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office.

Item 15.	Recent Sales of Unregistered Securities

Not Applicable.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits

1.1*	Underwriting Agreement.

4.1*	Form of the Declaration of Trust of the Fund.

4.2*	Form of the LLC Agreement of the Master Fund.

5.1*	Opinion of ____________ relating to the legality of the Shares

8.1*	Opinion and consent of Bell, Boyd & Lloyd LLC with respect to federal income tax consequences.

10.1*	Form of Investment Sub-Advisory Agreement.

10.2*	Form of Custodian Agreement.

10.3*	Form of Shareholder Transfer Agency and Service Agreement.

23.1*	Consent of ___________ (included in Exhibit 5.1).

23.3*	Consent of Accountant.

*	To be filed by amendment.

(b) Financial Statement Schedules

Financial statement schedules are not applicable because the registrant has no operating history and no assets.

Item 17.	Undertakings

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant and Co-Registrant have duly caused this pre-effective amendment no. 2 to the registration statement on Form S-1 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Chicago, state of Illinois, on July 12, 2006.

Nuveen Commodities Income and Growth Fund

By:	Nuveen Commodities Asset Management, LLC its managing owner

By:	/s/ John P. Amboian
Director and Principal Executive Officer

Nuveen Commodities Income and Growth Master Fund LLC

By:	Nuveen Commodities Asset Management, LLC its managing owner

By:	/s/ John P. Amboian
Director and Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this pre-effective amendment no. 2 to the registration statement on Form S-1 has been signed by the following persons on behalf of the managing owner of the Registrant and Co-Registrant in the capacities and on the dates indicated.

Nuveen Commodities Asset Management, LLC Managing Owner of Registrant and Co-Registrant

/s/ John P. Amboian
Director and Principal Executive Officer July 12, 2006

EXHIBIT INDEX

1.1*	Underwriting Agreement.

4.1*	Form of the Declaration of Trust of the registrant.

4.2*	Form of LLC Agreement of the Master Fund.

5.1*	Opinion of ____________ relating to the legality of the Shares.

8.1*	Opinion and consent of Bell, Boyd & Lloyd LLC with respect to federal income tax consequences.

10.1*	Form of Investment Sub-Advisory Agreement.

10.2*	Form of Custodian Agreement.

10.3*	Form of Shareholder Transfer Agency and Service Agreement.

23.1*	Consent of ___________ (included in Exhibit 5.1).

23.3*	Consent of Accountant.

*	To be filed by amendment.